PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED AUGUST 25, 2005)

                                  $822,144,700
                                  (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2006-A1
                                 ISSUING ENTITY
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A1

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                                   ----------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates will represent interests in the J.P. Morgan Mortgage Trust 2006-A1 only and will not represent an interest in, or an obligation of,
J.P. Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition
Corp., J.P. Morgan Securities Inc. or any other entity.
--------------------------------------------------------------------------------

J.P. Morgan Mortgage Trust 2006-A1 will issue:

o Fifteen classes of senior certificates, including a class of interest- only certificates and a class of certificates entitled to prepayment penalties; and

o   Six classes of subordinate certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts thereof and interest rates thereon are listed in the table on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under "Summary--Offered Certificates" and not to the other classes of certificates listed under "Summary--Non-Offered Certificates".

The assets of the issuing entity will primarily consist of three pools of conventional, adjustable rate, fully amortizing mortgage loans secured by first liens on one- to four-family residential properties having the additional characteristics described in "Description of the Mortgage Pools" in this prospectus supplement.

Principal and interest on the certificates will be payable monthly, beginning on the distribution date in February 2006, as described in this prospectus supplement. Credit enhancement for the offered certificates will consist of subordination and limited cross-collateralization.

The certificates offered by this prospectus supplement will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 99.95% of their initial principal balance, before deducting expenses estimated to be $630,000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made on or about January 30, 2006 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

                                   ----------

                                    JPMorgan

JANUARY 26, 2006

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

         You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20548. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the
SEC:

           Woolworth Building           Chicago Regional Office
           233 Broadway                 Citicorp Center
           New York, New York 10279     500 West Madison Street, Suite 1400
                                        Chicago, Illinois 60661

         Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

         This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                                JPMSI OPERATIONS
                            10 SOUTH DEARBORN STREET
                               MAIL CODE IL1-0237
                             CHICAGO, ILLINOIS 60670
                                 (312) 732-8505

         You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY ..............................................................      S-1
RISK FACTORS .........................................................     S-10
GLOSSARY OF DEFINED TERMS ............................................     S-16
DESCRIPTION OF THE MORTGAGE POOLS ....................................     S-16
     General .........................................................     S-16
     The Mortgage Loans ..............................................     S-16
     The Pledged Asset Loans .........................................     S-18
     The Indices .....................................................     S-22
     Assignment of the Mortgage Loans ................................     S-22
DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS .......     S-23
STATIC POOL INFORMATION ..............................................     S-24
THE ORIGINATORS ......................................................     S-24
DESCRIPTION OF THE CERTIFICATES ......................................     S-44
     General .........................................................     S-44
     Book-Entry Certificates .........................................     S-45
     Available Distribution Amount ...................................     S-47
     Distributions of Interest .......................................     S-47
     Distributions of Principal ......................................     S-49
     Priority of Distributions .......................................     S-49
     Limited Cross-Collateralization Among the Mortgage Pools ........     S-52
     Subordination of the Payment of the Subordinate Certificates ....     S-53
     Allocation of Losses ............................................     S-53
     Reports to Certificateholders ...................................     S-54
     Expected Final Distribution Date ................................     S-56
     Final Scheduled Distribution Date ...............................     S-56
     Optional Clean-Up Call ..........................................     S-56
     Voting Rights ...................................................     S-56
THE ISSUING ENTITY ...................................................     S-57
THE TRUSTEE ..........................................................     S-57
THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR .................     S-58
     Master Servicer .................................................     S-59
     Securities Administrator ........................................     S-59
THE DEPOSITOR ........................................................     S-59
THE SPONSOR AND SELLER ...............................................     S-60
     General .........................................................     S-60
     Securitization Activities of the Sponsor ........................     S-60
AFFILIATES AND RELATED TRANSACTIONS ..................................     S-60
THE SERVICERS ........................................................     S-60
     General .........................................................     S-60
     PHH Mortgage Corporation ........................................     S-61
     Wells Fargo Bank, N.A ...........................................     S-62
     Countrywide Home Loans Servicing LP. ............................     S-64
     JPMorgan Chase Bank, N.A ........................................     S-68
SERVICING OF THE MORTGAGE LOANS ......................................     S-71
     Servicing and Collection Procedures .............................     S-71
     Accounts ........................................................     S-72
     Flow of Funds ...................................................     S-72
     Compensating Interest to be Paid by the Servicers in Connection
      with Certain Prepaid Mortgage Loans ............................     S-73
     Advances ........................................................     S-73
     Compliance with Applicable Servicing Criteria and Servicer
      Attestation ....................................................     S-74
     Master Servicer Default; Servicer Default .......................     S-74
     Resignation of Servicers; Assignment and Merger .................     S-75
FEES AND EXPENSES OF THE ISSUING ENTITY ..............................     S-75
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE ..........................     S-76
     Yield Considerations ............................................     S-76
     Subordination of the Offered Subordinate Certificates ...........     S-78
     Weighted Average Life ...........................................     S-79
     Structuring Assumptions .........................................     S-79
     Sensitivity of the Class 3-A-X Certificates .....................     S-80
USE OF PROCEEDS ......................................................     S-81
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .............................     S-81
     General .........................................................     S-81
     The Class A-R Certificates ......................................     S-81
     Other Taxes .....................................................     S-82
ERISA MATTERS ........................................................     S-82
METHOD OF DISTRIBUTION ...............................................     S-85
LEGAL MATTERS ........................................................     S-85
LEGAL PROCEEDINGS ....................................................     S-85
RATINGS ..............................................................     S-85
LEGAL INVESTMENT .....................................................     S-86
GLOSSARY OF DEFINED TERMS ............................................     S-87
Annex A:  Certain Characteristics of the Mortgage Loans ..............      A-1
Annex B-1: Assumed Mortgage Loan Characteristics .....................      B-1
Annex B-2: Principal Amount Decrement Tables .........................      B-3

                                TABLE OF CONTENTS

                                   PROSPECTUS

RISK FACTORS .........................................................       6
THE TRUST FUND .......................................................      10
     General .........................................................      10
     The Loans .......................................................      12
     Modification of Loans ...........................................      19
     Agency Securities ...............................................      19
     Private Mortgage-Backed Securities ..............................      26
     Representations by Sellers or Originators; Repurchases ..........      28
     Substitution of Trust Fund Assets ...............................      30
USE OF PROCEEDS ......................................................      30
THE DEPOSITOR ........................................................      31
DESCRIPTION OF THE SECURITIES ........................................      31
     General .........................................................      31
     Distributions on Securities .....................................      34
     Advances ........................................................      36
     Reports to Securityholders ......................................      37
     Categories of Classes of Securities .............................      38
     Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes ........................................................      41
     LIBOR ...........................................................      41
     COFI ............................................................      43
     Treasury Index ..................................................      44
     Prime Rate ......................................................      45
     Book-Entry Registration of Securities ...........................      45
CREDIT ENHANCEMENT ...................................................      49
     General .........................................................      49
     Subordination ...................................................      50
     Letter of Credit ................................................      51
     Insurance Policies, Surety Bonds and Guaranties .................      51
     Over-Collateralization ..........................................      52
     Spread Account ..................................................      52
     Reserve Accounts ................................................      52
     Pool Insurance Policies .........................................      54
     Cross-Collateralization .........................................      56
     Other Insurance, Surety Bonds, Guaranties, and Letters of Credit       57
     Derivative Products .............................................      57
YIELD AND PREPAYMENT CONSIDERATIONS ..................................      57
THE AGREEMENTS .......................................................      60
     Assignment of the Trust Fund Assets .............................      60
     No Recourse to Sellers, Originators, Depositor or Master
      Servicer .......................................................      63
     Payments on Loans; Deposits to Security Account .................      63
     Pre-Funding Account .............................................      66
     Sub-Servicing by Sellers ........................................      67
     Hazard Insurance ................................................      67
     Realization Upon Defaulted Loans ................................      70
     Servicing and Other Compensation and Payment of Expenses ........      71
     Evidence as to Compliance .......................................      72
     Matters Regarding the Master Servicer and the Depositor .........      72
     Events of Default; Rights upon Event of Default .................      73
     Amendment .......................................................      76
     Termination; Optional Termination ...............................      77
     The Trustee .....................................................      78
MATERIAL LEGAL ASPECTS OF THE LOANS ..................................      79
     General .........................................................      79
     Foreclosure/Repossession ........................................      80
     Environmental Risks .............................................      83
     Rights of Redemption ............................................      84
     Anti-deficiency Legislation and Other Limitations on Lenders ....      84
     Due-on-Sale Clauses .............................................      86
     Enforceability of Prepayment and Late Payment Fees ..............      86
     Applicability of Usury Laws .....................................      87
     The Contracts ...................................................      87
     Installment Contracts ...........................................      90
     Servicemembers Civil Relief Act .................................      91
     Junior Mortgages; Rights of Senior Mortgagees ...................      91
     Commercial Loans ................................................      92
     The Title I Program .............................................      94
     Consumer Protection Laws ........................................      98
MATERIAL FEDERAL INCOME TAX CONSEQUENCES .............................      98
     General .........................................................      98
     Taxation of Debt Securities .....................................     100
     Taxation of the REMIC and Its Holders ...........................     106
     REMIC Expenses; Single Class REMICS .............................     107
     Taxation of the REMIC ...........................................     108
     Taxation of Holders of Residual Interest Securities .............     110
     Administrative Matters ..........................................     114
     Tax Status as a Grantor Trust ...................................     114
     Sale or Exchange ................................................     117
     Miscellaneous Tax Aspects .......................................     118
     Tax Treatment of Foreign Investors ..............................     119
     Tax Characterization of the Trust Fund as a Partnership .........     120
     Tax Consequences to Holders of the Notes ........................     120
     Tax Consequences to Holders of the Certificates .................     123

STATE TAX CONSIDERATIONS .............................................     128
ERISA CONSIDERATIONS .................................................     128
     General .........................................................     128
     Prohibited Transactions .........................................     129
     Plan Asset Regulation ...........................................     129
     Prohibited Transaction Exemption 83-1 ...........................     130
     The Underwriter's Exemption .....................................     132
     Insurance Company Purchasers ....................................     135
     Consultation with Counsel .......................................     135
LEGAL INVESTMENT .....................................................     136
METHOD OF DISTRIBUTION ...............................................     138
LEGAL MATTERS ........................................................     139
FINANCIAL INFORMATION ................................................     139
RATING ...............................................................     140
WHERE YOU CAN FIND MORE INFORMATION ..................................     141
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ......................     141
GLOSSARY .............................................................     142

                    (THIS PAGE WAS INTENTIONALLY LEFT BLANK]

                                     SUMMARY

         This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                           SERIES 2006-A1 CERTIFICATES

         The Mortgage Pass-Through Certificates, Series 2006-A1 consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under "Offered Certificates" are being offered by this prospectus supplement:

                                                           OFFERED CERTIFICATES
              -------------------------------------------------------------------------------------------------------------
                                              APPROXIMATE
               INITIAL CLASS      RELATED       INITIAL        SUMMARY
                 PRINCIPAL       MORTGAGE       INTEREST    INTEREST RATE                                S&P       FITCH
   CLASS         AMOUNT(1)         POOL         RATE(%)        FORMULA            DESIGNATION        RATING(10)  RATING(10)
------------  ---------------  -------------  -----------  ---------------  -----------------------  ----------  ----------
Class 1-A-1   $    38,810,500        1           4.836%           (2)       Super Senior/Sequential     AAA         AAA
Class 1-A-2   $    12,741,000        1           4.836%           (2)       Super Senior/Sequential     AAA         AAA
Class 1-A-3   $     2,429,200        1           4.836%           (2)           Senior Support          AAA         AAA
Class 2-A-1   $   100,000,000        2           5.407%           (3)       Super Senior/Sequential     AAA         AAA
Class 2-A-2   $   238,001,800        2           5.407%           (3)       Super Senior/Sequential     AAA         AAA
Class 2-A-3   $    30,924,300        2           5.407%           (3)       Super Senior/Sequential     AAA         AAA
Class 2-A-4   $   104,514,000        2           5.407%           (3)       Super Senior/Sequential     AAA         AAA
Class 2-A-5   $    22,308,800        2           5.407%           (3)           Senior Support          AAA         AAA
Class 3-A-1   $   119,738,900        3           5.639%           (4)       Super Senior/Sequential     AAA         AAA
Class 3-A-2   $    61,646,400        3           5.639%           (4)       Super Senior/Sequential     AAA         AAA
Class 3-A-3   $    51,779,000        3           5.400%           (5)       Super Senior/Sequential     AAA         AAA
Class 3-A-4   $    10,986,800        3           5.639%           (4)           Senior Support          AAA         AAA
Class 3-A-X                (6)       3           0.239%           (7)        Senior/Interest-Only       AAA         AAA
Class B-1     $    16,625,900      1,2,3         5.440%           (8)             Subordinate            AA         (11)
Class B-2     $     6,650,300      1,2,3         5.440%           (8)             Subordinate            A          (11)
Class B-3     $     4,987,700      1,2,3         5.440%           (8)             Subordinate           BBB         (11)
Class A-R     $           100        1           4.836%           (2)           Senior/Residual         AAA         AAA

                                                         NON-OFFERED CERTIFICATES

Class B-4     $     3,740,800      1,2,3         5.440%           (8)             Subordinate            BB         (11)
Class B-5     $     2,909,500      1,2,3         5.440%           (8)             Subordinate            B          (11)
Class B-6     $     2,494,024      1,2,3         5.440%           (8)             Subordinate        Not Rated      (11)
Class P       $           100       (9)          5.407%           (3)          Senior/Prepayment        AAA         AAA
                                                                                   Penalties

----------
(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2) Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates based upon the weighted average of the net interest rates on the pool 1 mortgage loans, as described in this prospectus supplement.

(3) Interest will accrue on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class P Certificates based upon the weighted average of the net interest rates on the pool 2 mortgage loans, as described in this prospectus supplement.

(4) Interest will accrue on the Class 3-A-1, Class 3-A-2 and Class 3-A-4 Certificates based upon the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(5) The per annum certificate interest rate applicable to the Class 3-A-3 Certificates for each distribution date on or prior to the distribution date in August 2012 will equal the lesser of (a) 5.400% and (b) the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement. Commencing with the accrual period related to the distribution date in September 2012, the certificate interest rate applicable to the Class 3-A-3 Certificates will equal the weighted average of the net interest rates on the pool 3 mortgage loans, as described in this prospectus supplement.

(6) The Class 3-A-X Certificates are interest-only certificates and will accrue interest on the Class 3-A-X Notional Amount, which is initially equal to approximately $51,779,000, calculated as described in "Glossary of Defined Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(7) The initial per annum certificate interest rate on the Class 3-A-X Certificates is expected to be approximately 0.239%. For each distribution date on or prior to the distribution date in August 2012, the per annum certificate interest rate on these certificates will be equal to the excess, if any, of (i) the weighted average of the net interest rates on the pool 3 mortgage loans over (ii) the certificate interest rate applicable to the Class 3-A-3 Certificates on such distribution date. Commencing with the accrual period related to the distribution date in September 2012, the certificate interest rate applicable to the Class 3-A-X Certificates will be zero and the Class 3-A-X Certificates will no longer be entitled to receive distributions of interest.

(8) Interest will accrue on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates based upon the weighted average of the net interest rates on all of the Pool 1, Pool 2 and Pool 3 mortgage loans, as described in this prospectus supplement.

(9) The Class P Certificates receive payments of principal and interest from the pool 2 mortgage loans and will be entitled to the prepayment penalties on the mortgage loans in all mortgage pools.

(10) The ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

(11) Such rating agency has not been asked to rate these certificates.

         The Mortgage Pass-Through Certificates, Series 2006-A1 will also have the following characteristics:

                                                                         FINAL
                                DELAY/    INTEREST   EXPECTED FINAL    SCHEDULED      MINIMUM
                               ACCRUAL    ACCRUAL     DISTRIBUTION   DISTRIBUTION   DENOMINATION   INCREMENTAL
   CLASS      RECORD DATE(1)  PERIOD(2)  CONVENTION      DATE(3)        DATE(4)         (5)       DENOMINATIONS    CUSIP
------------  --------------  ---------  ----------  --------------  -------------  ------------  -------------  ---------
Class 1-A-1         CM         24 day      30/360      August 2010   February 2036  $    100,000  $           1  466247E33
Class 1-A-2         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247E41
Class 1-A-3         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247E58
Class 2-A-1         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247E66
Class 2-A-2         CM         24 day      30/360       May 2009     February 2036  $    100,000  $           1  466247E74
Class 2-A-3         CM         24 day      30/360      April 2010    February 2036  $    100,000  $           1  466247E82
Class 2-A-4         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247E90
Class 2-A-5         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247F24
Class 3-A-1         CM         24 day      30/360       May 2009     February 2036  $    100,000  $           1  466247F40
Class 3-A-2         CM         24 day      30/360     January 2011   February 2036  $    100,000  $           1  466247F57
Class 3-A-3         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247F65
Class 3-A-4         CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247F73
Class 3-A-X         CM         24 day      30/360      August 2012   February 2036  $    100,000  $           1  466247F81
Class B-1           CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247F99
Class B-2           CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247G23
Class B-3           CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247G31
Class A-R           CM         24 day      30/360     February 2016  February 2036  $        100             NA  466247G49

                  NON-OFFERED CERTIFICATES

Class B-4           CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247G56
Class B-5           CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247G64
Class B-6           CM         24 day      30/360     February 2016  February 2036  $    100,000  $           1  466247G72
Class P             CM         24 day      30/360     February 2016  February 2036  $        100             NA  466247G80

(1) CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2) 24 Day = For any distribution date, the interest accrual period will be the calendar month preceding that distribution date.

(3) Calculated as described in this prospectus supplement under "Description of the Certificates -- Expected Final Distribution Date"

(4) Calculated as described in this prospectus supplement under "Description of the Certificates -- Final Scheduled Distribution Date"

(5) The Class A-R and Class P Certificates will be issued in definitive, fully registered form, representing the entire percentage interest of such class.

The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth under "Description of the Certificates -- General" in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

The certificates represent ownership interests in an issuing entity which will consist primarily of three separate pools of mortgage loans. "Pool 1", "pool 2" and "pool 3" together are sometimes referred to in this prospectus supplement as the "aggregate pool".

Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization Among the Mortgage Pools" below, distributions to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates will be solely derived from collections on the pool 1 mortgage loans, distributions to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4 and Class 2-A-5 Certificates will be solely derived from collections on the pool 2 mortgage loans and distributions to the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4 and Class 3-A-X Certificates will be solely derived from collections on the pool 3 mortgage loans. Collections from all of the mortgage loans will be available to make distributions on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. The Class P Certificates will be entitled to payments of principal and interest from the pool 2 mortgage loans and payment of any prepayment penalties from all of the mortgage loans.

Unless otherwise specified, whenever reference is made herein to a percentage of some or all of the mortgage loans or some or all of the mortgage loans in a pool, such percentage is determined on the basis of the stated principal balance of the mortgage loans in the aggregate pool or of such pool as of the cut-off date.

                                 ISSUING ENTITY

J.P. Morgan Mortgage Trust 2006-A1 will issue the certificates. The issuing entity will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

                                 THE ORIGINATORS

Approximately 22.29%, 19.97% and 38.34% of the pool 1 mortgage loans were originated or acquired by CTX Mortgage Company LLC, M&T Mortgage Corporation and PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), respectively. Approximately 26.58%, 33.53% and 16.03% of the pool 2 mortgage loans were originated or acquired by Wells Fargo Bank, N.A., Countrywide Home Loans, Inc. and Chase Home Finance LLC (successor by merger to Chase Manhattan Mortgage Corporation) or JPMorgan Chase Bank, National Association, respectively. Approximately 30.47% and 65.04% of the pool 3 mortgage loans were originated or acquired by PHH Mortgage Corporation and Countrywide Home Loans, Inc., respectively. No other originator originated or acquired more than 10% of the mortgage loans in any pool.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

                             THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators. On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

                             THE MASTER SERVICER AND
                            SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

                                  THE SERVICERS

JPMorgan Chase Bank, National Association, Countrywide Home Loans Servicing LP, Wells Fargo Bank, N.A, and PHH Mortgage Corporation will each act as a servicer of a portion of the mortgage loans. The servicers will each act as a servicer of the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller. JPMorgan Chase Bank, National Association will also service, and Chase Home Finance LLC will subservice, the mortgage loans originated or acquired by CTX Mortgage Company LLC (after the transfer of servicing of a portion of such mortgage loans, which occurred on January 25, 2006), M&T Mortgage Corporation (after the transfer of servicing of such mortgage loans, which occurred on January 13, 2006) and certain other originators pursuant to an existing servicing agreement among JPMorgan Chase Bank, National Association, Chase Home Finance LLC and the seller. The rights of the seller under these purchase and servicing agreements and the servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders. No other servicer will service more than 10% of the mortgage loans in any pool.

We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                                  CUT-OFF DATE

JANUARY 1, 2006. The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in February 2006. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

                                   RECORD DATE

The record date will be the last business day of the month preceding the month of a distribution date.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools, each class of certificates will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period will be the calendar month preceding the month in which the distribution date occurs. Interest on all classes of certificates for all accrual periods will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates (other than the interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the mortgage loans among the different classes of certificates and (2) the amount of funds actually received on the mortgage loans and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates (other than the interest-only certificates) will receive principal payments in accordance with the priorities set forth in "Description of Certificates -- Priority of

Distributions" and based on principal collections from the related mortgage pool or mortgage pools for the related due period.

We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and "Description of the Securities - Distributions on Securities" in the prospectus for more information.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the offered certificates is the distribution date in February 2036, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan in the related mortgage pool.

                         LIMITED CROSS-COLLATERALIZATION
                            AMONG THE MORTGAGE POOLS

In certain very limited circumstances, principal and interest collected on the mortgage loans in a mortgage pool may be applied to pay principal or interest, or both, to the senior certificates unrelated to that mortgage pool.

We refer you to "Description of the Certificates - Limited
Cross-Collateralization Among the Mortgage Pools" in this prospectus supplement for more information.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans, thereby causing an early retirement of the certificates.

We refer you to "Description of the Certificates -- Optional Clean-Up Redemption of the Certificates" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

SUBORDINATION. The subordinate classes of certificates will provide credit enhancement for the senior certificates. In addition, the Class B-1 Certificates will have a payment priority over the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; the Class B-2 Certificates will have a payment priority over the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; and the Class B-3 Certificates will have a payment priority over the Class B-4, Class B-5 and Class B-6 Certificates.

If the mortgage loans in any mortgage pool experience losses, then, generally, the principal amount of the subordinate class of certificates that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will receive no payment in respect of that reduction. If the subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the mortgage pool incurring the realized losses (other than the interest-only certificates) will be allocated such losses and may never receive all of their principal payments, except that
(i) any realized losses on the pool 1 mortgage loans that would otherwise be allocated to the Class 1-A-1 and Class 1-A-2 Certificates will instead be allocated to the Class 1-A-3 Certificates, until the class principal amount of the Class 1-A-3 Certificates has been reduced to zero, (ii) any realized losses on the pool 2 mortgage loans that would otherwise be allocated to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates, until the class principal amount of the Class 2-A-5 Certificates has been reduced to zero and (iii) any realized losses on the pool 3 mortgage loans that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-4 Certificates, until the class principal amount of the Class 3-A-4 Certificates has been reduced to zero.

Some losses, however, such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each affected class of certificates (other than the interest-only certificates) instead of first being allocated to the subordinate certificates. Unlike other realized losses, these excess losses on the mortgage loans will be allocated pro rata among all related classes of certificates.

SHIFTING OF INTEREST. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the related senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans in a pool will be allocated to the related senior certificates during the first seven years after the cut-off date. This disproportionate allocation will continue but be subject to reduction over an additional four year period as described in this prospectus supplement, unless certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of the senior certificates as a whole while, in the absence of realized losses on the related mortgage loans, increasing the percentage interest in the principal balance of the related mortgage loans that the subordinate certificates evidence.

We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement," "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

STATISTICAL INFORMATION. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of January 1, 2006. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

In the event of a material breach of the representations and warranties made by the related originator or the seller with respect to a mortgage loan, or in the event that a required document is not included in the mortgage file for a mortgage loan, the related originator or the seller, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the trust.

GENERAL. On the cut-off date, the assets of the issuing entity consisted of 1,522 mortgage loans with a total principal balance of approximately $831,289,124. The mortgage loans consist of adjustable rate, conventional, fully amortizing, first lien residential mortgage loans, substantially all of which have an original term to stated maturity of 30 years.

POOL 1 CHARACTERISTICS. As of the cut-off date, pool 1 consisted of 126 mortgage loans having a total principal balance of approximately $56,524,451 (or approximately 6.80% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). The mortgage interest rates of 91.96%, 5.38% and 2.66% of the pool 1 mortgage loans adjust, commencing approximately three years after origination, based on the 1-Year LIBOR index, the Six-Month LIBOR index and the 1-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 33.60% and 18.07% of the pool 1 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of three or ten years, respectively, following origination of such mortgage loan. Following such three- or ten-year period, the monthly payment with respect to each such pool 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

POOL 2 CHARACTERISTICS. As of the cut-off date, pool 2 consisted of 941 mortgage loans having a total principal balance of approximately $519,108,992 (or approximately 62.45% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). The mortgage interest rates of 72.11%, 0.04% and 27.84% of the pool 2 mortgage loans adjust, commencing approximately five years after origination, based on the 1-Year LIBOR index, the Six-Month LIBOR index and the 1-Year CMT index, respectively, and substantially all of such mortgage loans have original terms to maturity of 30 years.

Approximately 75.03% and 7.18% of the pool 2 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of five or ten years, respectively, following origination of such mortgage loan. Following such five- or ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

POOL 3 CHARACTERISTICS. As of the cut-off date, pool 3 consisted of 455 mortgage loans having a total principal balance of approximately $255,655,680 (or approximately 30.75% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). The mortgage interest rates of 76.23%, 22.89% and 0.88% of the pool 3 mortgage loans adjust, commencing approximately seven years after origination, based on the 1-Year LIBOR index, the Six-Month LIBOR index and the 1-Year CMT index, respectively, and all of such mortgage loans have original terms to maturity of 30 years.

Approximately 85.73% and 1.81% of the pool 3 mortgage loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of seven or ten years, respectively, following origination of such mortgage loan. Following such seven- or ten-year period, the monthly payment with respect to each such pool 3 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term and to pay interest at the related mortgage interest rate.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

SUMMARY STATISTICAL DATA. The following table summarizes the characteristics of the mortgage loans in the aggregate pool and each pool as of the cut-off date. Tabular information concerning the statistical characteristics of the mortgage loans in the aggregate pool and each mortgage pool as of the cut-off date can be found at "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement.

         AGGREGATE OUTSTANDING PRINCIPAL BALANCE
         Aggregate Pool: .............................  $   831,289,124
         Pool 1: .....................................  $    56,524,451
         Pool 2: .....................................  $   519,108,992
         Pool 3: .....................................  $   255,655,680

         AGGREGATE NUMBER OF MORTGAGE LOANS
         Aggregate Pool: .............................            1,522
         Pool 1: .....................................              126
         Pool 2: .....................................              941
         Pool 3: .....................................              455

         AVERAGE STATED PRINCIPAL BALANCE
         Aggregate Pool: .............................  $       546,182
         Pool 1: .....................................  $       448,606
         Pool 2: .....................................  $       551,656
         Pool 3: .....................................  $       561,880

         WEIGHTED AVERAGE CURRENT MORTGAGE RATE
         Aggregate Pool: .............................            5.715%
         Pool 1: .....................................            5.207%
         Pool 2: .....................................            5.668%
         Pool 3: .....................................            5.923%

         WEIGHTED AVERAGE MARGIN
         Aggregate Pool: .............................            2.328%
         Pool 1: .....................................            2.282%
         Pool 2: .....................................            2.396%
         Pool 3: .....................................            2.198%

         WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY
         Aggregate Pool: .............................       360 months
         Pool 1: .....................................       360 months
         Pool 2: .....................................       360 months
         Pool 3: .....................................       360 months

         WEIGHTED AVERAGE REMAINING TERM TO
         MATURITY
         Aggregate Pool: .............................       357 months
         Pool 1: .....................................       354 months
         Pool 2: .....................................       357 months
         Pool 3: .....................................       358 months

PLEDGED ASSET LOANS. Approximately 4.04% of the mortgage loans in pool 3, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.

We refer you to "Description of the Mortgage Pools -- The Pledged Asset Loans" in this prospectus supplement for more detail.

                         SERVICING OF THE MORTGAGE LOANS

The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

Under the related purchase and servicing agreement and the servicing agreement, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan. If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

                                FEES AND EXPENSES

Before payments are made on the certificates, the servicers will be paid a monthly fee calculated either as 0.620% per annum, with respect to certain mortgage loans, 0.565% per annum, with respect to certain mortgage loans, 0.450% per annum, with respect to certain mortgage loans, 0.395% per annum, with respect to certain mortgage loans, 0.380% per annum, with respect to certain mortgage loans, 0.375% per annum, with respect to certain mortgage loans, 0.320% per annum, with respect to certain mortgage loans, 0.270% per annum, with respect to certain mortgage loans, 0.255% per annum, with respect to certain mortgage loans and 0.250% per annum, with respect to certain mortgage loans, on the principal balance of the mortgage loans serviced by that servicer as described under "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

Compensation to the master servicer will consist of investment income on funds held in the distribution account. The master servicer will pay the trustee fee and the securities administrator fee from such investment income. Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of certain additional collateral) will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC. Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the upper-tier REMIC. The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC. The residual interests in the underlying REMICs are not offered hereby.

We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

Subject to important considerations described under "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus, the offered certificates, other than the Class A-R Certificate, will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. The Class A-R Certificate will not be eligible for purchase by any such plan or arrangement, except as described herein.

We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

Generally all of the certificates offered by this prospectus supplement (except the Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 from Fitch, Inc. and Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

                                  RISK FACTORS

         Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

         The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans of the related mortgage pool or mortgage pools. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o   the amortization schedules of the mortgage loans;

o the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

             o   refinancing by borrowers;

             o   liquidations of defaulted loans by a servicer; and

             o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

         The yield to maturity of the certificates will also be affected by the master servicer's exercise of its optional clean-up call on the mortgage loans.

         Approximately 92.56% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

o if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

o if you are purchasing any offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected, and you could lose your initial investment;

o if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

o prospective purchasers of the Class 3-A-X Certificates should carefully consider the risk that a rapid rate of principal payments on the pool 3 mortgage loans could result in the failure of such purchasers to recover their initial investments; and

o the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinate certificates.

         See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates -- Distributions of Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

RAPID PREPAYMENTS ON THE MORTGAGE LOANS IN POOL 3 WILL REDUCE THE YIELD ON THE CLASS 3-A-X CERTIFICATES.

         The Class 3-A-X Certificates receive only distributions of interest. Distributions to the holders of the Class 3-A-X Certificates are based on its notional amount, calculated as described herein. You should fully consider the risks associated with an investment in the Class 3-A-X Certificates. If the pool 3 mortgage loans prepay faster than expected, holders of the Class 3-A-X Certificates may not fully recover their initial investment.

         The certificate interest rate of the Class 3-A-X Certificates is based on the excess of the weighted average net mortgage interest rate of the pool 3 mortgage loans over the certificate interest rate of the Class 3-A-3 Certificates. In general, the higher the weighted average net mortgage interest rate of the pool 3 mortgage loans, the more interest the Class 3-A-X Certificates will receive. If mortgage interest rates decline, the mortgage loans with higher mortgage interest rates are more likely to be refinanced, and, therefore, prepayments in full on these mortgage loans are more likely to occur. This will reduce the weighted average net mortgage interest rate of pool 3. If the mortgage loans with higher mortgage interest rates prepay faster than expected, you may not fully recover your initial investment. If on any distribution date, the Class 3-A-3 Certificates receive interest distributions based on the weighted average net mortgage interest rate of the pool 3 mortgage loans, the Class 3-A-X Certificates will not be entitled to interest distributions. Investors in the Class 3-A-X Certificates should note that the Class 3-A-X Certificates are not entitled to interest distributions on any distribution date on or after the distribution date in September 2012.

         See "Yield, Prepayment and Weighted Average Life--Sensitivity of Certain Interest-Only Certificates" in this prospectus supplement for more detail.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

         Approximately 33.60% and 18.07% of the mortgage loans in pool 1 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of three or ten years, respectively, following the origination of the related mortgage loan. Approximately 75.03% and 7.18% of the mortgage loans in pool 2 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related mortgage loan. Approximately 85.73% and 1.81% of the mortgage loans in pool 3 provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of seven or ten years, respectively, following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

         Such interest-only mortgage loans will, absent other considerations, result in longer weighted average lives of the certificates when compared to certificates backed by fully amortizing mortgage loans. If you purchase a certificate at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the mortgage loan as a disincentive to prepayment.

         If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

         See "Description of the Mortgage Pools" in this prospectus supplement.

         As of the cut-off date, approximately 13.48%, 11.18% and 6.37% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

YOUR YIELD MAY BE AFFECTED BY CHANGES IN INTEREST RATES

         The mortgage interest rate on each mortgage loan will be based on the 1-Year CMT Index, the Six-Month LIBOR index or the 1-Year LIBOR index. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

         See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS; LIMITED RECOURSE

         With very limited exception described in "Description of the Certificates -- Limited Cross-Collateralization Among the Mortgage Pools," interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related mortgage pool. In the case of the senior certificates, the mortgage pools will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage loans in a mortgage pool will only be available for distribution to the related senior certificates and not to the senior certificates related to the other mortgage pools. For example, collections from pool 1 will generally only be available to make distributions to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates, but not to the other classes of senior certificates; and collections from all mortgage pools, will be available to make distributions to the subordinate certificates.

         Because the subordinate certificates represent interests in all mortgage pools, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one mortgage pool. Therefore, the allocation of realized losses on the mortgage loans in any one mortgage pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the classes of senior certificates, including the senior certificates related to the mortgage pools that did not suffer any losses. This will increase the likelihood that future realized losses on the mortgage loans may be allocated to senior certificates related to a mortgage pool that did not suffer those previous losses.

         Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

         The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

         The amount of realized losses, other than excess losses, experienced on the mortgage loans will be applied to reduce the principal amount of the class of subordinate certificates then outstanding with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

o if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-3 Certificates by the amount of that excess;

o if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-2 Certificates by the amount of that excess;

o if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-1 Certificates by the amount of that excess; and

o after the total class principal amount of the subordinate certificates has been reduced to zero, realized losses on the mortgage loans in a mortgage pool will reduce the class principal amounts of the related senior certificates, except that (i) any realized losses on the pool 1 mortgage loans that would otherwise be allocated to the Class 1-A-1 and Class 1-A-2 Certificates will instead be allocated to the Class 1-A-3 Certificates, until the class principal amount of the Class 1-A-3 Certificates has been reduced to zero, (ii) any realized losses on the pool 2 mortgage loans that would otherwise be allocated to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates, until the class principal amount of the Class 2-A-5 Certificates has been reduced to zero and (iii) any realized losses on the pool 3 mortgage loans that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-4 Certificates, until the class principal amount of the Class 3-A-4 Certificates has been reduced to zero. See "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement.

         Furthermore, the subordinate certificates will provide only limited protection against some categories of losses on the mortgage loans, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this prospectus supplement. Any losses on the mortgage loans in a mortgage pool in excess of those amounts will be allocated among each class of senior certificates (other than the interest-only certificates) related to that mortgage pool and each class of subordinate certificates in the manner set forth in this prospectus supplement. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one mortgage pool which could make certificates related to the other mortgage pools, more likely to suffer a loss. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

CASH FLOW CONSIDERATIONS AND RISKS

         The related mortgage loans, the related mortgaged property and other assets of the issuing entity are the sole source of payments on the certificates. Even if the mortgaged properties provide adequate security for the mortgage loans, you could encounter substantial delays in connection with the liquidation of mortgage loans that are delinquent. This could result in shortfalls in payments on the certificates if the credit enhancement provided by subordination is insufficient. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to certificateholders. If any of the mortgaged properties and additional collateral fail to provide adequate security for the related mortgage loans, certificateholders could experience a loss if the credit enhancement created by the subordination has been exhausted.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

         Approximately 25.14%, 39.58% and 43.03% of the mortgage loans included in pool 1, pool 2 and pool 3, respectively, are secured by mortgaged properties located in California. There are also significant concentrations of mortgage loans in other states as described under "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement. Consequently, losses and prepayments on the mortgage loans in a particular mortgage pool and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

MILITARY ACTION AND TERRORIST ATTACKS

         The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of a Relief Act. Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of a Relief Act.

ABILITY TO RESELL SECURITIES MAY BE LIMITED

         There is currently no market for any of the certificates and the underwriter is not required to assist investors in resales of the offered certificates, although it may do so. We cannot assure you that a secondary market will develop, or if it does develop, that it will continue to exist for the term of the certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

         The secondary market for mortgage pass-through certificates has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

CONSEQUENCES OF OWNING BOOK-ENTRY SECURITIES

         LIMIT ON LIQUIDITY OF SECURITIES. Issuance of the certificates in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         LIMIT ON ABILITY TO TRANSFER OR PLEDGE. Since transactions in the book-entry certificates can be effected only through the DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry certificate to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such certificates, may be limited due to lack of physical certificates.

         DELAYS IN PAYMENTS. You may experience some delay in the receipt of payments on book-entry certificates because the payment will be forwarded by the securities administrator on behalf of the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

DELINQUENCIES MAY ADVERSELY AFFECT INVESTMENT

         The mortgage loans were either originated or acquired in accordance, generally, with the underwriting guidelines described in this prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the date of origination of the related mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or the related servicer to damages and administrative enforcement.

         The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the issuing entity should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

         See "Material Legal Aspects of the Loans" in the accompanying prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

         It is believed that the transfer of the mortgage loans from the seller to the depositor and from the depositor to the issuing entity will each be treated as a sale rather than a secured financing for purposes of federal and state law. Counsel for the seller and the depositor will render an opinion on the closing date that in the event of the bankruptcy of either the seller or the depositor, the mortgage loans and other assets of the issuing entity would not be considered part of the seller's or depositor's bankruptcy estates and, thus, would not be available to their creditors. On the other hand, a bankruptcy trustee or one of the creditors of the seller or the depositor might challenge this conclusion and argue that the transfer of the mortgage loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the certificates.

HURRICANES MAY HAVE AFFECTED MORTGAGED PROPERTIES

         Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area. The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

         In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions. The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers. Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price.

                            GLOSSARY OF DEFINED TERMS

         A glossary of defined terms used in this prospectus supplement begins on page S-87. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

         The following is a summary description of the Mortgage Loans in the Mortgage Pools as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Mortgage Pools as of the Closing Date, although such variance will not be material.

         Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Mortgage Pool, such percentage is determined on the basis of the Stated Principal Balance of the Mortgage Loans in the Aggregate Pool or of a particular Mortgage Pool as of the Cut-off Date.

THE MORTGAGE LOANS

         Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

         At the Cut-off Date, the assets of the Issuing Entity consisted of three mortgage pools having, in the aggregate, 1,522 Mortgage Loans secured by first liens on Mortgaged Properties, substantially all of which have original terms to maturity of 30 years, having an aggregate Stated Principal Balance as of the Cut-off Date of approximately $831,289,124. As described herein at "Description of the Certificates--General," the Mortgage Loans have been segregated into Pool 1, Pool 2 and Pool 3 for the purpose of allocating distributions among the Senior Certificates. Each Mortgage Pool has the characteristics described below.

         Pool 1 consists of 126 Mortgage Loans having a Cut-off Date balance of approximately $56,524,451 (approximately 6.80% of the Aggregate Pool Cut-off Date Balance). All of the Pool 1 Mortgage Loans have interest rates that adjust either semi-annually based on the Six-Month LIBOR index or annually based on the 1-Year LIBOR index or the 1-Year CMT index (see "--The Indices" below), and all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 33.60% and 18.07% of the Pool 1 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of three or ten years, respectively, following the origination of the related Mortgage Loan. Following such three- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

         As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans, the weighted average current Mortgage Rate is approximately 5.207% per annum, the weighted average margin is approximately 2.282%, the weighted average remaining term to maturity is approximately 354 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 1 is approximately 59 months.

         Pool 2 consists of 941 Mortgage Loans having a Cut-off Date balance of approximately $519,108,992 (approximately 62.45% of the Aggregate Pool Cut-off Date Balance). All of the Pool 2 Mortgage Loans have interest rates that adjust either semi-annually based on the Six-Month LIBOR index or annually based on the 1-Year

LIBOR index or the 1-Year CMT index (see "--The Indices" below), and substantially all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 75.03% and 7.18% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of five or ten years, respectively, following the origination of the related Mortgage Loan. Following such five- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

         As of the Cut-off Date, with respect to the Pool 2 Mortgage Loans, the weighted average current Mortgage Rate is approximately 5.668% per annum, the weighted average margin is approximately 2.396%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 2 is approximately 63 months.

         Pool 3 consists of 455 Mortgage Loans having a Cut-off Date balance of approximately $255,655,680 (approximately 30.75% of the Aggregate Pool Cut-off Date Balance). All of the Pool 3 Mortgage Loans have interest rates that adjust either semi-annually based on the Six-Month LIBOR index or annually based on the 1-Year LIBOR index or the 1-Year CMT index (see "--The Indices" below), and all of such Mortgage Loans have original terms to maturity of 30 years. Approximately 85.73% and 1.81% of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of seven or ten years, respectively, following the origination of the related Mortgage Loan. Following such seven- or ten-year interest-only period, the Scheduled Payment with respect to each such Pool 3 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related current Mortgage Rate.

         As of the Cut-off Date, with respect to the Pool 3 Mortgage Loans, the weighted average current Mortgage Rate is approximately 5.923% per annum, the weighted average margin is approximately 2.198%, the weighted average remaining term to maturity is approximately 358 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans in Pool 3 is approximately 83 months.

         Approximately 22.29%, 19.97% and 38.34% of the Pool 1 Mortgage Loans were originated or acquired by CTX, M&T and PHH Mortgage, respectively . Approximately 26.58%, 33.53% and 16.03% of the Pool 2 Mortgage Loans were originated or acquired by Wells Fargo Bank, Countrywide Home Loans and the Chase Originators, respectively. Approximately 30.47% and 65.04% of the Pool 3 Mortgage Loans were originated or acquired by PHH Mortgage and Countrywide Home Loans, respectively. No other Originator originated or acquired greater than 10% of the Mortgage Loans in any Mortgage Pool.

         None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the Purchase and Servicing Agreements and JPMCB Servicing Agreement.

         The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements. JPMCB, PHH Mortgage, Countrywide Servicing and Wells Fargo Bank will service the related Mortgage Loans pursuant to their respective Purchase and Servicing Agreements. JPMCB, as servicer and CHF, as subservicer, will service the CTX Mortgage Loans (after the transfer of servicing of a portion of the CTX Mortgage Loans which occurred on January 25,
2006), the M&T Mortgage Loans (after the transfer of servicing of the M&T Mortgage Loans which occurred on January 13, 2006) and the Mortgage Loans originated by certain other Originators pursuant to the JPMCB Servicing Agreement.

         All of the Mortgage Loans provide for payments on the Due Date. Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately 92.56% of the Mortgage Loans permit early voluntary prepayments in full or in part without the imposition of prepayment penalties. Any prepayment penalties received from collections on the Mortgage Loans will be distributed to the Class P Certificates.

         The Mortgage Loans were originated from October 2001 through December 2005. No more than approximately 0.70% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is January 1, 2036. As of the Cut-off Date, none of the Mortgage Loans in the Aggregate Pool was more than 30 days delinquent. As of the Cut-off Date, with respect to the Mortgage Loans in the Aggregate Pool, the weighted average current Mortgage Rate is approximately 5.715% per annum, the weighted average margin is approximately 2.328%, the weighted average remaining term to maturity is approximately 357 months and the weighted average remaining interest-only term of the interest-only Mortgage Loans is approximately 69 months. No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 100.00%. Approximately 1.24% of the Mortgage Loans in the Aggregate Pool, in addition to being secured by real property, were secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee as described at "-- The Pledged Asset Loans" below. All of the Mortgage Loans in the Aggregate Pool with Effective Loan-to-Value Ratios greater than 80% as of the cut-off date that were not secured by a security interest in additional collateral or not supported by a third-party guarantee were covered by a primary mortgage insurance policy. No Pledged Asset Loan had an Effective Loan-to-Value Ratio at origination of more than 70.00%.

         No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

         As set forth in the "Credit Scores" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help assess a borrower's creditworthiness. Credit scores are generated by models developed by third party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

THE PLEDGED ASSET LOANS

         Those PHH Mortgage Loans that have a Loan-to-Value Ratio generally in excess of 80% and are not covered by a primary mortgage insurance policy will be either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in additional collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of the Pledged Assets securing a Pledged Asset Loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain Pledged Assets generally terminates when the principal balance of such Pledged Asset Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Pledged Asset Loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

         On or prior to the Closing Date, the Depositor will have assigned to the Issuing Entity its rights under the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

         No assurance can be given as to the amount of proceeds, if any, that might be realized from Pledged Assets. Proceeds from the liquidation of any Pledged Assets will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge or guaranty agreement, as applicable.

                  TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS (AGGREGATE POOL)

         The Mortgage Loans in the Aggregate Pool are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Mortgage Loans in the Aggregate Pool..............         1,522
Total Stated Principal Balance..............................     $831,289,124
Current Mortgage Rates:
    Weighted Average........................................        5.715%
    Range...................................................   3.750% to 7.875%
Weighted Average Margin.....................................        2.328%
Weighted Average Remaining Term to Maturity (in months).....          357

         The Stated Principal Balances of the Mortgage Loans in the Aggregate Pool range from approximately $50,289 to approximately $3,000,000. The Mortgage Loans in the Aggregate Pool have an average Stated Principal Balance of approximately $546,182.

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Aggregate Pool is approximately 73.45%, and no Mortgage Loan in the Aggregate Pool had a Loan-to-Value Ratio at origination exceeding 100.00%.

         No more than approximately 0.70% of the Mortgage Loans in the Aggregate Pool are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans in the Aggregate Pool are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the Aggregate Pool of the Cut-off Date and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

         The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans.............................           126
Total Stated Principal Balance..............................       $56,524,451
Current Mortgage Rates:
    Weighted Average........................................         5.207%
    Range...................................................    3.750% to 6.500%
Weighted Average Margin.....................................         2.282%
Weighted Average Remaining Term to Maturity (in months).....           354

         The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $63,798 to approximately $1,920,000. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $448,606.

         The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 74.44%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%.

         No more than approximately 3.40% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans in Pool 1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 1 of the Cut-off Date and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

         The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans.............................           941
Total Stated Principal Balance..............................      $519,108,992
Current Mortgage Rates:
    Weighted Average........................................         5.668%
    Range...................................................    4.150% to 7.875%
Weighted Average Margin.....................................         2.396%
Weighted Average Remaining Term to Maturity (in months).....           357

         The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $50,289 to approximately $3,000,000. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $551,656.

         The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 73.30%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

         No more than approximately 0.72% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans in Pool 2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 2 of the Cut-off Date and, due to rounding, may not total 100%.

TABULAR CHARACTERISTICS OF THE POOL 3 MORTGAGE LOANS

         The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans.............................           455
Total Stated Principal Balance..............................      $255,655,680
Current Mortgage Rates:
    Weighted Average........................................         5.923%
    Range...................................................    4.500% to 7.125%
Weighted Average Margin.....................................         2.198%
Weighted Average Remaining Term to Maturity (in months).....           358

         The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $84,971 to approximately $1,999,000. The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $561,880.

         The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 73.53%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 100.00%.

         No more than approximately 0.92% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The Mortgage Loans in Pool 3 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement (which is incorporated herein as part of this prospectus supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 3 of the Cut-off Date and, due to rounding, may not total 100%.

THE INDICES

         The Mortgage Rate for all of the Mortgage Loans will be adjusted semi-annually or annually on the related adjustment date. The index for the Mortgage Rate borne by all of the Mortgage Loans may be calculated as follows (in each case, rounded to the nearest one-eighth of one percent):

         Six-Month LIBOR. The Mortgage Rate borne by approximately 7.43% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, every six months to equal Six-Month LIBOR plus a margin of 2.000%.

         1-Year LIBOR. The Mortgage Rate borne by approximately 74.73% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year LIBOR plus a margin ranging from 1.875% to 2.875%.

         1-Year CMT. The Mortgage Rate borne by approximately 17.84% of the Mortgage Loans (by Aggregate Pool Cut-off Date Balance) is adjusted, after the end of the applicable fixed rate period, annually to equal 1-Year CMT plus a margin ranging from 2.250% to 2.750%.

ASSIGNMENT OF THE MORTGAGE LOANS

         Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity. Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Reconstitution Agreements, the applicable Originator will represent that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date. In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the related Mortgage Loans as of the Closing Date. Subject to the limitations described below, an Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan. See "The Issuing Entity -- Representations by Sellers or Originators; Repurchases" in the accompanying prospectus.

         Pursuant to a pooling and servicing agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

         In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee or its custodian the Mortgage File. Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

         The Custodian, on behalf of the Trustee, will review each Mortgage File within the time period specified in the related Custodial Agreement or promptly after the Custodian's receipt of any document permitted to be delivered after the Closing Date. The Custodian will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or defective in a material respect and the related Originator or the Seller, as applicable, does not cure such omission or defect within the time period required under the applicable Purchase and Servicing Agreement, then the applicable Originator, pursuant to such Purchase and Servicing Agreement, as modified by the related Assignment Agreement (if applicable), or, if applicable, the Seller under the Pooling and Servicing Agreement, is obligated to purchase the related Defective Mortgage Loan from the Issuing Entity at the price specified in the Pooling and Servicing Agreement or the related Purchase and Servicing Agreement, as applicable. Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan from the Issuing Entity and substitute in its place a Replacement Mortgage Loan; provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code.

         Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related Purchase and Servicing Agreement, (i) have an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the related Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution), (ii) have a maximum Mortgage Rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the related Deleted Mortgage Loan, (iii) have a gross margin not less than that of the related Deleted Mortgage Loan, (iv) have a Loan-to-Value Ratio equal to or less than that of the related Deleted Mortgage Loan, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the related Deleted Mortgage Loan, (vi) have the same adjustment date as that of the related Deleted Mortgage Loan, (vii) have a minimum rate not less than that of the related Deleted Mortgage Loan, (viii) have the same index as that of the related Deleted Mortgage Loan and (ix) comply with all of the representations and warranties set forth in the related Purchase and Servicing Agreement, as modified by the related Assignment Agreement (if applicable). This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

         DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

         The following table sets forth certain information regarding the delinquency performance in the past twelve months as of the Cut-off Date for 1,377 Mortgage Loans with an aggregate principal balance of approximately $750,656,340 representing approximately 90.30% of the Aggregate Pool. For 145 Mortgage Loans with an aggregate principal balance of approximately $80,632,783 representing approximately 9.70% of the Aggregate Pool, the delinquency information below is not available.

                                                          AS OF JANUARY 1, 2006
                                -------------------------------------------------------------------------
                                NUMBER OF LOANS WITH ONE INSTANCE    SCHEDULED PRINCIPAL BALANCE OF LOANS
                                          OF DELINQUENCY               WITH ONE INSTANCE OF DELINQUENCY
                                ----------------------------------   ------------------------------------
                                                    PERCENTAGE           SCHEDULED         PERCENTAGE
                                                     OF TOTAL            PRINCIPAL        OF SCHEDULED
                                   NUMBER OF    NUMBER OF MORTGAGE        BALANCE          PRINCIPAL
                                MORTGAGE LOANS       LOANS(1)         (IN THOUSANDS)       BALANCE(2)
                                --------------  ------------------   -----------------  -----------------
Period of Delinquency
    30-59 days                         5               0.36%         $    3,498,451.65        0.47%
    60-89 days                         1               0.07%         $    1,108,234.96        0.15%
    90 day or more                     0               0.00%         $            0.00        0.00%

Foreclosures, Bankruptcies
 or Real Estate Owned                  0               0.00%         $            0.00        0.00%
                                ---------------  ------------------  -----------------  -----------------
TOTAL:                                 6               0.44%         $    4,606,686.61        0.61%

                                                          AS OF JANUARY 1, 2006
                                -------------------------------------------------------------------------
                                NUMBER OF LOANS WITH ONE INSTANCES   SCHEDULED PRINCIPAL BALANCE OF LOANS
                                         OF DELINQUENCY                WITH TWO INSTANCES OF DELINQUENCY
                                ----------------------------------   ------------------------------------
                                                    PERCENTAGE           SCHEDULED         PERCENTAGE
                                                     OF TOTAL            PRINCIPAL        OF SCHEDULED
                                  NUMBER OF     NUMBER OF MORTGAGE        BALANCE          PRINCIPAL
                                MORTGAGE LOANS       LOANS(1)         (IN THOUSANDS)       BALANCE(2)
                                --------------  ------------------   -----------------  -----------------
Period of Delinquency
    30-59 days                        2                0.15%         $      640,265.31        0.09%
    60-89 days                        0                0.00%         $            0.00        0.00%
    90 day or more                    0                0.00%         $            0.00        0.00%

Foreclosures, Bankruptcies
 or Real Estate Owned                 0                0.00%         $            0.00        0.00%
                                --------------  ------------------   -----------------  -----------------
TOTAL:                                2                0.15%         $      640.265.31        0.09%

(1) These percentages are based on the percentage of the total number of Mortgage Loans for which such delinquency information is available.
(2) These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans for which such delinquency information is available.

         Based on the related Originator's representation at the time sale, no Mortgage Loan for which the above delinquency information is unavailable has had more than two instances of delinquency in the past twelve months. No Mortgage Loan has been delinquent more than 90 days in the past twelve months.

                             STATIC POOL INFORMATION

         The depositor will make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information material to this offering of certificates is located at http://jpmorgan.com/staticpool/mbs/JPMMT2006-A1. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

         The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                 THE ORIGINATORS

         GENERAL

         Approximately 22.29%, 19.97% and 38.34% of the Pool 1 Mortgage Loans were originated or acquired by CTX, M&T and PHH Mortgage, respectively. Approximately 26.58%, 33.53% and 16.03% of the Pool 2 Mortgage Loans were originated or acquired by Wells Fargo Bank, Countrywide Home Loans and the Chase Originators, respectively. Approximately 30.47% and 65.04% of the Pool 3 Mortgage Loans were originated or acquired by PHH Mortgage and Countrywide Home Loans, respectively. No other Originator originated or acquired more than 10% of the Mortgage Loans in any Mortgage Pool.

         The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements. The Countrywide Mortgage Loans, the PHH Mortgage Loans, the Wells Fargo Bank Mortgage Loans and the CTX Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator. All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under "--General Underwriting Guidelines".

         GENERAL UNDERWRITING GUIDELINES

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund--The Loans--Underwriting Standards" in the prospectus.

         A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

         From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

         Set forth below is certain information with respect to PHH Mortgage, Countrywide Home Loans, CTX and Wells Fargo Bank and a summary of the underwriting guidelines utilized with respect to each such Originator. No other Originator originated or acquired more than 20% of the Mortgage Loans in any Mortgage Pool.

         PHH MORTGAGE CORPORATION

         The information set forth in this section of the prospectus supplement has been provided by PHH Mortgage.

         PHH Mortgage, a New Jersey corporation, is a wholly owned subsidiary of PHH Corporation. PHH Mortgage is a centralized mortgage lender, which provides residential mortgage banking services in all 50 states, the District of Columbia and the United States Virgin Islands. PHH Mortgage's business consists primarily of the acquisition/origination, sale and servicing of residential first- and second-lien mortgage loans. PHH Mortgage is qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one-to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one-to four-family seller/servicer; Freddie Mac first and second mortgage one-to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

         On January 31, 2005, PHH Corporation completed the previously announced spin-off from Cendant Corporation. Shares of PHH Corporation common stock were distributed to Cendant Corporation shareholders in the form of a tax-free stock dividend. PHH Corporation shares began "regular way" trading on the New York Stock Exchange on February 1, 2005. In connection with the spin-off, certain subsidiaries of Cendant Corporation entered into agreements with PHH Corporation and certain of its mortgage subsidiaries for the purpose of forming a venture intended to originate mortgage loans for customers of Cendant Corporation's real estate brokerage and relocation businesses.

         PHH Mortgage maintains its executive offices at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and its telephone number is (856) 917-6000.

         PHH Mortgage purchases, originates, sells and services residential mortgages in the United States via the following channels:

         Financial Institutions Channel: PHH Mortgage is a leading provider of "private label" mortgage origination and servicing for financial institutions and other entities. Through this channel, PHH Mortgage offers a complete outsourcing solution, from processing applications through funding to secondary market sales of loans and ongoing servicing, for clients that want to offer mortgage services to customers, but are not equipped to handle all aspects of the process cost-effectively.

         Real Estate Brokers Channel: PHH Mortgage works with real estate brokers to provide their customers mortgage loans. As a result of these affiliations with real estate brokers, PHH Mortgage has access to home buyers at the time of purchase. Through this channel, mortgage products are marketed to customers of Cendant Corporation's real estate brokerage and relocation businesses through a joint venture between certain subsidiaries of Cendant Corporation and PHH Corporation and certain of its mortgage subsidiaries. Additionally, PHH Mortgage works with brokers that are not affiliated with Cendant Corporation.

         Substantially all of the origination and acquisition activities are conducted by PHH Mortgage from centralized facilities located in Mt. Laurel, New Jersey, Jacksonville, Florida and in East Providence, Rhode Island. PHH Mortgage offers mortgages through the following platforms:

         Teleservices. Mortgages are offered to consumers through a toll-free number teleservices operation based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island under programs for real estate organizations (Phone In, Move In(R) ), private label programs for financial institutions, and for relocation clients in conjunction with the operations of Cendant MobilitySM, a relocation business, and a leading provider of employee relocation services.

         In its teleservices operations, PHH Mortgage and certain subsidiaries employ "mortgage consultants" that receive applications over the telephone, and thereafter refer the origination of the loan to "loan processors" for processing. Mortgage consultants are not involved in the process once the loan is referred to a loan processor. The mortgage consultant has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function. Loan processors are compensated with a base salary plus incentive bonus, and are evaluated in large part based on customer feedback.

         Internet. Mortgage information is offered to consumers through a web interface that is owned by PHH Mortgage. The web interface contains educational materials, rate quotes and a full mortgage application. This content is made available to the customers of partner organizations, including Century 21(R), Coldwell Banker(R), ERA(R) and Cendant MobilitySM. In addition, PHH Mortgage developed and launched its own online brand--InstaMortgage.comSM in 1999. Applications from online customers are processed via PHH Mortgage's teleservices platform.

         Field Sales Professionals. Mortgages are offered to consumers through field sales professionals with all processing, underwriting and other origination activities based in Mt. Laurel, New Jersey, Jacksonville, Florida and East Providence, Rhode Island. These field sales professionals generally are located in real estate offices or financial institutions around the United States and are equipped with software to obtain product information, quote interest rates and prepare a mortgage application with the consumer. Once the field sales professional forwards the application for processing, the loan package is assigned to a loan processor. The professional is kept informed of the process, but is generally uninvolved in the processing of the loan. The field sales professional generally has no role in the selection of the loan processor, the selection of the appraiser or any other underwriting function.

         Closed Loan Purchases. This platform is also known as the wholesale/correspondent platform. PHH Mortgage generally underwrites and (i) partially processes and closes and/or (ii) purchases closed loans from financial institutions and mortgage banks. These include banks, credit unions and other mortgage companies that are affiliated with real estate brokerage organizations. PHH Mortgage approves all of its wholesalers/correspondents after a thorough review of the entity's corporate, financial and licensing information.

         Wholesale. PHH Mortgage underwrites, closes and funds the processed loans after submission by the broker/wholesaler.

         Correspondent. PHH Mortgage purchases closed loans. One platform requires that PHH Mortgage underwrite loans prior to purchasing and the other platform delegates the underwriting authority to the correspondent.

         PHH Mortgage has been an originator of mortgage loans since 1978 and has originated first-lien, prime adjustable-rate mortgage loans since 1994. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan production as of the dates indicated.

                                   DECEMBER 31, 2003       DECEMBER 31, 2004      SEPTEMBER 30, 2005
                                ----------------------  ----------------------  ----------------------
                                               TOTAL                   TOTAL                   TOTAL
                                             PORTFOLIO               PORTFOLIO               PORTFOLIO
                                                OF                      OF                     OF
          LOAN TYPE               NUMBER       LOANS      NUMBER       LOANS      NUMBER      LOANS
------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (DOLLAR AMOUNTS IN MILLIONS)
Conventional(1) ..............     406,237  $   77,370     219,460  $   46,545     139,973  $   32,283
Government(2) ................      23,048       3,032      11,105       1,494       4,390         610
Home Equity Lines of
Credit .......................      38,339       3,299      47,337       4,514      31,692       3,602
                                ----------  ----------  ----------  ----------  ----------  ----------
Total Residential Mortgage
 Loans .......................     467,624  $   83,701     277,902  $   52,553     176,055  $   36,495
                                ==========  ==========  ==========  ==========  ==========  ==========

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

         PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the certificates.

Underwriting Standards

         PHH Mortgage's products currently consist of:

         o First-lien conventional loans (both conforming loans and non-conforming loans), government insured Federal Housing Administration ("FHA") and government guaranteed Veterans Administration ("VA") loans; and

         o   first and junior lien home equity loans and lines of credit.

         The underwriting standards used by PHH Mortgage for mortgage loans vary based on the type of mortgage product. Set forth below is a summary of underwriting standards used in approving various products:

MORTGAGE PRODUCT                                     UNDERWRITING STANDARDS USED
-------------------------------------------------    ---------------------------
First Lien FHA/VA                                    Ginnie Mae
First Lien Conventional/Conforming                   Fannie Mae or Freddie Mac
First Lien Conventional/Non-Conforming               PHH Mortgage
Home Equity Loans and Home Equity Lines of Credit    PHH Mortgage

         PHH Mortgage's underwriting standards have been established based upon its knowledge of the primary and secondary residential mortgage markets. They are intended to originate investment-quality mortgage loans that are salable in the secondary mortgage market. They are applied in originating or purchasing loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various "private-label" programs. The application of the underwriting standards represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including but not limited to, the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. PHH Mortgage may adapt its underwriting guidelines based upon the nature of a specific private-label relationship.

General Underwriting Procedure

         The following describes the general underwriting procedures used for mortgage loans originated or purchased, and underwritten by PHH Mortgage. From time to time, exceptions to PHH Mortgage's underwriting policies may be made. Such exceptions are made on a loan-by-loan basis only at the discretion of PHH Mortgage's underwriters and may be made only after careful consideration of certain compensating factors such as borrower capacity, liquidity, equity, employment and residential stability.

         PHH Mortgage's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee if application is made directly to PHH Mortgage.

         PHH Mortgage makes substantial use of automated underwriting systems and procedures in implementing its underwriting guidelines. These systems are used in conjunction with PHH Mortgage's underwriting staff and control the loan approval process to ensure consistent loan decisioning and conditioning.

         In evaluating the applicant's ability and willingness to repay the proposed loan, PHH Mortgage reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, PHH Mortgage may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         Except as described below, PHH Mortgage verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and a specified amount of cash reserves after the closing of the related mortgage. Additional liquid assets may not be verified.

         Except as described below, PHH Mortgage also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed PHH Mortgage debt payment.

         In determining the adequacy of the property as collateral for a first lien mortgage loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by PHH Mortgage, except as noted in this prospectus supplement. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. In lieu of an appraisal, alternative collateral assessment products which comply with Fannie Mae/Freddie Mac criteria may be used.

         In many cases, the appraisal is obtained through a network of appraisers managed by STARSSM (Speedy Title Appraisal and Review Services), a corporation owned by the same parent company as PHH Mortgage that was originally established to support the Cendant Mobility relocation program with appraisals obtained for relocation transactions (that is, transfers that require an accurate price estimate in the absence of a current sale transaction). In certain cases, PHH Mortgage may employ the use of a third party statistical valuation in lieu of an appraisal.

         Credit scores are obtained by PHH Mortgage in connection with mortgage loan applications to help assess a borrower's credit-worthiness. On an exception basis, credit scores may be obtained by PHH Mortgage after the purchase of a mortgage loan if the related seller does not provide a credit score. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

         The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. These organizations publish scores ranging from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a credit score does not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related mortgage loan, including the LTV ratio, the collateral for the mortgage loan, or the debt-to-income ratio. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any mortgagor's credit score would not be lower if obtained as of the date of the prospectus supplement.

         For all first lien mortgage loans, a title report generally must be obtained. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. PHH Mortgage also reviews the level of an applicant's liquid assets as an indication of creditworthiness.

         PHH Mortgage encourages borrowers to agree to make their monthly payments through automated clearing house (ACH) debits from an established bank account, as a way to improve the rate of timely payments on its loan portfolio.

PHH Mortgage Corporation's Underwriting Standards

         The following underwriting guidelines are used by PHH Mortgage in originating or purchasing first lien mortgage loans for its own account, and in originating loans for, or purchasing loans from, other lenders under various private label programs. Loan applicants may be eligible for a loan approval process permitting less documentation. These documentation standards limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. See "Other Documentation Standards" below.

         PHH Mortgage originates mortgage loans with loan-to-value ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases where primary mortgage insurance is obtained it may be paid for either by the borrower or by PHH Mortgage. In cases for which such primary mortgage insurance is not obtained, loans having loan-to-value ratios exceeding 80% (i) will have been made at an interest rate that was higher than the rate would have been had the loan-to-value ratios been 80% or less or had primary mortgage insurance been obtained or (ii) are required to have pledged assets securing such loans. See "Pledged Asset Loans."

Full Documentation Standards

         The underwriting standards of PHH Mortgage for first lien mortgage loans generally allow loan-to-value ratios at origination of up to 95% for mortgage loans. However, certain programs allow mortgage loans that had loan-to-value ratios at origination of up to 100%.

         In determining whether a prospective borrower has sufficient monthly income available

         o to meet the borrower's monthly obligation on the proposed mortgage loan and

         o to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan,

         PHH Mortgage generally applies debt service-to-income ratios of up to 50% of the proposed borrower's acceptable stable monthly gross income. Under certain programs, however, PHH Mortgage makes loans where these ratios are up to 60%.

         PHH Mortgage's guidelines for verifying an applicant's income and employment are generally as follows:

         o for salaried applicants, PHH Mortgage typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. Verifications of income may be waived under certain programs offered by PHH Mortgage, but PHH Mortgage's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained;

         o for non-salaried applicants, including self-employed applicants, PHH Mortgage requires copies of the applicant's two most recent federal income tax returns and business tax returns for self-employed applicants, if necessary, along with all supporting schedules. In some cases, PHH Mortgage may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

Other Documentation Standards

         PHH Mortgage also originates mortgage loans pursuant to alternative sets of underwriting criteria under its reduced documentation program ("REDUCED DOCUMENTATION PROGRAM"), stated income, stated asset program ("STATED INCOME, STATED ASSET PROGRAM"), stated income, full asset program ("STATED INCOME FULL ASSET PROGRAM"), no income, stated asset program ("NO INCOME STATED ASSET PROGRAM") and rate and term refinance limited documentation program ("STREAMLINED DOCUMENTATION PROGRAM"). Under the Reduced Documentation Program, Stated Income, Stated Asset Program, Stated Income Full Asset Program and No Income Stated Asset Program, certain documentation concerning income/employment and asset verification is reduced or excluded. Each of these programs is designed to facilitate the loan approval process.

         Under the Streamlined Documentation Program, which is generally available only to the loans in PHH Mortgage's portfolio having no mortgage delinquencies in the past 12 months, rate and term refinance loans are underwritten based solely on the original appraisal and limited credit verification, if any. Although no current appraisal of the property is obtained with respect to the origination of these mortgage loans, a "drive-by" appraisal may be obtained in certain cases and the loan-to-value ratio generally may not exceed the original loan-to-value ratio at origination.

         Another program (the "LIQUIDITY PROGRAM") provides for expedited processing on certain loans based on the risk profile of the loan. During the origination process, PHH Mortgage conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. Under the Liquidity Program, loans are categorized into different processing tracks based upon their overall risk profile, as evidenced by the loan-to-value ratio, debt-to-income ratio, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for PHH Mortgage to process the loan. The liquidity ratio used in this program is defined as the total amount of a borrower's liquid assets, as verified by PHH Mortgage, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, annuities, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. PHH Mortgage believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income. The level of income documentation required by the Liquidity Program is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, PHH Mortgage may require the following different levels of income disclosure and verification:

         o   no income disclosure with no verification of income required;

         o debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required; or

         o income disclosure and verification using streamlined/alternate documentation.

         The mortgage loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. These loans are generally structured as follows:

         o the loan is made to the individual applicant, secured by a mortgage or deed of trust from the entity; or

         o the loan is made to the entity, secured by a mortgage or deed of trust from the entity and guaranteed by the individual applicant; or

         o the loan is made jointly to the individual applicant and the entity, secured by a mortgage or deed of trust from the entity.

             In these cases, PHH Mortgage applies its standard underwriting criteria to the property and the individual applicant. These loans are generally categorized as owner-occupied if the individual applicant states in the application that, as of the closing of the related loan, the property will be occupied by one or more applicants.

         The mortgage loans may include loans to borrowers who are non-resident aliens in the United States. In general, PHH Mortgage applies the same underwriting guidelines to these borrowers as under its standard mortgage programs. PHH Mortgage may limit the loan-to-value ratio on these loans if adequate income and credit information is not available.

         In addition, PHH Mortgage originates certain mortgage loans ("RELOCATION MORTGAGE LOANS") made to employees of corporations who have a substantial portion of the costs related to the mortgage loan reimbursed by their employer. Some of the expenses eligible for consideration include closing costs and discount points or real estate commissions. Relocation Mortgage Loans are otherwise originated pursuant to the PHH Mortgage's underwriting policies as described herein.

Pledged Asset Loans

         Certain mortgage loans that have a loan-to-value ratio in excess of 80% and are not covered by a primary mortgage insurance policy may be also either
(i) secured by a security interest in pledged assets (normally securities) owned by the borrower or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in pledged assets (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by PHH Mortgage or another lender to the guarantor. The amount of such pledged assets securing such pledged asset loan generally equals the down payment or equity required by PHH Mortgage. The requirement to maintain pledged assets generally terminates when the principal balance of such pledged asset loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such pledged asset loan is reduced to the applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by PHH Mortgage.

         COUNTRYWIDE HOME LOANS, INC.

         The information set forth in this section of the prospectus supplement has been provided by Countrywide Home Loans.

General

         Countrywide Home Loans, Inc., a New York corporation ("COUNTRYWIDE HOME LOANS"), has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

         As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

         In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "PREFERRED PROCESSING PROGRAM").

         Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

         Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

         Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

         The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "FULL DOCUMENTATION PROGRAM"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

         A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "ALTERNATIVE DOCUMENTATION PROGRAM"), a Reduced Documentation Loan Program (the "REDUCED DOCUMENTATION PROGRAM"), a CLUES Plus Documentation Loan Program (the "CLUES PLUS DOCUMENTATION PROGRAM"), a No Income/No Asset Documentation Loan Program (the "NO INCOME/NO ASSET DOCUMENTATION PROGRAM"), a Stated Income/Stated Asset Documentation Loan Program (the "STATED INCOME/STATED ASSET DOCUMENTATION PROGRAM") and a Streamlined Documentation Loan Program (the "STREAMLINED DOCUMENTATION PROGRAM").

         For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

         Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

         Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

         In addition to Countrywide Home Loans' standard underwriting guidelines (the "STANDARD UNDERWRITING GUIDELINES"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "EXPANDED UNDERWRITING GUIDELINES"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

         Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

         Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

         In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

         The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

         Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 75%.

         The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

         The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

         Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

         Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

         For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

         Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and

Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

         Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

         In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

         The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

         Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

         Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

         Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Calculation of Loan-to-Value Ratio

         The "LOAN-TO-VALUE RATIO" of a mortgage loan at any given time, as used in this section with respect to Countrywide Mortgage Loans, is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is:

     o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

     o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting
         Standards--General".

With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "LOAN-TO-VALUE RATIO" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

     o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "LOAN-TO-VALUE RATIO" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" in this prospectus supplement.

         No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

         CTX MORTGAGE COMPANY, LLC

         The information set forth in this section of the prospectus supplement has been provided by CTX Mortgage Company, LLC, a Delaware limited liability company ("CTX"), which along with its predecessors, has operated as a residential mortgage originator since 1973. CTX operates more than 200 retail branches across the United States, and originates approximately $12 Billion in residential mortgage loans annually. CTX's origination portfolio includes non-conforming and conforming conventional fixed rate, ARMs and balloons, FHA and VA fixed rate and ARMS, and fixed rate and balloon second liens. CTX has substantial experience in originating variable-rate mortgages, hybrid mortgages and interest-only mortgages.

         CTX originates loans generally consistent with Fannie Mae or Freddie Mac published underwriting guidelines. CTX requires a current standard Residential Mortgage Credit Report(s) or a current Tri-Merged Repository Credit Report. The original credit report plus any and all updates is included in the credit package. The credit report must include for each borrower a minimum of three credit bureau scores from Experian, TransUnion and Equifax. The lowest of all the borrowers' middle credit scores is the representative credit score for underwriting purposes.

         CTX requires a full appraisal (1004) or Fannie Mae Form 2055 with interior and exterior inspection from an approved appraiser. Eligible properties include single family detached or attached (that meet Fannie Mae or Freddie Mac guidelines), low rise or high rise condos (that meet Fannie Mae or Freddie Mac Guidelines).

         "CTX FULL/ALT DOC" programs requires a self employed borrower to submit two years of tax returns in accordance with standard Fannie Mae requirements or, if CDU (as defined below) "eligible", the most recent personal and business tax returns (if applicable). Income for a borrower who is salaried is documented with the most recent 30 day period paystub evidencing year-to-date earnings and Form W-2s for the previous year. Qualifying ratios are 33/38%. Ratios may be exceeded if such a borrower is DU (as defined below) or CDU "eligible", up to a maximum of 50%. Additional FICO score requirements apply.

         Desktop Underwriter ("DU") is Fannie Mae's automated underwriting engine. Loans that are entered into DU are underwritten by that Fannie Mae automated underwriting engine and may receive recommendations such as "approve" or "eligible." A recommendation of "approve" means that the credit portion of the loan is acceptable to Fannie Mae. A recommendation of "eligible" means that the loan parameters are eligible for delivery to Fannie Mae. Custom Desktop Underwriter ("CDU") is Fannie Mae's custom automated underwriting engine that allows the loan to run through DU and then to CDU where CTX has written the underwriting guidelines. If the loan meets those guidelines, an "eligible" recommendation will be returned.

         "CTX STATED INCOME" OR "NO INCOME VERIFICATION" OPTION requires that the borrower make a minimum 10% investment from their own verified funds. Any additional downpayment may be from a bona fide gift as defined in the Fannie Mae Selling Guide. The maximum loan-to-value ratio for this program is an 80% loan-to-value ratio (75% for cash out) for primary residences and 75% for second homes. Investment property is not allowed. Income is stated on the loan application (FNMA Form 1003) but not verified. However, the source of this income is verified. Income must be reasonable for the occupation as determined by a qualified underwriter. All income must have a stable receipt of two years with the probability of continuance for 3 more years. Ratios are 33/38% and the borrower must have 6 months principal, interest, taxes and insurance in reserves in addition to the funds needed for downpayment and closing costs. Gifts are not allowed for closing costs or reserves.

         The interest-only feature is available during the fixed period term of the adjustable rate mortgage. Payments are interest-only until the first change date and then fully amortizing for the remaining term of the loan as an adjustable rate mortgage. The interest-only payment is calculated each month based on the current principal balance. If the borrower makes voluntary prepayments of the principal during the interest-only period, the subsequent monthly payment will be based on the lower principal balance. The borrower qualifies for the mortgage loan at the interest-only payment amount.

         CTX employs extensive prefunding quality control on a minimum of 25% of all loan originations.

         WELLS FARGO BANK, N.A.

         The information set forth in this section of the prospectus supplement has been provided by Wells Fargo Bank, N.A. ("WELLS FARGO BANK").

         Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

         Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

         a. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of Wells Fargo Bank and of various non-participant employers ("PRIME 30-YEAR FIXED-RATE RELOCATION LOANS");

         b. Fixed-rate mortgage loans having original terms to maturity of approximately twenty years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans and which were not originated in connection with any relocation program ("PRIME 30-YEAR FIXED-RATE NON-RELOCATION LOANS");

         c. Fixed-rate mortgage loans having original terms to maturity of approximately ten years to approximately fifteen years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("PRIME 15-YEAR FIXED-RATE LOANS"); and

         d. Adjustable-rate mortgage loans having original terms to maturity of approximately ten to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "prime" mortgage loans ("PRIME ADJUSTABLE-RATE LOANS").

         From and including 1996 and through 2004, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $1.671 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                       2002                        2003                        2004
                            --------------------------  --------------------------  --------------------------
                                          AGGREGATE                   AGGREGATE                   AGGREGATE
                                          ORIGINAL                    ORIGINAL                    ORIGINAL
                             NO. OF       PRINCIPAL      NO. OF       PRINCIPAL      NO. OF       PRINCIPAL
ASSET TYPE                   LOANS    BALANCE OF LOANS   LOANS    BALANCE OF LOANS   LOANS    BALANCE OF LOANS
--------------------------  --------  ----------------  --------  ----------------  --------  ----------------
PRIME 30-YEAR FIXED-RATE
RELOCATION LOANS               4,145  $  1,815,610,315     1,793  $    841,966,676       824  $    398,637,205

PRIME 30-YEAR FIXED-RATE
NON-RELOCATION LOANS          98,842    35,972,426,476   105,382    38,683,850,900    23,069     9,241,754,761

PRIME 15-YEAR FIXED-RATE
LOANS                         12,918     5,659,976,450    28,959     9,993,194,106     5,373     2,549,777,150

PRIME ADJUSTABLE-RATE
LOANS                         81,320    40,677,473,242   129,581    54,481,080,940   114,303    52,435,484,897

Wells Fargo Bank's Mortgage Loan Programs

Mortgage Loan Production Sources

         Wells Fargo Bank conducts a significant portion of its mortgage loan originations through loan production offices (the "LOAN STORES") located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also conducts a significant portion of its mortgage loan originations through centralized production offices located in Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, Wells Fargo Bank receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

         The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "JOINT VENTURES") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("CORRESPONDENTS"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

         Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or the Wells Fargo Affiliates.

         Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. Wells Fargo Bank's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property.

         A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

         In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

         The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("DELEGATED UNDERWRITING"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondent's representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondent's compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's underwriting standards.

Mortgage Loan Underwriting

         Wells Fargo Bank Underwriting

         The following is a summary of Wells Fargo Bank's "general" underwriting standards and the substantially less restrictive underwriting criteria applicable to Wells Fargo Bank's "RETENTION PROGRAM."

         General Standards. Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

         Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "MORTGAGE SCORE."

         The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO SCORE" which indicates a level of default probability over a two-year period.

         The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

         With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("CONTRACT UNDERWRITERS") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

         A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

         Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through third party vendors, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including non-occupant co-mortgagors, are combined and considered as a unit.

         In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain guidelines. Such maximum level guidelines vary depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

         Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "HOME ASSET MANAGEMENTSM ACCOUNT LOAN"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

         Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "LOAN-TO-VALUE RATIO" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or
(ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by Wells Fargo Bank and an unaffiliated third party.

         The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

         Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as Wells Fargo Bank may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

         Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

         Retention Program Standards. A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank's retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

         Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower's current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

         Underwriter Discretion. During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

         The Certificates will consist of the Senior Certificates and the Subordinate Certificates. Only the Offered Certificates are offered under this prospectus supplement. The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

         Each class of Certificates will be issued in the initial Class Principal Amounts or Class Notional Amount, as applicable, set forth in the table under "Summary -- Offered Certificates". The initial Class Principal Amount or Class Notional Amount, as applicable, of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

         The Offered Certificates (other than the Class A-R Certificates) will be issued in minimum denominations in principal amounts of $100,000 and integral multiples of $1 in excess thereof. The Class A-R Certificate will be issued as a single instrument in fully registered, definitive form, representing the entire principal amount of such Certificate.

         The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist primarily of (1) the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans and the Pool 3

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Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see "-- Payments on Mortgage Loans; Accounts" below); (3) the Issuing Entity's rights under the assignment, assumption and recognition agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing. In addition, the rights under certain pledged collateral accounts and the Limited Purpose Surety Bond with respect to the Pledged Asset Loans will be assigned to the Trustee for the benefit of the Certificateholders. See "Description of the Mortgage Pools -- The Pledged Asset Loans." The Pledged Assets will not be part of any REMIC.

         Solely for purposes of determining distributions of interest and principal on the Senior Certificates, the Senior Certificates have been divided into the following Certificate Groups:

         THE GROUP 1 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1 Mortgage Loans.

         THE GROUP 2 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class P Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 2 Mortgage Loans.

         THE GROUP 3 CERTIFICATES: With limited exceptions described at "-- Limited Cross-Collateralization Among the Mortgage Pools," distributions of interest and principal on the Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4 and Class 3-A-X Certificates will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 3 Mortgage Loans.

         Distributions of interest and principal on the Class B-1, Class B-2, Class B-3 and the other Subordinate Classes will be based solely on interest and principal, as applicable, received on, or advanced with respect to, the Pool 1, Pool 2 and Pool 3 Mortgage Loans in the aggregate.

         Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

         Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "-- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

         GENERAL. The Offered Certificates (other than the Class A-R Certificate) will be Book-Entry Certificates.

         Each class of Book-Entry Certificates will be represented by one or more global certificates which equal the initial principal balance or initial notional amount of such class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Beneficial Owner will be entitled to receive a Definitive Certificate except as set forth in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Unless and until Definitive Certificates are issued for the Book-Entry

Certificates under the limited circumstances described in the prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates will refer to actions taken by DTC upon instructions from its Participants, and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates will refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Beneficial Owners by DTC in accordance with DTC procedures. Beneficial Owners are only entitled to exercise their rights indirectly through Participants in the DTC.

         REGISTRATION. Beneficial Owners will hold their interests in their Offered Certificates through DTC in the United States or indirectly through organizations which are participants in such systems.

         The Beneficial Owner's ownership interest in a Book-Entry Certificate will be recorded on the records of the Financial Intermediary. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant).

         Beneficial Owners will receive all payments of principal of, and interest on, the Offered Certificates from the Securities Administrator on behalf of the Trustee through DTC and DTC participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates, the Rules provide a mechanism by which Beneficial Owners will receive payments and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive Definitive Certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer their interest by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners. Transfers between Participants will occur in accordance with DTC rules.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Payments on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator, on behalf of the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be made by the Securities Administrator to Cede & Co.

         Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Seller, the Depositor, the Securities Administrator, the Master Servicer, any Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

         Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the accompanying prospectus under "Description of the Securities -- Book-Entry Registration of Securities." Upon the occurrence of an event described in the penultimate paragraph thereunder, the Securities Administrator, on behalf of the Trustee, is required to direct DTC to notify Participants that have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for the Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates, and upon receipt of instruction from DTC for re-registration, the Securities Administrator, on behalf of the Trustee, will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal balances owned by the individual Beneficial Owner and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the accompanying prospectus.

AVAILABLE DISTRIBUTION AMOUNT

         Distributions of interest and principal on the Certificates will be made on each Distribution Date from the Available Distribution Amount of the related Mortgage Pool, in the case of the Senior Certificates and from the Available Distribution Amount of all Mortgage Pools in the case of the Subordinate Certificates, in the order of priority set forth below at "-- Priority of Distributions."

DISTRIBUTIONS OF INTEREST

         GENERAL. On each Distribution Date, each class of Certificates will be entitled to the related Interest Distribution Amount. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

         The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Mortgage Pool or Pools.

         Net Interest Shortfalls for a Mortgage Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Group and all classes of related Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date and (ii) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

         If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

         CERTIFICATE INTEREST RATES. The Certificate Interest Rate for each Accrual Period for each class of Certificates is as follows:

                  (A) The Certificate Interest Rate applicable to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates will equal the Pool 1 Net WAC. The Certificate Interest Rate for the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 4.836% per annum.

                  (B) The Certificate Interest Rate applicable to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class P Certificates will equal the Pool 2 Net WAC. The Certificate Interest Rate for the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class P Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.407% per annum.

                  (C) The Certificate Interest Rate applicable to the Class 3-A-1, Class 3-A-2 and Class 3-A-4 Certificates will equal the Pool 3 Net WAC. The Certificate Interest Rate for the Class 3-A-1, Class 3-A-2 and Class 3-A-4 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.639% per annum.

                  (D) The per annum Certificate Interest Rate applicable to the Class 3-A-3 Certificates for each Distribution Date on or prior to the Distribution Date in August 2012 will equal the lesser of (a) 5.400% and (b) the Pool 3 Net WAC. Commencing with the Accrual Period related to the Distribution Date in September 2012, the Certificate Interest Rate applicable to the Class 3-A-3 Certificates will equal the Pool 3 Net WAC. The Certificate Interest Rate for the Class 3-A-3 Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.400% per annum.

                  (E) The Certificate Interest Rate applicable to the Class 3-A-X Certificates for each Distribution Date on or prior to the Distribution Date in August 2012 will equal the excess, if any, of (a) the Pool 3 Net WAC over (b) the Certificate Interest Rate applicable to the Class 3-A-3 Certificates for such Distribution Date. Commencing with the Accrual Period related to the Distribution Date in September 2012, the Certificate Interest Rate applicable to the Class 3-A-X Certificates will be zero and the Class 3-A-X Certificates will no longer be entitled to receive distributions of interest. The Certificate Interest Rate for the Class 3-A-X Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 0.239% per annum.

                  (F) The Certificate Interest Rate applicable to each of the Subordinate Certificates will equal the Subordinate Net WAC. The Certificate Interest Rate for the Subordinate Certificates for the Accrual Period related to the first Distribution Date is expected to be approximately 5.440% per annum.

DISTRIBUTIONS OF PRINCIPAL

         GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the related Senior Certificates (other than the Interest-Only Certificates) and the related Subordinate Certificates as follows:

         SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date, a Mortgage Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group (other than the Interest-Only Certificates), up to the related Senior Principal Distribution Amount. The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first eleven years beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Aggregate Pool evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

         SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT. Except as provided in the next paragraph, from the Available Distribution Amounts remaining after the payment of interest and principal to the related Senior Certificates and any Subordinate Certificate ranking higher priority as described at "-- Priority of Distributions," each class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of each Subordinate Principal Distribution Amount. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date sequentially to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates, until each such class has received its pro rata share for that Distribution Date. Distributions of each such class' share of the Subordinate Principal Distribution Amount will be made only after payments of interest and principal to each class of Subordinate Certificates ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

         With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all related classes of Subordinate Certificates which have higher numerical class designations than that class is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments from the Mortgage Loans will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

         The approximate original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

         Class B-1............................................... 4.50%
         Class B-2............................................... 2.50%
         Class B-3............................................... 1.70%
         Class B-4............................................... 1.10%
         Class B-5............................................... 0.65%
         Class B-6............................................... 0.30%

PRIORITY OF DISTRIBUTIONS

         On each Distribution Date, the Available Distribution Amount from (a) the related Mortgage Pool (in the case of the Senior Certificates) and (b) all Mortgage Pools (in the case of the Subordinate Certificates) will be allocated among the related classes of Senior Certificates and Subordinate Certificates in the following order of priority:

          (1) Concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Senior Certificates of the related Certificate Group;

          (2)  Concurrently,

               (a) to the Class A-R, Class 1-A-1, Class 1-A-2 and Class 1-A-3 Certificates, the Senior Principal Distribution Amount for Pool 1, in the following order of priority:

                    (i) to the Class A-R Certificates, until its Class Principal Amount has been reduced to zero;

                    (ii) concurrently:

                         (A) approximately 95.4998731028%, sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero;

                         (B) approximately 4.5001268972%, to the Class 1-A-3 Certificates, until its Class Principal Amount has been reduced to zero;

               (b) to the Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class P Certificates, the Senior Principal Distribution Amount for Pool 2, in the following order of priority:

                    (i) On the Distribution Date specified in the Pooling and Servicing Agreement, to the Class P Certificates, until its Class Principal Amount has been reduced to zero;

                    (ii) concurrently:

                         (A) approximately 95.4999799294%, concurrently, as follows:

                             (I)  approximately 21.1219962145%, to the Class

                         2-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

                             (II) approximately 78.8780037855%, sequentially, to

                         the Class 2-A-2, Class 2-A-3 and Class 2-A-4
                         Certificates, in that order, until their respective Class Principal Amounts have been reduced to zero;

                         (B) approximately 4.5000200706%, to the Class 2-A-5 Certificates until its Class Principal Amount has been reduced to zero;

               (c) to the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class 3-A-4 Certificates, the Senior Principal Distribution Amount for Pool 3, concurrently, as follows:

                    (i)  approximately 95.4999997952%, sequentially, as follows:

                         (A)  concurrently:

                              (I) approximately 80.7499822974%, to the Class 3-A-1 Certificates, until its Class Principal Amount has been reduced to zero; and

                              (II) approximately 19.2500177026%, to the Class
                         3-A-2 Certificates, until the Class Principal Amount of the Class 3-A-1 Certificates has been reduced to zero;

                         (B) to the Class 3-A-2 Certificates, until its Class Principal Amount has been reduced to zero;

                         (C) to the Class 3-A-3 Certificates, until its Class Principal Amount has been reduced to zero;

                    (ii) approximately 4.5000002048%, to the Class 3-A-4
               Certificates, until its Class Principal Amount has been reduced to zero;

          (3) To the Subordinate Certificates, in the following order of priority:

                    (i) to the Class B-1 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (ii) to the Class B-1 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (iii) to the Class B-2 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (iv) to the Class B-2 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (v) to the Class B-3 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (vi) to the Class B-3 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (vii) to the Class B-4 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (viii) to the Class B-4 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (ix) to the Class B-5 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (x) to the Class B-5 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (xi) to the Class B-6 Certificates, the payment of its applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

                    (xii) to the Class B-6 Certificates, such class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero; and

          (4) To the Class A-R Certificate, to the extent provided in the Pooling and Servicing Agreement, any remaining amount of the Available Distribution Amount from the Mortgage Pools in the aggregate.

         Notwithstanding the priorities described in clause (3) above, (i) the aggregate amount distributable to the Subordinate Certificates will be reduced below that described in clause (3) under the circumstances described below in "-- Limited Cross-Collateralization Among the Mortgage Pools" and (ii) the allocation of principal prepayments among the classes of Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under "-- Subordinate Principal Distribution Amount".

         On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for the Mortgage Pools will be combined and distributed to the remaining related classes of Certificates, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; second, to pay principal, on a pro rata basis (on the basis of their Class Principal Amounts), on the related Certificates; and third, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Pools.

LIMITED CROSS-COLLATERALIZATION AMONG THE MORTGAGE POOLS

         The priority of distributions described above in "-- Priority of Distributions" will be subject to change if a Mortgage Pool is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

         a. CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN A MORTGAGE POOL. The priority of distributions will change in the case where a Mortgage Pool is experiencing rapid prepayments provided all the following conditions are met:

o the aggregate Class Principal Amount of a Certificate Group has been reduced to zero;

o    there are Subordinate Certificates still outstanding; and

o either (i) the Aggregate Subordinate Percentage on that date is less than 200% of the Aggregate Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Loans in a Mortgage Pool delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Mortgage Pool's applicable Pool Subordinate Amount, is greater than or equal to 50%.

         When all of these three conditions are satisfied, all principal received or advanced with respect to the Mortgage Loans in the Mortgage Pool relating to the Certificate Group that has been paid in full, will be applied as a distribution of principal to the remaining Senior Certificates (pro rata, on the basis of the aggregate Class Principal Amount of the Senior Certificates of the related Certificate Group), rather than applied as a principal distribution to the Subordinate Certificates. Such principal will be distributed in the same priority as those Senior Certificates would receive other distributions of principal.

         b. CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN A MORTGAGE POOL. Realized Losses are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Mortgage Pool that incurred the loss. Therefore, if Realized Losses of any Mortgage Pool that are allocated to the Subordinate Certificates exceed the related Pool Subordinate Amount for that Mortgage Pool, the principal balance of the Mortgage Loans of that Mortgage Pool will be less than the aggregate Class Principal Amount of the related Certificate Group. That is, the principal balance of Mortgage Loans in that Mortgage Pool will be less than the Class Principal Amount of the Certificate Group being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the

Mortgage Loans in the other Mortgage Pools will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group to the extent described below.

         If, on any Distribution Date, any Certificate Group is an Undercollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions" will be altered as follows:

o the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group will be paid in the following priority: (1) first, such amount, up to an amount for the Undercollateralized Group equal to the Total Transfer Amount will be distributed first to the Senior Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates as principal, in the same order and priority as they would receive other distributions of principal; and
     (2) second, any remaining amount will be distributed pursuant to paragraph
     (3) under "--Priority of Distributions" in this prospectus supplement.

         If more than one Certificate Group on any Distribution Date is entitled to a Transfer Payment such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates immediately prior to such Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Loans in that Certificate Group. If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates.

         The payment of interest to the Senior Certificates of an Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

         The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the related Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF LOSSES

Allocation of Losses - General

         In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to such Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

         Modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a Deficient Valuation or a Debt Service Reduction. However, none of these bankruptcy proceedings shall be considered a Debt Service Reduction or Deficient Valuation so long as the Master Servicer or the related Servicer is pursuing any remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Master Servicer or the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

         The Subordinate Certificates will provide limited protection to the Senior Certificates and Subordinate Certificates of higher relative priority against (i) Special Hazard Losses, up to the Special Hazard Loss Coverage Amount, (ii) Bankruptcy Losses, up to the Bankruptcy Loss Coverage Amount and
(iii) Fraud Losses, up to the Fraud Loss Coverage Amount.

         The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses on the Mortgage Loans may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

Allocation of Losses

         If a Realized Loss, other than any Excess Loss, occurs on the Mortgage Loans, then, on each Distribution Date the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and second, to the Senior Certificates related to the Mortgage Pool sustaining such losses (other than the Interest-Only Certificates), pro rata on the basis of their respective Class Principal Amounts, except that (i) any realized losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated to the Class 1-A-1 and Class 1-A-2 Certificates will instead be allocated to the Class 1-A-3 Certificates, until the Class Principal Amount of the Class 1-A-3 Certificates has been reduced to zero, (ii) any realized losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates will instead be allocated to the Class 2-A-5 Certificates, until the Class Principal Amount of the Class 2-A-5 Certificates has been reduced to zero and (iii) any realized losses, other than special hazard losses, bankruptcy losses and fraud losses, that would otherwise be allocated to the Class 3-A-1, Class 3-A-2 and Class 3-A-3 Certificates will instead be allocated to the Class 3-A-4 Certificates, until the Class Principal Amount of the Class 3-A-4 Certificates has been reduced to zero.

         The Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will also be reduced by Subordinate Certificate Writedown Amount.

         On each Distribution Date, Excess Losses on each Mortgage Pool will be allocated pro rata among the classes of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of the Senior Certificates (other than the Interest-Only Certificates), such Excess Loss will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Subordinate Certificates, such Excess Loss will be allocated among the classes of Subordinate Certificates pro rata based on each class' share of the Apportioned Principal Balance for the related Mortgage Pool; provided, however, on any Distribution Date after the second Senior Termination Date, Excess Losses on the Mortgage Loans will be allocated to the Senior Certificates (other than the Interest-Only Certificates) and Subordinate Certificates based upon their respective Class Principal Amounts; provided further, however, on any Distribution Date on and after the related Credit Support Depletion Date, any Excess Loss will be allocated pro rata among all classes of Senior Certificates (other than the Interest-Only Certificates) based on their respective Class Principal Amounts.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

o the amount of the distributions, separately identified, with respect to each class of Certificates;

o the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

o the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

o the amount of any unpaid Interest Shortfall with respect to each class of Certificates;

o the Class Principal Amount of each class of Certificates after giving effect to the distribution of principal on that Distribution Date;

o the Pool Balance for the Aggregate Pool and the Stated Principal Balance of the Mortgage Loans in each Mortgage Pool at the end of the related Prepayment Period, and the applicable Net WAC of the Mortgage Loans in each Mortgage Pool at the beginning of the related Due Period;

o the Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Mortgage Pool for the following Distribution Date;

o with respect to each Mortgage Pool and the Aggregate Pool, the amount of the Servicing Fee paid to or retained by each Servicer and the amount of the Master Servicing Fee retained by the Master Servicer;

o with respect to each Mortgage Pool and the Aggregate Pool, the amount of Monthly Advances for the related Due Period;

o with respect to each Mortgage Pool and the Aggregate Pool, the number and aggregate principal balance of the Mortgage Loans that, using the MBS method, were (A) delinquent (exclusive of Mortgage Loans in foreclosure)
     (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

o with respect to each Mortgage Pool and the Aggregate Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

o with respect to each Mortgage Pool and the Aggregate Pool, the amount of Realized Losses incurred during the preceding calendar month;

o with respect to each Mortgage Pool and the Aggregate Pool, the cumulative amount of Realized Losses incurred since the Closing Date; and

o the Certificate Interest Rate for each class of Certificates for that Distribution Date.

         The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

EXPECTED FINAL DISTRIBUTION DATE

         The Expected Final Distribution Date for each class of Certificates is the Distribution Date on which the Class Principal Amount or Class Notional Amount, as applicable, for such Class will be reduced to zero, assuming that (i) the related Mortgage Loans prepay at a rate of 25% CPR and (ii) the Master Servicer exercises it's right to purchase all of the outstanding Mortgage Loans on the first Distribution Date on which it is eligible to do so, as set forth under "--Optional Clean-Up Call" below. The actual final Distribution Date of any class of Certificates may be earlier or later than such class's Expected Final Distribution Date.

FINAL SCHEDULED DISTRIBUTION DATE

         The Final Scheduled Distribution Date for the for the Offered Certificates is the Distribution Date in February 2036, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan in the Aggregate Pool. The actual final Distribution Date of any class of Certificates may be substantially earlier than the Final Scheduled Distribution Date.

OPTIONAL CLEAN-UP CALL

         On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement.

         If such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess. This residual class is not offered hereby.

         If the option is exercised it will effect an early retirement of the Certificates. Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein. The proceeds of the optional termination may not be sufficient to distribute the full amount to which each class of Certificates is entitled.

VOTING RIGHTS

         The Class 3-A-X and Class A-R Certificates will each be allocated 1% of all voting rights and the other classes of Certificates will be allocated 98% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts and among Certificates of such class in proportion to their Percentage Interests.

                               THE ISSUING ENTITY

         On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, J.P. Morgan Mortgage Trust 2006-A1 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under "Description of the Certificates--General" above. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

         The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

         The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

         If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of Subordinate Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

                                   THE TRUSTEE

         U.S. Bank National Association ("U.S. Bank") will act as the trustee under the terms of the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $207 billion as of September 30, 2005. As of September 30, 2005, U.S. Bancorp serves approximately 13.3 million customers, operates 2,396 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

         U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

         U.S. Bank has provided corporate trust services since 1924. As of September 30, 2005, U.S. Bank was acting as trustee with respect to over 49,500 issuances of securities with an aggregate outstanding principal balance of approximately $1.58 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

         On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

         As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 575 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $215,303,100,000.00.

         In the event of a default by the Master Servicer under the Pooling and Servicing Agreement that has not been remedied, either the trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer. If the Master Servicer is terminated, or the Master Servicer resigns, the trustee will become the successor Master Servicer. However, if the trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

         The trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent. The trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the trustee and the appointment of a successor will generally be paid by the trustee or the Depositor.

         The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not trustee.

             The trustee will not be liable under the Pooling and Servicing
Agreement:

         o expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

         o for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

         o for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

         In the absence of bad faith, the trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the Pooling and Servicing Agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

         The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

              THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

MASTER SERVICER

         Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, as amended by the applicable Reconstitution Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity and at the direction of the Trustee against such defaulting Servicer. As of November 30, 2005, Wells Fargo Bank was acting as master servicer for approximately 940 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately 428,268,679,337.

SECURITIES ADMINISTRATOR

         Under the terms of the Pooling and Servicing Agreement, the Master Servicer also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, the Master Servicer is responsible for the preparation of all REMIC tax returns on behalf of each REMIC comprising the Issuing Entity and the preparation of monthly reports on Form 10-D in regards to distribution and pool performance information and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity pursuant to the Securities Exchange Act of 1934, as amended. Wells Fargo Bank has been engaged in the business of securities administration since June 20, 1995. As of November 30, 2005, Wells Fargo Bank was acting as securities administrator with respect to more than $700,000,000,000 of outstanding residential mortgage-backed securities.

                                  THE DEPOSITOR

         J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the Depositor for the Issuing Entity. The principal executive offices of the Depositor are located at 270 Park Avenue, New York, New York 10017. As Depositor it will establish the Issuing Entity and will be the party that deposits, sells or otherwise conveys to the Issuing Entity the assets of the trust. Its telephone number is (212) 270-8863.

         The Depositor has been engaged in the securitization of mortgage loans, contracts and mortgage-backed securities since its incorporation. The Depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust. The Depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with mortgage loans and mortgaged-backed securities. The Depositor has acquired the Mortgage Loans from the Sponsor in a privately negotiated transaction.

         The certificate of incorporation of the Depositor provides that the Depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling mortgage loans and mortgage-backed securities, serving as Depositor of the trusts and engaging in activities incidental to the foregoing.

         The Depositor will have limited obligations with respect to the Certificates. The Depositor will obtain certain representations and warranties from the Originators and the Sponsor regarding the Mortgage Loans. The Depositor will also assign to the Trustee the Depositor's rights with respect to those representations and warranties. See "The Agreements -Assignment of the Trust Fund Assets" and "The Trust Fund -- Representations by Seller or Originators; Repurchases" in the attached prospectus.

         After issuance of the Certificates, the Depositor will have no material obligations with respect to the Certificates and Mortgage Loans, other than the
(i) the right to appoint a successor trustee upon the resignation or removal of the trustee and (ii) the obligation to indemnify the underwriter against certain liabilities under the Securities Act of 1933, as amended.

         The Depositor does not have, nor is it expected in the future to have, any significant assets. Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates.

                             THE SPONSOR AND SELLER

GENERAL

         J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the Issuing Entity. The Sponsor has sold the Mortgage Loans to the Depositor for sale to the Issuing Entity. JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A. The principal executive offices of JPMAC are located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-8863.

SECURITIZATION ACTIVITIES OF THE SPONSOR

         JPMAC has been engaged in the securitization of assets since its incorporation. In connection with these activities, JPMAC uses special purpose entities, such as the Depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

         During fiscal years 2004 and 2003, JPMAC securitized approximately $4,510,234,249 and $544,933,778 of residential mortgages, respectively. During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

         In the normal course of its securitization program, JPMAC acquires mortgage loans from third party originators and through its affiliates. Employees of JPMAC or its affiliates structure securitization transactions in which the mortgage loans are sold to the Depositor. In consideration for the Mortgage Loans which JPMAC sold to the Depositor, the Depositor has caused the issuance of the Certificates. JPMAC will receive the net proceeds from the sale of the Offered Certificates.

                       AFFILIATES AND RELATED TRANSACTIONS

         The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor and the Underwriter. JPMCB is an Originator and a Servicer of the Mortgage Loans and the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, JPMSI or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                                  THE SERVICERS

GENERAL

         Approximately 59.89% and 38.34% of the Pool 1 Mortgage Loans will be serviced by JPMCB (after the transfer of servicing of the M&T Mortgage Loans which occurred on January 13, 2006 and the transfer of servicing of a portion of the CTX Mortgage Loans which occurred on January 25, 2006) and PHH Mortgage, respectively. Approximately 31.43%, 33.53 and 26.58% of the Pool 2 Mortgage Loans will be serviced by JPMCB, Countrywide Servicing and Wells Fargo Bank, respectively. Approximately 65.04% and 30.47% of the Pool 3 Mortgage Loans will be serviced by Countrywide Servicing and PHH Mortgage, respectively. No other Servicer will service more than 10% of the Mortgage Loans in any Mortgage Pool. Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties. Set forth below is certain information with respect to the servicing of mortgage loans by PHH Mortgage, JPMCB, Countrywide Servicing and Wells Fargo Bank. No other Servicer will service greater than 20% of the Mortgage Loans in any Mortgage Pool.

PHH MORTGAGE CORPORATION

         The information set forth in this section of the prospectus supplement has been provided by PHH Mortgage Corporation.

         PHH Mortgage has been servicing residential mortgage loans since 1978. The following table describes size, composition and growth of PHH Mortgage's total residential mortgage loan servicing portfolio as of the dates indicated.

                                          DECEMBER 31, 2003           DECEMBER 31, 2004          SEPTEMBER 30, 2005
                                      -------------------------   -------------------------   -------------------------
                                                                 (DOLLAR AMOUNTS IN MILLIONS)
                                                       TOTAL                       TOTAL                       TOTAL
                                                     PORTFOLIO                   PORTFOLIO                   PORTFOLIO
LOAN TYPE                               NUMBER       OF LOANS       NUMBER       OF LOANS       NUMBER       OF LOANS
-----------------------------------   -----------   -----------   -----------   -----------   -----------   -----------
Conventional(1) ...................       783,434   $   126,996       793,813   $   133,816       801,315   $   135,713
Government(2) .....................        87,420         8,908        77,591         7,978        67,792         6,954
Home Equity Lines of Credit .......        68,219         2,715        90,568         3,922        96,818         4,246
                                      -----------   -----------   -----------   -----------   -----------   -----------
Total Residential Mortgage Loans ..       939,073   $   138,619       961,972   $   145,716       965,925   $   146,913
                                      ===========   ===========   ===========   ===========   ===========   ===========

----------
(1) Includes all Residential Mortgage Loans other than Government Loans and Home Equity Lines of Credit

(2)  Includes FHA and VA Loans

         PHH Mortgage has a collections department that it uses to determine the root cause or causes ("hardships"), and a plan of action, when a mortgagor is unable to make their regularly scheduled mortgage payment by the related due date. Hardships are categorized as either "short-term" or "long-term", and based on the length of the hardship, the collections department's representative will develop a plan of action, including offering repayment plans, soliciting loss mitigation assistance programs and offering counseling where continued borrower interest in the property appears less feasible. All mortgage loans are scored using one of the two standard industry behavioral scoring models. These scores, or risk factors, are used to determine the outbound calling strategy and default handling assigned to each mortgage loan. PHH Mortgage initiates outbound phone calls, based on the behavioral score, at precise times during the month using a predictive dialer. In addition, inbound calls handled by PHH Mortgage's Voice Response Unit (VRU) will automatically route the mortgagor to the collections department if the mortgage loan is more than 30 days delinquent. Once contact with the mortgagor is made, details of the conversation are documented in PHH Mortgage's collections department's system. PHH Mortgage has guidelines that suggest the minimum information collectors should attempt to obtain from delinquent mortgagors at various stages of delinquency. The following day, all mortgage loans where contact was made from the previous day are automatically removed from the daily outbound calling campaigns for three days and the process begins again until the mortgagors for all delinquent mortgage loans are contacted. Once all mortgage loans have had an attempt, they are recycled for additional attempts. Accounts that require a follow-up phone call receive a reminder code that indicates to the system that the customer needs to be called back if payment is not received by an agreed upon date. While on any call, the collector determines the borrower's attitude toward the delinquency and gains an understanding of the mortgagor's hardship. If the customer has no concrete plan to bring the account current, the customer is then requested to participate in an interview in order to assess their financial situation. Borrower's income, assets and expenses are analyzed in determining appropriate courses of action and/or workout solutions that could be pursued.

         Continued follow up is made until the mortgage loan is brought current or no plan of action can be agreed upon. In cases where no plan of action is made by the 120th day of delinquency, a formal review is conducted to determine the appropriateness of initiating a foreclosure action.

         On July 15, 2004, PHH Mortgage entered into an agreement with First American Default Management Solutions LLC. Pursuant to that agreement, First American provides and performs certain foreclosure, eviction, bankruptcy, claims, property inspection and preservation and related default functions for PHH Mortgage. Employees of First American are located at PHH Mortgage's premises and First American's premises. First American's operations are located in Dallas, Texas.

         On January 6, 2004, PHH Mortgage entered into an agreement with ICT Group, Inc. Pursuant to that agreement, ICT provides inbound customer service telephone response services. On December 26, 2004, PHH Mortgage entered into an agreement with West Corporation. Pursuant to that agreement, WEST provides inbound customer service telephone response services. Combined, ICT and WEST handle an average of 80,000 monthly inbound calls. This represents approximately 60% of PHH Mortgage's total monthly inbound customer service calls. ICT's operations are located in Amherst, New York. WEST's operations are located in Spokane, Washington.

         In September 2004, PHH Mortgage adopted the Account Receivable Check Conversion (ARC) check clearing methodology. This process converts paper checks into an automated clearing house transaction which expedites the check clearing time frame. As of December 2005, approximately 55% of PHH Mortgage's first lien mortgage loan portfolio and approximately 82% of PHH Mortgage's home equity portfolio payments are processed via the ARC method on a monthly basis.

         Except as described above, there have been no other material changes to PHH Mortgage's servicing policies or procedures.

         PHH Mortgage is not aware of any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. PHH Mortgage is not aware of any material legal proceedings pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities that is material to holders of the Certificates. PHH Mortgage has made all advances required to be made by it as a master servicer, a servicer or a sub-servicer of residential mortgage loans during the preceding three years.

         The report of independent registered public accounting firm prepared with respect to PHH Mortgage for the year ended December 31, 2004 indicated that PHH Mortgage did not comply with the requirement, contained in the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, to (i) prepare custodial bank account reconciliations within 45 calendar days after the cutoff date and (ii) resolve reconciling items within 90 calendar days of their original identification. PHH Mortgage undertook remediation activities to address this material instance of noncompliance as of December 31, 2004. PHH Mortgage is not aware of any other material noncompliance with any applicable servicing criteria as to any other securitizations.

         PHH Mortgage does not believe that its financial condition poses any material risk to its ability to service the Mortgage Loans.

         PHH Mortgage will service Mortgage Loans substantially in accordance with the procedures set forth under "Servicing of the Mortgage Loans" below.

WELLS FARGO BANK, N.A.

         Servicing Experience

         Wells Fargo Bank, N.A. ("WELLS FARGO BANK") is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including it predecessors have many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.

         Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Prime 30-Year Fixed-Rate Relocation Loans, Prime 30-Year Fixed-Rate Non-Relocation Loans, Prime 15-Year Fixed-Rate Loans and Prime Adjustable-Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $745.5 billion as of the end of 2004.

The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:

                                  AS OF DECEMBER 31, 2002        AS OF DECEMBER 31, 2003          AS OF DECEMBER 31, 2004
                               -----------------------------   -----------------------------   -----------------------------
                                                AGGREGATE                       AGGREGATE                       AGGREGATE
                                                ORIGINAL                        ORIGINAL                        ORIGINAL
                                                PRINCIPAL                       PRINCIPAL                       PRINCIPAL
                                  NO. OF       BALANCE OF        NO. OF        BALANCE OF         NO. OF       BALANCE OF
ASSET TYPE                        LOANS           LOANS          LOANS            LOANS           LOANS           LOANS
----------------------------   -----------   ---------------   -----------   ---------------   -----------   ---------------
PRIME 30-YEAR
FIXED-RATE RELOCATION LOANS          8,502   $ 3,339,280,503         5,203   $ 2,200,149,082         4,592   $ 1,993,196,360

PRIME 30-YEAR
FIXED-RATE
NON-RELOCATION LOANS               111,952    38,365,933,781       144,462    47,991,001,967       131,966    44,654,440,320

PRIME 15-YEAR
FIXED-RATE LOANS                    14,791     6,119,110,659        34,220    11,433,656,570        34,234    11,365,431,398

PRIME ADJUSTABLE-RATE LOANS         82,971    38,771,551,553       148,671    60,851,059,095       211,796    88,484,583,575

         Servicing Procedures

         Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

         Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collector's queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collector's queue.

         When a Mortgage Loan appears in a collector's queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

         Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, located in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

         Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

         If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

         Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain force-placed insurance at the borrower's expense.

         Wells Fargo Bank will service Mortgage Loans substantially in accordance with the procedures set forth under "Servicing of the Mortgage Loans" below.

COUNTRYWIDE HOME LOANS SERVICING LP

         The principal executive offices of Countrywide Home Loans Servicing LP ("COUNTRYWIDE SERVICING") are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

         Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In

January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

         In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

         Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

         Countrywide Home Loans

         Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("COUNTRYWIDE FINANCIAL"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. There are no legal proceedings against Countrywide Home Loans or Countrywide Servicing, or to which any of their respective properties are subject, that are material to the Certificateholders.

         Except as otherwise indicated, reference in the remainder of this section to "COUNTRYWIDE HOME LOANS" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of September 30, 2005, December 31, 2004, December 31, 2003 and December 31, 2002, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $1,047.623 billion, $838.322 billion, $644.855 billion and $452.405 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

         Mortgage Loan Production

         The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                    CONSOLIDATED MORTGAGE LOAN PRODUCTION
                                          ---------------------------------------------------------------------------------------
                                                          TEN MONTHS                   YEARS ENDED                    NINE MONTHS
                                           YEAR ENDED       ENDED                      DECEMBER 31,                     ENDED
                                          FEBRUARY 28,   DECEMBER 31,   ------------------------------------------   SEPTEMBER 30,
                                              2001           2001           2002           2003           2004           2005
                                          ------------   ------------   ------------   ------------   ------------   ------------
                                                           (DOLLARS IN MILLIONS, EXCEPT AVERAGE LOAN AMOUNT)
Conventional Conforming Loans
  Number of Loans ......................       240,608        504,975        999,448      1,517,743        846,395        591,059
  Volume of Loans ......................  $     34,434   $     76,432   $    150,110   $    235,868   $    138,845   $    122,780
     Percent of Total Dollar Volume ....          50.0%          61.7%          59.6%          54.2%          38.2%          34.3%
Conventional Non-conforming Loans
  Number of Loans ......................        86,600        137,593        277,626        554,571        509,711        612,768
  Volume of Loans ......................  $     11,394   $     22,209   $     61,627   $    136,664   $    140,580   $    163,199
     Percent of Total Dollar Volume ....          16.5%          17.9%          24.5%          31.4%          38.7%          45.6%
FHA/VA Loans
  Number of Loans ......................       118,673        118,734        157,626        196,063        105,562         60,545
  Volume of Loans ......................  $     13,075   $     14,109   $     19,093   $     24,402   $     13,247   $      7,978
     Percent of Total Dollar Volume ....          18.9%          11.4%           7.6%           5.6%           3.6%           2.2%
Prime Home Equity Loans
  Number of Loans ......................       119,045        164,503        316,049        453,817        587,046        511,253
  Volume of Loans ......................  $      4,660   $      5,639   $     11,650   $     18,103   $     30,893   $     31,403
     Percent of Total Dollar Volume ....           6.8%           4.5%           4.6%           4.2%           8.5%           8.8%
Nonprime Mortgage Loans
  Number of Loans ......................        51,706         43,359         63,195        124,205        250,030        202,768
  Volume of Loans ......................  $      5,360   $      5,580   $      9,421   $     19,827   $     39,441   $     32,457
     Percent of Total Dollar Volume ....           7.8%           4.5%           3.7%           4.6%          11.0%           9.1%
Total Loans
  Number of Loans ......................       616,632        969,164      1,813,944      2,846,399      2,298,744      1,978,393
  Volume of Loans ......................  $     68,923   $    123,969   $    251,901   $    434,864   $    363,006   $    357,817
  Average Loan Amount ..................  $    112,000   $    128,000   $    139,000   $    153,000   $    158,000   $    181,000
  Non-Purchase Transactions(1) .........            33%            63%            66%            72%            51%            52%
  Adjustable-Rate Loans(1) .............            14%            12%            14%            21%            52%            53%

----------
(1)  Percentage of total loan production based on dollar volume.

         Loan Servicing

         Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

             (a) collecting, aggregating and remitting mortgage loan payments;

             (b) accounting for principal and interest;

             (c) holding escrow (impound) funds for payment of taxes and insurance;

             (d) making inspections as required of the mortgaged properties;

             (e) preparation of tax related information in connection with the mortgage loans;

             (f) supervision of delinquent mortgage loans;

             (g) loss mitigation efforts;

             (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

             (i) generally administering the mortgage loans, for which it receives servicing fees.

         Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

         Collection Procedures

         When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

         Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

         If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

         Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

         Foreclosure, Delinquency and Loss Experience

         Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

         A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

         The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of the mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by certain affiliates of Countrywide Home Loans in transactions that were registered with the Securities and Exchange Commission. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):

                                      AT                                AT DECEMBER 31,                               AT
                                  FEBRUARY 28,   -------------------------------------------------------------   SEPTEMBER 30,
                                     2001            2001            2002            2003            2004            2005
                                 -------------   -------------   -------------   -------------   -------------   -------------
                                           (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT LOSSES ON LIQUIDATED MORTGAGE LOANS)
Volume of Loans(1) ...........   $  21,250,550   $  25,658,250   $  33,455,108   $  47,663,628   $  76,170,541   $ 129,221,061
Delinquent Mortgage Loans
 and Pending Foreclosures at
 Period End:
  30 - 59 days ...............            1.61%           1.89%           2.11%           1.80%           1.51%           1.54%
  60 - 89 days ...............            0.28%           0.39%           0.53%           0.43%           0.28%           0.26%
  90 days or more
   (excluding pending
    foreclosures) ............            0.14%           0.23%           0.35%           0.31%           0.26%           0.21%
Total of delinquencies .......            2.03%           2.50%           2.99%           2.53%           2.05%           2.01%
Foreclosure pending ..........            0.27%           0.31%           0.31%           0.31%           0.20%           0.17%
Total delinquencies and
  Foreclosures pending .......            2.30%           2.82%           3.31%           2.84%           2.25%           2.18%
Net Gains/(Losses) on
 liquidated loans (2) ........   $  (2,988,604)  $  (5,677,141)  $ (10,788,657)  $ (16,159,208)  $ (24,758,566)  $  (5,165,253)

----------
(1) "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.

(2) "Net Gains/(Losses) on liquidated loans" reflect the losses accumulated during (i) the year ended on February 28, 2001, (ii) the 10-month period ending on December 31, 2001, (iii) the years ended on December 31, 2002, December 31, 2003, and December 31, 2004 and (iv) the 9-month period ended on September 30, 2005, respectively.

         Countrywide Servicing will service Mortgage Loans substantially in accordance with the procedures set forth under "Servicing of the Mortgage Loans." below.

JPMORGAN CHASE BANK, N.A.

         The information set forth in this section of the prospectus supplement has been provided by JPMorgan Chase Bank, N.A ("JPMCB").

         JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter. JPMCB is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

         Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

         JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

         JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMCB's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

         Servicing operations, for "prime" quality mortgage loans are audited internally by JPMCB's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

         JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

         Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

         No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

         JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

         Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

         CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

         Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

         Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

         The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. See "--Advances" below. The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

         Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below historical delinquency and foreclosure data for the portfolio of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement) (expressed as percentages of the total portfolio of such loans as of such date). The sum of the columns below may not equal the total indicated due to rounding.

     AGGREGATE PRIME SERVICING PORTFOLIO PRINCIPAL BALANCE AS OF (BILLIONS):

   SEPTEMBER 30,                            DECEMBER 31,
------------------   -----------------------------------------------------------
       2005                 2004                2003                2002
------------------   ------------------  ------------------  -------------------
     $ 438.5              $ 424.2             $ 394.9             $ 367.5

                      AS OF SEPTEMBER 30,                             AS OF DECEMBER 31,
                     ---------------------   ---------------------------------------------------------------------
                             2005                    2004                    2003                    2002
                     ---------------------   ---------------------   ---------------------   ---------------------
                                    BY          BY          BY          BY          BY          BY          BY
PERIOD OF            BY NUMBER   PRINCIPAL    NUMBER     PRINCIPAL    NUMBER     PRINCIPAL    NUMBER     PRINCIPAL
DELINQUENCY          OF LOANS     BALANCE    OF LOANS     BALANCE    OF LOANS     BALANCE    OF LOANS     BALANCE
------------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
30 to 59 days ....        2.88%       2.22%       2.94%       2.30%       3.16%       2.48%       3.59%       3.17%
60 to 89 days ....        0.69%       0.48%       0.70%       0.51%       0.75%       0.57%       0.87%       0.74%
90 days or more ..        0.53%       0.38%       0.48%       0.35%       0.46%       0.34%       0.53%       0.46%
                     ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
     Total .......        4.10%       3.08%       4.12%       3.16%       4.37%       3.39%       4.99%       4.36%
                     =========   =========   =========   =========   =========   =========   =========   =========
Foreclosure ......        0.66%       0.46%       0.82%       0.59%       1.16%       0.90%       1.45%       1.25%

         The following table presents, for the portfolio of mortgage loans secured by one- to- four-family residential properties which were originated by or for JPMCB or its affiliates and which are owned by JPMCB or Chase Mortgage Holdings, Inc. and serviced or subserviced by CHF, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.

                                                 MONTH ENDED              MONTH ENDED
                                              SEPTEMBER 30, 2005       DECEMBER 31, 2004
                                            ---------------------    ---------------------
                                            (DOLLARS IN MILLIONS)    (DOLLARS IN MILLIONS)
Average portfolio principal amount......          $ 26,292                 $ 29,990

                                              NINE MONTHS ENDED       TWELVE MONTHS ENDED
                                              SEPTEMBER 30, 2005       DECEMBER 31, 2004
                                            ---------------------    ---------------------
Net gains (losses) (1)..................           (0.011)%                (0.002)%

----------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

                                                 MONTH ENDED
                                              DECEMBER 31, 2003
                                            ---------------------
                                            (DOLLARS IN MILLIONS)
Average portfolio principal amount......          $ 28,474

                                             TWELVE MONTHS ENDED
                                              DECEMBER 31, 2003
                                            ---------------------
Net gains (losses) (1)..................           (0.02)%

----------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

         There can be no assurance that the delinquency, foreclosures and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosure and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans in the Issuing Entity.

         Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

         JPMCB will service Mortgage Loans substantially in accordance with the procedures set forth under "Servicing of the Mortgage Loans" below.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

         Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

         Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

         Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

         On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer's servicing compensation) on each Servicer Remittance Date. On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

ACCOUNTS

         On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account. On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account. As further compensation, if permitted under the related Servicing Agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments. Amounts on deposit in the Distribution Account may be invested at the discretion of the Securities Administrator for the benefit of the Master Servicer in permitted investments. The following table sets forth certain information with respect to the accounts of the Issuing Entity.

        ACCOUNT                    RESPONSIBLE PARTY                PARTY ENTITLED TO INVESTMENT INCOME
-------------------------   --------------------------------   ---------------------------------------------
Custodial Accounts          The related Servicer will be       The related Servicer will be entitled to any
                            responsible for maintaining the    investment income on amounts in deposit in
                            Custodial Account of such          its Custodial Account.
                            Servicer.

Distribution Account        The Securities Administrator       The Master Servicer will be entitled to a
                            will be responsible for            portion of the investment income on amounts
                            maintaining the Distribution       in deposit in the Distribution Account.  The
                            Account.                           Underwriter will be entitled to the remainder
                                                               of such investment income.

FLOW OF FUNDS

         On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders. The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

       PERIOD/EVENT                         DATES                                     FLOW OF FUNDS
-------------------------   --------------------------------------    ---------------------------------------------
Due Period                  The period beginning on the second day    Each Servicer shall hold in the related
                            of a calendar month and ending on the     Custodial Account all scheduled
                            first day of the succeeding calendar      installments of interest (net of the
                            month.                                    Servicing Fees) and principal collected on
                                                                      the related Mortgage Loans, together with
                                                                      any Monthly Advances in respect thereof.

       PERIOD/EVENT                         DATES                                     FLOW OF FUNDS
-------------------------   --------------------------------------    ---------------------------------------------
Prepayment Period           The calendar month immediately            Each Servicer shall hold in the related
                            preceding the Distribution Date.          Custodial Account all partial or full
                                                                      prepayments of principal and certain other
                                                                      unscheduled payments of principal, together
                                                                      with any accrued interest thereon on the
                                                                      related Mortgage Loans during such period
                                                                      plus any amounts required to be paid by that
                                                                      Servicer in respect of Prepayment Interest
                                                                      Shortfalls on such Mortgage Loans.

Servicer Remittance Date    The 18th day of each calendar month       On the Servicer Remittance Date, each
                            (or,if the 18th is not a Business Day,    Servicer will remit to the Distribution
                            on the immediately preceding Business     Account, scheduled payments received on the
                            Day).                                     Mortgage Loans serviced by it due during
                                                                      the related Due Period and any Monthly
                                                                      Advances in respect thereof, prepayments
                                                                      received on the Mortgage Loans serviced by it
                                                                      during the related Prepayment Period and
                                                                      certain other unscheduled amounts required to
                                                                      be remitted by such Servicer in accordance
                                                                      with the applicable Servicing Agreement.

Distribution Date           The 25th day of each month, or if such    On each Distribution Date, the Securities
                            day is not a Business Day, on the first   Administrator will remit amounts on deposit
                            Business Day thereafter.                  in the Distribution Account to
                                                                      Certificateholders in accordance with the
                                                                      priority of distributions set forth herein.

COMPENSATING INTEREST TO BE PAID BY THE SERVICERS IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

         The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

         Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances. The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

         Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee or the successor master servicer will be obligated to make such Monthly Advance.

COMPLIANCE WITH APPLICABLE SERVICING CRITERIA AND SERVICER ATTESTATION

         The Pooling and Servicing Agreement provides that on or before a specified date in each year for which the Depositor is required to file a 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB. A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with
Item 1122 of Regulation AB on the party's assessment of compliance with the applicable servicing criteria as an exhibit.

         The Pooling and Servicing Agreement also provides for delivery to the Trustee, the Depositor and the Master Servicer, on or before a specified date in each, of an annual officer's certificate to the effect that the Securities Administrator has fulfilled its obligations under the Pooling and Servicing agreement throughout the preceding year.

         The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

         Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

         If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

         Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

         In the event of a default by a Servicer (other than Wells Fargo Bank) under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event of default by Wells Fargo Bank as Servicer under the Servicing Agreement, the Trustee will have the right to remove Wells Fargo Bank as Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer or Trustee, as applicable, removes a Servicer, the Master Servicer or Trustee, as applicable, will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer or Trustee, as applicable, will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

         No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld. JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under such Servicing Agreement.

         Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                     FEES AND EXPENSES OF THE ISSUING ENTITY

         The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The expense fees consist of the Servicing Fee and any lender paid mortgage guaranty insurance premiums, if applicable. The rate at which expense fees accrue is expected to range from 0.250% to 0.740% per annum of the outstanding principal balance of each Mortgage Loan. As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.371% with respect to the Pool 1, 0.261% with respect to the Pool 2 and 0.283% with respect to the Pool 3.

         The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

         The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Master Servicer will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

         The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

                                                       AMOUNT/                              PRIORITY/
      PARTY            FEE PAYABLE               DESCRIPTION OF FEE                     SOURCE OF PAYMENT
-----------------   -----------------   --------------------------------------   ---------------------------------
Servicers           Monthly             With respect to each Servicer and each   Each Servicer will withdraw their
                                        Mortgage Loan serviced by it, an         aggregate Servicing Fee from
                                        amount equal to 1/12 of the product of   interest actually collected on
                                        (1) the principal balance of such        each Mortgage Loan serviced by
                                        Mortgage Loans as of the first day of    it, prior to such amounts being
                                        the related Due Period and (2) the       available to make payments on the
                                        Servicing Fee Rate with respect to       Certificates
                                        such Mortgage Loan.

Master Servicer     Monthly             The Master Servicer will be entitled     On each Distribution Date, the
                                        to investment earnings on amounts on     Master Servicer may retain the
                                        deposit in the Distribution Account.     investment earnings on amounts on
                                                                                 deposit in the Distribution
                                                                                 Account prior to distributions to
                                                                                 Certificateholders.

Trustee             As determined by    The fees of the trustee will be          The fees of the Trustee will be
                    the Master          determined by agreement among the        paid by the Master Servicer from
                    Servicer and the    Master Servicer and the Trustee.         the Master Servicing Fee.
                    Trustee.

Securities          As determined by    The fees of the Securities               The fees of the Securities
Administrator       the Master          Administrator will be determined by      Administrator will be paid by the
                    Servicer and the    agreement among the Master Servicer      Master Servicer from the Master
                    Securities          and the Securities Administrator.        Servicing Fee.
                    Administrator.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

         The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans in the related Mortgage Pool or Mortgage Pools. Yields will also be affected by the extent to which Mortgage Loans in the related Mortgage Pool or Mortgage Pools bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. All of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

         As of the Cut-off Date, approximately 7.43%, 74.73% and 17.84% of the Mortgage Loans are Six-Month LIBOR indexed Mortgage Loans, 1-Year LIBOR indexed Mortgage Loans and 1-Year CMT indexed Mortgage Loans, respectively. Increases and decreases in the Mortgage Rate on a Mortgage Loan will be limited by the maximum Mortgage Rate and the minimum Mortgage Rate, if any, and will be based on the applicable index in effect on the applicable date prior to the related interest rate adjustment date plus the applicable margin. The applicable index may not rise and fall consistently with Mortgage Rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates for similar adjustable rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, some borrowers who prefer the certainty provided by fixed rate mortgage loans may, nevertheless, obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Under each Purchase and Servicing Agreement, as modified by the related Assignment Agreements or the Pooling and Servicing Agreement, the Originator or Seller, as applicable, will represent and warrant that, as of the closing date, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after such date, neither the Originator nor the Seller will have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

         As described herein, approximately 2.28%, 46.85, 26.37% and 6.27% of the Mortgage Loans provide for only monthly interest payments for the first three, five, seven and ten years, respectively, following origination.

Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated generally on the basis of a 27-, 25-, 23- or 20-year level payment amortization schedule, as applicable, as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculated on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

         As described under "Description of the Certificates -- Distributions of Principal" herein, scheduled and unscheduled principal payments on the Mortgage Loans in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first eleven years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

         The yields on the Offered Certificates may also be adversely affected by Net Prepayment Interest Shortfalls. Moreover, the yield on each class of Offered Certificates will be affected by the Mortgage Rates of the Mortgage Loans in the related Mortgage Pool from time to time, as described under "Risk Factors -- Your Yield May Be Affected by Changes in Interest Rates." No prediction can be made as to future levels of Six-Month LIBOR, 1-Year LIBOR or 1-Year CMT or as to the timing of any changes therein.

         The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer's option to purchase the related Mortgage Loans, as described herein. See "Description of the Certificates -- Optional Clean-Up Call." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

         Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

SUBORDINATION OF THE OFFERED SUBORDINATE CERTIFICATES

         On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any related class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

         As more fully described herein, the principal portion of Realized Losses, other than Excess Losses, on the Mortgage Loans will be allocated first to the lowest ranking class of Subordinate Certificates, then to the higher ranking classes of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the related classes of Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking class of Certificates outstanding on such date. In addition, although all losses initially will be borne by the classes of Subordinate

Certificates, Excess Losses will be borne by all classes of related certificates (other than the Interest-Only Certificates) in accordance with the allocation rules set forth in this prospectus supplement under "Description of the Certificates--Allocation of Losses". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses on the related Mortgage Loans. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR. CPR represents an assumed constant rate of prepayment each month, relative to the then outstanding principal balance of a pool of mortgage loans, for the life of such mortgage loans.

         THE PREPAYMENT SPEEDS REFERRED TO HEREIN DO NOT PURPORT TO BE EITHER A HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

         The tables set forth on Annex B-2 (which is incorporated herein as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions. Subject to the foregoing discussion and assumptions, the tables set forth on Annex B-2 indicate the weighted average lives of the Offered Certificates (other than the Class 3-A-X and Class A-R Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Class 3-A-X and Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

         The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

         The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

STRUCTURING ASSUMPTIONS

         The following assumptions (the "STRUCTURING ASSUMPTIONS") were used in constructing the tables set forth on Annex B-2: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in February 2006, (ii) the Mortgage Loans prepay at the indicated percentages of CPR, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in February 2006 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in January 2006 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (xvi) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (taking into account any interest-only period), (ix) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (x) the initial Class Principal Amount and Class Notional Amount of each class of Certificates is as described in this prospectus supplement, (xi) unless indicated otherwise, no exercise of any optional clean-up redemption will occur, (xii) the Closing Date of the sale of the Offered Certificates is January 31, 2005, (xiii) the Six-Month LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and semi-annually thereafter, and the 1-Year CMT and 1-Year LIBOR indexed Mortgage Loans adjust on the next interest adjustment date and annually thereafter, (xiv) the level of Six-Month LIBOR, 1-Year LIBOR and 1-Year CMT remain constant at 4.740%, 4.840% and 4.440%, respectively, (xv) scheduled monthly payments on each Mortgage Loan will adjust in the month immediately following each interest adjustment date (as necessary) for such Mortgage Loan to equal the fully amortizing payment described above, (xvi) the Mortgage Loans in each Mortgage Pool are aggregated into assumed Mortgage Loans having the characteristics in Annex B-1, (xvii) the Servicing Fee Rate for the Mortgage Loans remains constant throughout the life of the Mortgage Loans and (xviii) the Class Principal Amount of the Class P Certificates will be reduced to zero on the first Distribution Date.

SENSITIVITY OF THE CLASS 3-A-X CERTIFICATES

         As indicated in the table below, the yield to investors on the Class 3-A-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Pool 3 Mortgage Loans. The Pool 3 Mortgage Loans generally can be prepaid at any time. The yield to maturity on the Class 3-A-X Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate of approximately 46.43% CPR, assuming the Structuring Assumptions and purchase price below. If the actual prepayment rate of the Pool 3 Mortgage Loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in the Class 3-A-X Certificates would not fully recoup their initial investments.

         The information set forth in the following table has been prepared on the basis of (i) the Structuring Assumptions (which assume no Realized Losses) and (ii) on the assumption that the purchase price (expressed as a percentage of applicable initial Class Notional Amount) of the Class 3-A-X Certificates is 0.875% (not including accrued interest, which has been added to such prices in calculating the yields set forth in the table below).

           SENSITIVITY OF THE CLASS 3-A-X CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                   PERCENTAGE OF CPR
         ---------------------------------------------------------------------
           10%         15%         20%         25%         30%         35%
         ---------------------------------------------------------------------
          19.97%      19.97%      19.96%      18.88%      16.26%      12.45%

         It is highly unlikely that all of the Pool 3 Mortgage Loans will have the characteristics assumed or that the related Mortgage Loans will prepay at any constant rate until maturity or that all of the related Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 3-A-X Certificates are likely to differ from those shown in the table above, even if all of the Pool 3 Mortgage Loans prepay at the indicated percentages of the applicable prepayment assumption. No representation is made as to the actual rate of principal payments on the Pool 3 Mortgage Loans for any period or over the life of the Class 3-A-X Certificates or as to the yield on the Class 3-A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such class.

         Investors in the Class 3-A-X Certificates should note that on any Distribution Date that the Class 3-A-3 Certificates receive interest distributions based on the Pool 3 Net WAC, the Class 3-A-X Certificates will not receive interest distributions. In addition, the Class 3-A-X Certificates are not entitled to interest distributions on any Distribution Date on or after the Distribution Date in September 2012.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, the Issuing Entity (exclusive of the Pledged Assets) will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC. Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. None of the residual interests in the Lower-Tier REMICs are offered hereby. The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs. Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes. The Offered Certificates other than the Class A-R Certificates will represent ownership of regular interests in the Upper-Tier REMIC, and the Class A-R Certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC. All prospective investors should review the discussion under "Material Federal Income Tax Consequences" in the accompanying prospectus.

         The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

         The Class 3-A-X Certificates will, and certain other Regular Certificates may, be treated as having been issued with OID. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be 25% CPR. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

         As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Issuing Entity would be so treated, and income on the Offered Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Issuing Entity will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE CLASS A-R CERTIFICATES

         Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences --Taxation of Holders of Residual Interest Securities" in the prospectus.

         Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Class A-R Certificate will be considered a "noneconomic residual interest" for this purpose. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

OTHER TAXES

         No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

         ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                                  ERISA MATTERS

         ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans.

         ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

         o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

         o the servicing, operation and management of such trusts, provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

         Among the conditions which must be satisfied for the Exemption to apply are:

         o The acquisition of the Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

         o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's Investors Service, Inc.

         o The Trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an Underwriter.

         o The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Issuing Entity represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

         o The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The Issuing Entity must also meet each of the requirements listed below:

         o The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

         o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

         o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire indebtedness of a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

         o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

         o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

         o the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

         This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

         The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

         BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

         o a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

         o a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

         o an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not
         (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

         The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriter.

                                LEGAL PROCEEDINGS

         There are no material legal proceedings currently pending against any of the Sponsor, the Depositor or the Issuing Entity.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that they be rated as indicated on page S-1 by each of the Rating Agencies, as applicable.

         The ratings assigned to mortgage pass through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

         The rating assigned by the Rating Agencies to the Class A-R Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                LEGAL INVESTMENT

         When issued, the Offered Certificates, other than the Class B-2 and Class B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

         The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment" in the prospectus.

                            GLOSSARY OF DEFINED TERMS

1-YEAR CMT                      The weekly average yield on United States
                                Treasury securities adjusted to a constant maturity of one year as published by the Federal
                                Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note.

1-YEAR LIBOR                    The London Interbank offered rate for one-year
                                U.S. dollar deposits as listed under "Money
                                Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

10/1 MORTGAGE LOAN OR           A Mortgage Loan that has a Mortgage Rate that is
10/20 MORTGAGE LOAN             fixed for approximately 120 months after
                                origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to adjustment based on the applicable mortgage index and in accordance with the terms of the related mortgage note.

3/1 MORTGAGE LOAN OR            A Mortgage Loan that has a Mortgage Rate that is
3/27 MORTGAGE LOAN              fixed for approximately 36 months after
                                origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to adjustment based on the applicable mortgage index and in accordance with the terms of the related mortgage note.

5/1 MORTGAGE LOAN OR            A Mortgage Loan that has a Mortgage Rate that is
5/25 MORTGAGE LOAN              fixed for approximately 60 months after
                                origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to adjustment based on the applicable mortgage index and in accordance with the terms of the related mortgage note.

7/1 MORTGAGE LOAN OR            A Mortgage Loan that has a Mortgage Rate that
7/23 MORTGAGE LOAN              is fixed for approximately 84 months after
                                origination thereof before the Mortgage Rate for that Mortgage Loan becomes subject to adjustment based on the applicable mortgage index and in accordance with the terms of the related mortgage note.

ACCRUAL PERIOD                  With respect to any Distribution Date, the
                                calendar month immediately preceding the month in which the related Distribution Date occurs.

AGGREGATE POOL                  Pool 1, Pool 2 and Pool 3, in the aggregate.

AGGREGATE POOL CUT-OFF          $831,289,124.00
DATE BALANCE

AGGREGATE POOL ORIGINAL         With respect to any Mortgage Pool and
SUBORDINATE CLASS PRINCIPAL     Distribution Date, if such date is on or prior
AMOUNT                          to the second Senior Termination Date, the
                                original related Pool Subordinate Amount, or, if such date is after the second Senior Termination
                                Date, the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing
                                Date.

AGGREGATE SUBORDINATE           On any Distribution Date, the percentage
PERCENTAGE                      equivalent of a fraction, the numerator of which
                                is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool Balance for the Aggregate Pool and such Distribution Date.

APPLICABLE CREDIT SUPPORT       For each class of Subordinate Certificates and
PERCENTAGE                      any Distribution Date, the sum of the Class
                                Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other related classes of Subordinate
                                Certificates having higher numerical class designations than that class.

APPORTIONED PRINCIPAL BALANCE   With respect to any class of Subordinate
                                Certificates for any Distribution Date and Mortgage Pool, the Class Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool
                                Subordinate Amount for that date and the denominator of which is the sum of the Pool
                                Subordinate Amounts (in the aggregate).

ASSIGNMENT AGREEMENTS           The assignment, assumption and recognition
                                agreements each among the Depositor, the Seller, the related Servicer and the Trustee, on behalf of the Issuing Entity.

AVAILABLE DISTRIBUTION AMOUNT   With respect to each Mortgage Pool and any
                                Distribution Date (as more fully described in the Pooling and Servicing Agreement), generally, the sum of following amounts:

                                         (1)  all scheduled installments of
                                interest (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

                                         (2)  Insurance Proceeds;

                                         (3)  (a) Liquidation Proceeds received
                                during the month preceding the month of such Distribution Date, including, with respect to any Pledged Asset Loans in such Mortgage Pool, all proceeds of the related Pledged Assets, to the extent payable and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

                                         (4)  all partial or full prepayments of
                                principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

                                         (5)  amounts received with respect to
                                such Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Mortgage Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect;

                                         minus:

                                         o    with respect to the Mortgage Loans
                                              in that Mortgage Pool (or, if not
                                              related to the Mortgage Pool, that
                                              Mortgage Pool's pro rata share
                                              of), all charges and other amounts
                                              payable or reimbursable to the
                                              Master Servicer, the Securities
                                              Administrator and the Trustee
                                              under the Pooling and Servicing
                                              Agreement or to the related
                                              Servicers under the applicable
                                              Servicing Agreements;

                                         o    in the case of paragraphs (2)
                                              through (5) above, any related
                                              unreimbursed expenses incurred in
                                              connection with a liquidation or
                                              foreclosure and any related
                                              unreimbursed Monthly Advances or
                                              servicing advances due to the
                                              Master Servicer or the Servicers;

                                         o    any related unreimbursed Monthly
                                              Advances or servicing advances
                                              determined to be nonrecoverable;
                                              and

                                         o    in the case of paragraphs (1)
                                              through (4) above, any related
                                              amounts collected which are
                                              determined to be attributable to a
                                              subsequent Due Period or
                                              Prepayment Period.

BANKRUPTCY LOSS COVERAGE        With respect to the Subordinate Certificates,
AMOUNT                          an initial amount expected to be up to
                                approximately $293,614 as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

BANKRUPTCY LOSSES               Realized Losses that are incurred as a result
                                of Debt Service Reductions and Deficient
                                Valuations.

BENEFICIAL OWNER                A person acquiring an interest in a Book-Entry
                                Certificate.

BOOK-ENTRY CERTIFICATES         Any class of Certificates issued, maintained and
                                transferred on the book-entry records of DTC and its Participants.

BUSINESS DAY                    Any day other than (i) a Saturday or Sunday, or
                                (ii) a day on which banking institutions in the City of New York, New York, the States of
                                Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

CERTIFICATE                     Any Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4,
                                Class 2-A-5, Class 3-A-1, Class 3-A-2, Class
                                3-A-3, Class 3-A-4, Class 3-A-X, Class B-1,
                                Class B-2, Class B-3, Class B-4, Class B-5,
                                Class B-6, Class P or Class A-R Certificate.

CERTIFICATE GROUP               Any of the Group 1 Certificates, the Group 2
                                Certificates or the Group 3 Certificates.

CERTIFICATE INTEREST RATE       The rate at which interest accrues on a class of
                                Certificates, as set forth under "Description of the Certificates--Certificate Interest Rates."

CERTIFICATE PRINCIPAL AMOUNT    For any Certificate (other than an Interest-Only
                                Certificate), its principal amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including Excess Losses) previously allocated to that Certificate;
                                provided, however, that the Certificate
                                Principal Amount of each class of Certificates
                                (other than an Interest-Only Certificate) to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent
                                Recoveries on the Mortgage Loans in a Mortgage
                                Pool distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates. The Certificate
                                Principal Amount of a Subordinate Certificate may be additionally reduced by allocation of any Subordinate Certificate Writedown Amounts to that Certificate.

CERTIFICATEHOLDER               The holder of a Certificate.

CHASE ORIGINATOR MORTGAGE       The Mortgage Loans included in the Issuing
LOANS                           Entity that were originated or acquired by the
                                Chase Originators.

CHASE ORIGINATORS               JPMCB together with CHF.

CHF                             Chase Home Finance LLC.

CLASS 3-A-X NOTIONAL AMOUNT     With respect to any Distribution Date and the
                                Class 3-A-X Certificates, the Class Principal
                                Amount of the Class 3-A-3 Certificates
                                immediately prior to that Distribution Date. The
                                Class 3-A-X Notional Amount as of the Closing
                                Date will be approximately $51,799,000.

CLASS NOTIONAL AMOUNT           The Class 3-A-X Notional Amount.

CLASS PRINCIPAL AMOUNT          For each class of Certificates, the aggregate
                                Certificate Principal Amounts of the
                                Certificates of that class.

CLASS SUBORDINATION PERCENTAGE  For any Distribution Date and each class of
                                Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Certificates immediately before that Distribution Date.

CLOSING DATE                    On or about January 30, 2006.

CMMC                            Chase Manhattan Mortgage Corporation.

COUNTRYWIDE HOME LOANS          Countrywide Home Loans, Inc.

COUNTRYWIDE MORTGAGE LOANS      The Mortgage Loans included in the Trust Fund
                                that were originated or acquired by Countrywide
                                Home Loans.

COUNTRYWIDE SERVICING           Countrywide Home Loans Servicing LP.

CODE                            The Internal Revenue Code of 1986, as amended.

CPR The constant prepayment rate, which is a prepayment assumption that represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

CREDIT SUPPORT DEPLETION DATE   For the Senior Certificates, the date on which
                                the aggregate Class Principal Amount of the Subordinate Certificates has been reduced to zero.

CTX                             CTX Mortgage Company.

CTX MORTGAGE LOANS              The Mortgage Loans included in the Issuing
                                Entity that were originated or acquired by CTX.

CTX RECONSTITUTION AGREEMENT    The reconstitution agreement with respect to
                                the CTX Mortgage Loans, pursuant to which CTX represents that the representations and warranties relating to the origination of the CTX Mortgage Loans are true and correct as of the Closing Date.

CURRENT INTEREST                For each class of Certificates on any
                                Distribution Date, the amount of interest accrued during the related Accrual Period on the related Class Principal Amount or Class Notional
                                Amount, as applicable, immediately prior to that Distribution Date at the applicable Certificate
                                Interest Rate.

CUSTODIAL ACCOUNT               With respect to each Servicer, an account or
                                accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets.

CUSTODIAN                       JPMorgan Chase Bank, National Association.

CUT-OFF DATE                    January 1, 2006.

DEBT SERVICE REDUCTION          With respect to any mortgage loan, a reduction
                                in its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.

DEFICIENT VALUATION             A proceeding under the United States Bankruptcy
                                Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

DEFECTIVE MORTGAGE LOAN         Any Mortgage Loan as to which there exists
                                deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

DEFINITIVE CERTIFICATE          A Certificate held in physical form.

DELETED MORTGAGE LOAN           A Defective Mortgage Loan that has been
                                removed from the Issuing Entity and replaced with a Replacement Mortgage Loan.

DEPOSITOR                       J.P. Morgan Acceptance Corporation I.

DETERMINATION DATE              The determination date specified in the
                                related Servicing Agreement.

DISTRIBUTION ACCOUNT            An account established by the Securities
                                Administrator on or prior to the Closing Date, which will be maintained with the Securities
                                Administrator in trust for the benefit of the Certificateholders.

DISTRIBUTION DATE               The 25th day of each month, or if such day is
                                not a Business Day, on the first Business Day thereafter commencing in February 2006.

DTC                             The Depository Trust Company.

DUE DATE For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

DUE PERIOD                      With respect to a Mortgage Loan and any
                                Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

EFFECTIVE LOAN-TO-VALUE RATIO   A fraction, expressed as a percentage, the
                                numerator of which is the original Stated
                                Principal Balance of the related Mortgage Loan, less the amount secured by the Pledged Assets required at the time of origination, if any, and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged property in New York will be based solely on the appraised value, or
                                (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

EXPECTED FINAL DISTRIBUTION     For each Class of Certificates, the date set
DATE                            forth for such Class in the table on page S-3.

ERISA                           The Employee Retirement Income Security Act of
                                1974, as amended.

EXCESS LOSSES                   Special Hazard Losses in excess of the Special
                                Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss
                                Coverage Amount.

EXEMPTION                       An administrative prohibited transaction
                                exemption granted to the Underwriter by the U.S.
                                Department of Labor, which permits the
                                acquisition, holding and sale by Plans of the Certificates.

FINAL SCHEDULED DISTRIBUTION    The Distribution Date in February 2036.
DATE

FINANCIAL INTERMEDIARY          A brokerage firm, bank, thrift institution or
                                other financial intermediary that maintains a Beneficial Owner's account.

FITCH                           Fitch, Inc.

FRAUD LOSS COVERAGE AMOUNT      With respect to the Subordinate Certificates, an
                                initial amount expected to be up to
                                approximately $8,312,891.25 as reduced on the fifth anniversary of the Cut-off Date to zero and on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (x) 1%, in the case of the first anniversary, and 0.50%, in the case of the second, third and fourth anniversaries, of the then current Pool Balance of the Aggregate
                                Pool, and (y) the excess of the Fraud Loss
                                Coverage Amount as of the preceding anniversary of the Cut-off Date, over the cumulative amount of Fraud Losses allocated to the related
                                Certificates since the preceding anniversary.

FRAUD LOSSES                    Realized Losses by reason of a default arising
                                from fraud, dishonesty or misrepresentation.

GROUP 1 CERTIFICATES            The Class 1-A-1, Class 1-A-2, Class 1-A-3 and
                                Class A-R Certificates.

GROUP 2 CERTIFICATES            The Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                Class 2-A-4, Class 2-A-5 and Class P
                                Certificates.

GROUP 3 CERTIFICATES            The Class 3-A-1, Class 3-A-2, Class 3-A-3,
                                Class 3-A-4 and Class 3-A-X Certificates.

INSURANCE PROCEEDS              Collectively, all proceeds of any primary
                                mortgage guaranty insurance policies or any other insurance policies with respect to the related Mortgage Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures.

INTEREST DISTRIBUTION AMOUNT    With respect to each class of Certificates and
                                any Distribution Date, the Current Interest for that class on that Distribution Date as reduced by such class' share of Net Interest Shortfalls.

INTEREST-ONLY CERTIFICATES      The Class 3-A-X Certificates.

INTEREST SHORTFALL              With respect to any class of Certificates and
                                any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on such Distribution Date and all prior
                                Distribution Dates exceeds (ii) amounts
                                distributed in respect thereof to such class on prior Distribution Dates.

INTEREST TRANSFER AMOUNT        With respect to any Undercollateralized Group
                                and any Distribution Date, one month's interest on the applicable Principal Transfer Amount at the related Mortgage Pool's Net WAC, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior
                                Distribution Dates.

ISSUING ENTITY                  J.P. Morgan Mortgage Trust 2006-A1

JPMAC                           J.P. Morgan Mortgage Acquisition Corp.

JPMCB                           JPMorgan Chase Bank, National Association.

JPMCB SERVICING AGREEMENT       The servicing agreement related to the CTX
                                Mortgage Loans, the M&T Mortgage Loans and all other Mortgage Loans serviced by JPMCB among JPMCB, the Seller and CHF.

LIMITED PURPOSE SURETY BOND     A limited purpose surety bond issued to PHH
                                Mortgage by Ambac Assurance Corporation intended to guarantee the receipt by the Issuing Entity of certain shortfalls in the net proceeds realized from the liquidation of any required
                                Pledged Assets (such amount not to exceed 30% of the original principal amount of the related
                                Pledged Asset Loan) to the extent that any such shortfall results in a loss of principal as a Pledged Asset Loan that becomes a Liquidated
                                Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond.

LIQUIDATED MORTGAGE LOAN        Generally, a defaulted Mortgage Loan as to which
                                the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan have been received by the related Servicer.

LIQUIDATION PROCEEDS            All amounts received and retained in connection
                                with the liquidation of defaulted Mortgage
                                Loans, by foreclosure or otherwise, including, with respect to any Pledged Asset Loans, all proceeds of the related Pledged Assets, to the extent payable.

LOAN-TO-VALUE RATIO             For a Mortgage Loan at any given time, a
                                fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is
                                (a) in the case of a Mortgage Loan financing the acquisition of a Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related Originator at origination of such Mortgage Loan; provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or
                                (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

LOWER-TIER REMIC                Any REMIC formed pursuant to the Pooling and
                                Servicing Agreement other than the Upper-Tier
                                REMIC.

MASTER SERVICER                 Wells Fargo Bank, N.A.

MASTER SERVICING FEE            Investment earnings on amounts on deposit in
                                the Distribution Account.

MONTHLY ADVANCE                 With respect to any Mortgage Loan for which a
                                Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related Mortgage Rate (less the applicable Servicing Fee Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing
                                Agreement and the related Servicing Agreement.

M&T                             M&T Mortgage Corporation.

M&T MORTGAGE LOANS              The Mortgage Loans included in the Trust Fund
                                that were originated or acquired by M&T.

M&T RECONSTITUTION AGREEMENT    The reconstitution agreement with respect to the
                                M&T Mortgage Loans, pursuant to which M&T represents that the representations and warranties relating to the origination of the M&T Mortgage Loans are true and correct as of the Closing Date.

MOODY'S                         Moody's Investors Service, Inc.

MORTGAGE The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.

MORTGAGE FILE                   The Mortgage Note, the Mortgage with evidence of
                                recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage
                                (except for any such documents other than Mortgage Notes not available on the Closing
                                Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

MORTGAGE LOANS                  The conventional, adjustable rate mortgage loans
                                secured by first liens on the Mortgaged
                                Properties included in the Issuing Entity as of the Closing Date.

MORTGAGE NOTE                   The original promissory note (and any
                                modification or amendment thereto) endorsed in blank without recourse relating to a Mortgage
                                Loan.

MORTGAGE POOL                   Any of Pool 1, Pool 2 and Pool 3.

MORTGAGE RATE                   With respect to any Mortgage Loan, the annual
                                rate of interest borne by the related Mortgage
                                Note from time to time, as of the related Due
                                Date.

MORTGAGED PROPERTY              A one-to-four family residential property
                                securing a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

NET INTEREST SHORTFALL          With respect to any Distribution Date and any
                                Mortgage Pool, an amount equal to the sum of:

                                   o    any Net Prepayment Interest Shortfalls
                                        for that Mortgage Pool and Distribution
                                        Date; and

                                   o    Relief Act Reductions and the amount of
                                        interest that would otherwise have been
                                        received with respect to any Mortgage
                                        Loan in that Mortgage Pool as a result
                                        of a Special Hazard Loss, Fraud Loss,
                                        Debt Service Reduction or Deficient
                                        Valuation, after the exhaustion of the
                                        respective amounts of coverage provided
                                        by the Subordinate Certificates for
                                        those types of losses.

NET MORTGAGE RATE               As to any Mortgage Loan and any Distribution
                                Date, the excess of the Mortgage Rate over the sum of applicable Servicing Fee Rate and the rate at which any lender paid mortgage guaranty insurance premium accrues, if applicable.

NET PREPAYMENT INTEREST         With respect to a Mortgage Pool and any
SHORTFALLS                      Distribution Date, the amount by which a
                                Prepayment Interest Shortfall for the related
                                Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

NET WAC For the Mortgage Loans (or any group of Mortgage Loans) for each Distribution Date, the weighted average of the Net Mortgage Rates of the related Mortgage Loans, as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

OFFERED CERTIFICATES            Collectively, the Senior Certificates, other
                                than the Class P Certificates, and the Class
                                B-1, Class B-2 and Class B-3 Certificates.

ORIGINATORS                     Collectively, PHH Mortgage, the Chase
                                Originators, M&T, Wells Fargo Bank, Countrywide
                                Home Loans, CTX and each other entity that sold
                                Mortgage Loans to the Seller that were
                                subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

OVERCOLLATERALIZED GROUP        When there is an Undercollateralized Group, any
                                Certificate Group that is not an
                                Undercollateralized Group.

PARTICIPANT                     A participating firm that acts as agent for a
                                Financial Intermediary.

PERCENTAGE INTEREST             For a Certificate, either (x) a fraction,
                                expressed as a percentage, the numerator of which is that Certificate's Certificate
                                Principal Amount and the denominator of which is the applicable Class Principal Amount, or
                                (y) the percentage stated on the face of that Certificate.

PHH MORTGAGE                    PHH Mortgage Corporation.

PHH MORTGAGE LOANS              The Mortgage Loans included in the Issuing
                                Entity that were originated or acquired by PHH
                                Mortgage.

PLANS Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

PLEDGED ASSETS                  The additional collateral, usually securities,
                                securing a PHH Mortgage Loan that has an original Loan-to-Value Ratio in excess of 80% and is not covered by a primary mortgage insurance policy.

PLEDGED ASSET LOAN              A PHH Mortgage Loan secured by Pledged Assets.

POOL 1                          The Mortgage Pool consisting of the Pool 1
                                Mortgage Loans.

POOL 1 MORTGAGE LOANS           The Mortgage Loans included in Pool 1.

POOL 1 NET WAC                  As of any Distribution Date, the weighted
                                average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                                Balances as of that date.

POOL 1 SUBORDINATE AMOUNT       For any Distribution Date, the excess of the
                                Stated Principal Balance of the Pool 1 Mortgage
                                Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class
                                1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R
                                Certificates immediately before such
                                Distribution Date.

POOL 2                          The Mortgage Pool consisting of the Pool 2
                                Mortgage Loans.

POOL 2 MORTGAGE LOANS           The Mortgage Loans included in Pool 2.

POOL 2 NET WAC                  As of any Distribution Date, the weighted
                                average of the Net Mortgage Rates of the Mortgage Loans in Pool 1 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                                Balances as of that date.

POOL 2 SUBORDINATE AMOUNT       For any Distribution Date, the excess of the
                                Stated Principal Balance of the Pool 1 Mortgage
                                Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class
                                1-A-1, Class 1-A-2, Class 1-A-3 and Class A-R
                                Certificates immediately before such
                                Distribution Date.

POOL 3                          The Mortgage Pool consisting of the Pool 2
                                Mortgage Loans.

POOL 3 MORTGAGE LOANS           The Mortgage Loans included in Pool 2.

POOL 3 NET WAC                  As of any Distribution Date, the weighted
                                average of the Net Mortgage Rates of the Mortgage Loans in Pool 2 as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal
                                Balances as of that date.

POOL 3 SUBORDINATE AMOUNT       For any Distribution Date, the excess of the
                                Stated Principal Balance of the Pool 2 Mortgage
                                Loans as of the first day of the month preceding the month of that Distribution Date over the sum of the Class Principal Amounts of the Class
                                2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4,
                                Class 2-A-5 and Class P Certificates immediately before such Distribution Date.

POOL BALANCE                    For the Aggregate Pool or any Mortgage Pool, as
                                applicable, on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in the Aggregate Pool or such Mortgage Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

POOL SUBORDINATE AMOUNT         Any of the Pool 1 Subordinate Amount, Pool 2
                                Subordinate Amount or Pool 3 Subordinate Amount.

POOLING AND SERVICING           The pooling and servicing agreement dated as
AGREEMENT                       of January 1, 2006, among the Depositor, the
                                Master Servicer, the Securities Administrator and the Trustee.

PREPAYMENT INTEREST SHORTFALL   With respect to a Mortgage Loan as to which a
                                voluntary prepayment has been made, the amount by which one month's interest at the applicable Net Mortgage Rate on that Mortgage
                                Loan exceeds the amount of interest actually received in connection with such prepayment.

PREPAYMENT PERIOD               The calendar month immediately preceding the
                                Distribution Date.

PRINCIPAL TRANSFER AMOUNT       With respect to any Distribution Date and any
                                Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior
                                Certificates related to that
                                Undercollateralized Group over the aggregate
                                Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

PRIVATELY-OFFERED CERTIFICATES  The Class B-4, Class B-5, Class B-6 and Class P
                                Certificates.

PTCE                            Prohibited Transaction Class Exemption.

PURCHASE AND SERVICING          The underlying mortgage loan purchase and
AGREEMENTS                      servicing agreements with respect to the
                                Mortgage Loans originally entered into between the Seller and the related Originator.

RATING AGENCIES                 Fitch and S&P.

REALIZED LOSS                   With respect to a Liquidated Mortgage Loan, the
                                amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation
                                Proceeds applied to the principal balance of that Mortgage Loan. With respect to a Mortgage
                                Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage
                                Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation. With respect to a Mortgage
                                Loan subject to a Debt Service Reduction, the present value of all monthly Debt Service
                                Reductions, discounted monthly at the applicable
                                Mortgage Rate.

RECONSTITUTION AGREEMENT        Either the CTX Reconstitution Agreement, the
                                M&T Reconstitution Agreement or any other agreement, other than an Assignment Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related
                                Mortgage Loans are true and correct as of the Closing Date.

RELIEF ACT                      The Servicemembers Civil Relief Act or any
                                similar state law.

RELIEF ACT REDUCTIONS           The amount of interest that would otherwise have
                                been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

RECORD DATE                     With respect to any Distribution Date, the last
                                Business Day of the month preceding the month of that Distribution Date.

REGULAR CERTIFICATES            The Offered Certificates, other than the Class
                                A-R Certificate.

REPLACEMENT MORTGAGE LOAN       One or more mortgage loans with similar
                                characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted Mortgage Loan.

RULES The rules, regulations and procedures creating and affecting DTC and its operations.

S&P Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

SCHEDULED PAYMENT               With respect to a Mortgage Loan, the scheduled
                                monthly payment on a Mortgage Loan on any Due
                                Date allocable to principal or interest which, unless otherwise specified in the related
                                Purchase and Servicing Agreement, will give effect to any related Debt Service Reduction and any related Deficient Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan.

SEC                             The Securities and Exchange Commission.

SECURITIES ADMINISTRATOR        Wells Fargo Bank, N.A.

SELLER                          J.P. Morgan Mortgage Acquisition Corp.

SENIOR CERTIFICATES             The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4,
                                Class 2-A-5, Class 3-A-1, Class 3-A-2, Class
                                3-A-3, Class 3-A-4, Class 3-A-X, Class P and
                                Class A-R Certificates.

SENIOR PERCENTAGE               For each Distribution Date and each Mortgage
                                Pool, the percentage equivalent of a fraction, the numerator of which is the aggregate Class
                                Principal Amount of the class or classes of Senior Certificates of the related Certificate
                                Group immediately prior to such Distribution
                                Date, and the denominator of which is the aggregate Stated Principal Balance of all Mortgage Loans in the related Mortgage Pool and for such Distribution Date; provided, however, on any Distribution Date after the second Senior
                                Termination Date has occurred, the Senior
                                Percentage of the remaining Senior Certificates is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class
                                Principal Amount of such remaining classes of Senior Certificates immediately prior to such date and the denominator of which is the aggregate Class Principal Amount of all the Senior Certificates and the Subordinate
                                Certificates, immediately prior to such date.

SENIOR PREPAYMENT PERCENTAGE    With respect to any Mortgage Pool and any
                                Distribution Date:

                                o    occurring before February 2013, 100%;

                                o    occurring in or after February 2013 but
                                     before February 2014, the related Senior
                                     Percentage plus 70% of the related
                                     Subordinate Percentage for that date;

                                o    occurring in or after February 2014 but
                                     before February 2015, the related Senior
                                     Percentage plus 60% of the related
                                     Subordinate Percentage for that date;

                                o    occurring in or after February 2015 but
                                     before February 2016, the related Senior
                                     Percentage plus 40% of the related
                                     Subordinate Percentage for that date;

                                o    occurring in or after February 2016 but
                                     before February 2017, the related Senior
                                     Percentage plus 20% of the related
                                     Subordinate Percentage for that date; or

                                o occurring in February 2017 or thereafter, the related Senior Percentage for that date.

                                Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Pool on such Distribution Date, (ii) if, on any Distribution Date, the Senior Percentage for a Mortgage Pool exceeds the related Senior Percentage on the Closing Date, in which case the Senior Prepayment Percentage for all Mortgage Pools for that Distribution Date will equal 100%, (iii) if the Two Times Test is met on any Distribution Date on or prior to the Distribution Date in January 2009, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage plus 50% of the related Subordinate Percentage for such Distribution Date, (iv) if the Two Times Test is met on any Distribution Date on or after to the Distribution Date in February 2009, in which case the Senior Prepayment Percentage for each Mortgage Pool will equal the related Senior Percentage for such Distribution Date and (v) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

SENIOR PRINCIPAL DISTRIBUTION   For a Certificate Group and for each
AMOUNT                          Distribution Date, the sum of:

                                        (1)      the product of (a) the related
                                Senior Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Loan in the related Mortgage Pool due during the related Due Period;

                                        (2)      the product of (a) the related
                                Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Loans received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to the related Prepayment Period;

                                        (3)      with respect to unscheduled
                                recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was fully liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and
                                (b) the product of (i) the related Senior
                                Percentage for that date and (ii) the related remaining Stated Principal Balance of the related Mortgage Loan at the time of liquidation; and

                                        (4)      any amounts described in
                                clauses (1) through (3) above that remain unpaid with respect to the Certificate Group from prior Distribution Dates.

                                On any Distribution Date after the second Senior Termination Date has occurred, the Senior Principal Distribution Amount for the remaining Senior Certificates will be calculated pursuant to the above formula based on all of the Mortgage Loans in the Aggregate Pool, as opposed to the Mortgage Loans in the related Mortgage Pool.

SENIOR TERMINATION DATE         The date on which the aggregate Class Principal
                                Amount of the Senior Certificates related to a Mortgage Pool is reduced to zero.

SERVICER                        Either PHH Mortgage, Countrywide Servicing,
                                Wells Fargo Bank or JPMCB.

SERVICER REMITTANCE DATE        The 18th day of each month (or, if the 18th is
                                not a Business Day, on the immediately preceding
                                Business Day).

SERVICING AGREEMENTS            Collectively, the Purchase and Servicing
                                Agreements, as may be modified by the related
                                Assignment Agreement, and the JPMCB Servicing
                                Agreement.

SERVICING FEE                   With respect to each Servicer and each Mortgage
                                Loan serviced by it, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee
                                Rate with respect to such Mortgage Loan.

SERVICING FEE RATE              With respect to JPMCB, a per annum rate equal
                                to 0.250%, with respect to the Pool 2 and Pool
                                3 Mortgage Loans that are serviced by JPMCB and 0.375% with respect to the Pool 1 Mortgage
                                Loans that are serviced by JPMCB.

                                With respect to Countrywide Servicing, a per annum rate equal to 0.250% with respect to all of the Mortgage Loans that are serviced by Countrywide Servicing.

                                With respect to PHH Mortgage, a per annum rate equal to 0.250% with respect to 9.22%, 3.79%, and 12.08% of the Mortgage Loans that are serviced by PHH Mortgage in Pool 1, Pool 2, or Pool 3, respectively; 0.255%, 0.270%, and 0.320%
                                with respect to 0.97%, 1.00%, and 4.27% of the Mortgage Loans that are serviced by PHH Mortgage in Pool 2; 0.375% with respect to 87.37%, 87.77%, and 87.92% of the Mortgage Loans that are serviced by PHH Mortgage in Pool 1, Pool 2, or Pool 3; 0.380%, 0.395%, and 0.450% with respect to 1.11%, 0.62%, and 0.48% of the Mortgage Loans that are serviced by PHH Mortgage in Pool 2; and 0.565% and 0.620% with respect to 1.66%, and 1.74% of the Mortgage Loans that are serviced by PHH Mortgage in Pool 1.

                                With respect to Wells Fargo Bank, a per annum rate equal to 0.250% with respect to all of the Mortgage Loans that are serviced by Wells Fargo Bank.

SIX-MONTH LIBOR                 The London Interbank offered rate for six-month
                                U.S. dollar deposits as listed under "Money
                                Rates" in The Wall Street Journal most recently available as of 30 or 45 days, as applicable, prior to the related adjustment date.

SMMEA                           The Secondary Mortgage Market Enhancement Act of
                                1984.

SPECIAL HAZARD LOSS COVERAGE    With respect to the Subordinate Certificates, an
AMOUNT                          initial amount expected to be up to
                                approximately $8,312,891, as reduced, from time to time, by amount equal to on any Distribution
                                Date to the lesser of:

                                o the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses in the Aggregate Pool incurred since the Closing Date, or

                                o    the greatest of

                                        o    1% of the aggregate of the
                                             principal balances of the Mortgage
                                             Loans,

                                        o    twice the principal balance of the
                                             largest Mortgage Loan, and

                                        o    the aggregate principal balances of
                                        the Mortgage Loans secured by Mortgaged
                                        Properties located in the single
                                        California postal zip code area having
                                        the highest aggregate principal balance
                                        of any zip code area.

                                All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

SPECIAL HAZARD LOSSES           Realized Losses in respect of Special Hazard
                                Mortgage Loans.

SPECIAL HAZARD MORTGAGE LOAN    A Liquidated Mortgage Loan as to which the
                                ability to recover the full amount due
                                thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy.

SPONSOR                         JPMAC.

STATED PRINCIPAL BALANCE        For a Mortgage Loan at any Due Date, the unpaid
                                principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation
                                Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor.

STEP-DOWN TEST                  As to any Distribution Date, the Step-Down Test
                                will be satisfied if both of the following conditions are met:

                                o first, the outstanding principal balance of all Mortgage Loans in a Mortgage Pool delinquent 60 days or more (including Mortgage Loans in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of (i) if such date is on or prior to the second Senior Termination Date, the related Pool Subordinate Amount, or (ii) if such date is after the second Senior Termination Date, the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution
                                     Date) of the Subordinate Certificates, does not equal or exceed 50%; and

                                o second, cumulative Realized Losses on the Mortgage Loans in each Mortgage Pool do not exceed:

                                        o    for each Distribution Date
                                             occurring in the period from
                                             February 2013 to January 2014, 30%
                                             of the Aggregate Pool Original
                                             Subordinate Class Principal Amount;

                                        o    for each Distribution Date
                                             occurring in the period from
                                             February 2014 to January 2015, 35%
                                             of the Aggregate Pool Original
                                             Subordinate Class Principal Amount;

                                        o    for each Distribution Date
                                             occurring in the period from
                                             February 2015 to January 2016, 40%
                                             of the Aggregate Pool Original
                                             Subordinate Class Principal Amount;

                                        o    for each Distribution Date
                                             occurring in the period from
                                             February 2016 to January 2017, 45%
                                             of the Aggregate Pool Original
                                             Subordinate Class Principal Amount;
                                             and

                                        o    for the Distribution Date in
                                             February 2017 and thereafter, 50%
                                             of the Aggregate Pool Original
                                             Subordinate Class Principal Amount.

SUBORDINATE CERTIFICATE         The amount, if any, by which the aggregate
WRITEDOWN AMOUNT                Class Principal Amount of all the Certificates
                                on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool Balance for the Aggregate Pool for the following Distribution Date.

SUBORDINATE CLASS PERCENTAGE    For each class of Subordinate Certificates and
                                for each Distribution Date, the percentage obtained by dividing the Class Principal
                                Amount of such class immediately prior to such Distribution Date by the aggregate Class
                                Principal Amount of all classes of Subordinate
                                Certificates immediately prior to such date.

SUBORDINATE CERTIFICATES OR     The Class B-1, Class B-2, Class B-3, Class B-4,
SUBORDINATE CLASSES             Class B-5 and Class B-6 Certificates.

SUBORDINATE NET WAC             As of any Distribution Date, the weighted
                                average of the Pool 1 Net WAC, Pool 2 Net WAC and Pool 3 Net WAC, in each case weighted on the basis of the Pool Subordinate Amounts for Pool
                                1, Pool 2 and Pool 3, respectively, for such
                                Distribution Date.

SUBORDINATE PERCENTAGE          With respect to each Mortgage Pool and any
                                Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date;
                                provided, however, on any Distribution Date after the occurrence of the second Senior
                                Termination Date, the Subordinate Percentage will represent the entire interest of the Subordinate Certificates in the Mortgage Loans and will be equal to the difference between the 100% and the Senior Percentage related to all the Mortgage Loans for such Distribution Date.

SUBORDINATE PREPAYMENT          For any Distribution Date and for any Mortgage
PERCENTAGE                      Pool, the difference between 100% and the
                                related Senior Prepayment Percentage for such Distribution Date.

SUBORDINATE PRINCIPAL           The aggregate of the amount calculated for each
DISTRIBUTION AMOUNT             Mortgage Pool for each Distribution Date, equal
                                to the sum of:

                                            (1)     the product of (a) the
                                        related Subordinate Percentage and (b)
                                        the principal portion of each related
                                        Scheduled Payment on each Mortgage Loan
                                        in the related Mortgage Pool due during
                                        the related Due Period;

                                            (2)     the product of (a) the
                                        related Subordinate Prepayment
                                        Percentage and (b) the sum of the
                                        following amounts: (i) the principal
                                        portion of each full and partial
                                        principal prepayment made by a borrower
                                        on a Mortgage Loan in the related
                                        Mortgage Pool during the related
                                        Prepayment Period, (ii) each other
                                        unscheduled collection, including
                                        Insurance Proceeds and net Liquidation
                                        Proceeds (other than with respect to any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of Mortgage Loans in the related Mortgage Pool received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Loans; and (iii) the principal portion of the purchase price of each Mortgage Loan in the related Mortgage Pool that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement, Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to such Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Loan in the related Mortgage Pool with respect to such Distribution Date;

                                            (3)     with respect to unscheduled
                                        recoveries allocable to principal of any Mortgage Loan in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount for that Mortgage Pool; and

                                            (4)     any amounts described in
                                        clauses (1) through (3) for any previous
                                        Distribution Date that remain unpaid;

                                            Minus the sum of:

                                            (A)     if the aggregate Class
                                        Principal Amount of any Certificate
                                        Group has been reduced to zero,
                                        principal paid from the Available
                                        Distribution Amount from the related
                                        Mortgage Pool to the remaining
                                        Certificate Groups, as described under
                                        "--Limited Cross-Collateralization Among the Mortgage Pools"; and

                                            (B)     the amounts paid from the
                                        Available Distribution Amount for an
                                        Overcollateralized Group to the Senior
                                        Certificates of a related
                                        Undercollateralized Group, as described
                                        under "--Limited Cross-Collateralization
                                        Among the Mortgage Pools."

                                On any Distribution Date after the occurrence of the second Senior Termination Date, the Subordinate Principal Distribution Amount will not be calculated with respect to a related Mortgage Pool, but will equal the amount calculated pursuant to the formula set forth above based on the Subordinate Percentage or Subordinate Prepayment Percentage, as applicable, for the Subordinate Certificates for such Distribution Date with respect to all of the Mortgage Loans as opposed to the Mortgage Loans in the related Mortgage Pool only.

SUBSEQUENT RECOVERIES           Unexpected recoveries, net of reimbursable
                                expenses, with respect to a Liquidated Mortgage
                                Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

TOTAL TRANSFER AMOUNT           An amount equal to the sum of the Interest
                                Transfer Amount and the Principal Transfer
                                Amount for the Undercollateralized Group.

TRANSFER PAYMENTS               Collectively, the Interest Transfer Amount and
                                Principal Transfer Amount.

TRUSTEE                         U.S. Bank National Association.

TWO TIMES TEST                  The Two Times Test will be met with respect to
                                each Mortgage Pool if (x) on or prior to the Distribution Date in January 2009, (i) the
                                Aggregate Subordinate Percentage for the
                                Subordinate Certificates is at least two times the Aggregate Subordinate Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Step-Down
                                Test" is satisfied with respect to each Mortgage
                                Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date or (y) on or after the Distribution Date in February 2009, (i) the Aggregate Subordinate
                                Percentage for the Subordinate Certificates is at least two times the Aggregate Subordinate
                                Percentage as of the Closing Date, (ii) the condition described in clause first of the definition of "Step-Down Test" is satisfied with respect to each Mortgage Pool and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 30% of the aggregate Class Principal Amount of the Subordinate Certificates as of the Closing Date.

UNDERCOLLATERALIZED GROUP       Any Certificate Group in which the aggregate
                                Class Principal Amount of the related class or classes of Certificates is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool.

UNDERWRITER                     J.P. Morgan Securities Inc.

UPPER-TIER REMIC                The upper-tier REMIC created pursuant to the
                                Pooling and Servicing Agreement.

WELLS FARGO BANK                Wells Fargo Bank, N.A.

WELLS FARGO BANK MORTGAGE       The Mortgage Loans included in the Trust Fund
LOANS                           that were originated or acquired by Wells Fargo
                                Bank.

                                    ANNEX A:
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

         The following tables set forth certain information, as of the Cut-off Date, as to the Aggregate Pool, Pool 1, Pool 2 and Pool 3 Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Aggregate Pool, Pool 1, Pool 2 and Pool 3 Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

                     AGGREGATE POOL MORTGAGE LOAN STATISTICS

            CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
 RANGE OF CUT-OFF DATE STATED      MORTGAGE          BALANCE          BALANCE
     PRINCIPAL BALANCES ($)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
0.01 - 100,000.00 .............            17   $    1,391,101.81          0.17%
100,000.01 - 200,000.00 .......           112       16,948,980.62          2.04
200,000.01 - 300,000.00 .......            98       24,763,736.91          2.98
300,000.01 - 400,000.00 .......           102       36,974,122.63          4.45
400,000.01 - 500,000.00 .......           430      195,899,140.83         23.57
500,000.01 - 600,000.00 .......           291      159,082,340.10         19.14
600,000.01 - 700,000.00 .......           190      122,493,432.17         14.74
700,000.01 - 800,000.00 .......            93       69,892,295.27          8.41
800,000.01 - 900,000.00 .......            50       42,961,403.64          5.17
900,000.01 - 1,000,000.00 .....            81       78,957,250.81          9.50
1,000,000.01 - 1,100,000.00 ...            13       13,919,191.25          1.67
1,100,000.01 - 1,200,000.00 ...             8        9,258,194.73          1.11
1,200,000.01 - 1,300,000.00 ...            10       12,443,880.76          1.50
1,300,000.01 - 1,400,000.00 ...             6        8,110,692.26          0.98
1,400,000.01 - 1,500,000.00 ...             5        7,327,000.77          0.88
1,500,000.01 - 2,000,000.00 ...            13       23,025,274.39          2.77
2,000,000.01 - 2,500,000.00 ...             1        2,115,585.74          0.25
2,500,000.01 - 3,000,000.00 ...             2        5,725,500.00          0.69
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $546,182.

                   CURRENT MORTGAGE RATES(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF CURRENT MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATES (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
3.501 - 3.750 .................             1   $      270,665.12          0.03%
3.751 - 4.000 .................             4          980,250.30          0.12
4.001 - 4.250 .................             6        3,075,593.07          0.37
4.251 - 4.500 .................            13        7,544,263.14          0.91
4.501 - 4.750 .................            36       16,116,910.28          1.94
4.751 - 5.000 .................            94       57,197,822.28          6.88
5.001 - 5.250 .................           163       88,010,627.61         10.59
5.251 - 5.500 .................           256      138,504,665.33         16.66
5.501 - 5.750 .................           293      158,166,226.00         19.03
5.751 - 6.000 .................           312      173,700,282.53         20.90
6.001 - 6.250 .................           170       88,754,060.32         10.68
6.251 - 6.500 .................            99       58,016,483.53          6.98
6.501 - 6.750 .................            49       26,649,790.25          3.21
6.751 - 7.000 .................            14        8,198,300.00          0.99
7.001 - 7.250 .................             7        3,577,392.93          0.43
7.251 - 7.500 .................             4        1,941,900.00          0.23
7.751 - 8.000 .................             1          583,892.00          0.07
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Aggregate Pool is expected to be approximately 5.715% per annum.

                 REMAINING TERM TO MATURITY(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
    RANGE OF REMAINING TERM        MORTGAGE          BALANCE          BALANCE
           (MONTHS)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
176 - 180 .....................             2   $      929,159.12          0.11%
306 - 310 .....................             1        1,000,000.00          0.12
316 - 320 .....................             3        1,866,837.01          0.22
321 - 325 .....................             6        3,580,642.37          0.43
326 - 330 .....................             7        4,804,881.47          0.58
331 - 335 .....................             7        2,232,841.30          0.27
336 - 340 .....................             2          869,730.16          0.10
341 - 345 .....................             3        2,010,733.04          0.24
346 - 350 .....................            14        6,567,187.82          0.79
351 - 355 .....................           217      104,746,914.42         12.60
356 - 360 .....................          1260      702,680,197.98         84.53
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 357 months.

                ORIGINAL LOAN-TO-VALUE RATIOS(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
       RANGE OF ORIGINAL           MORTGAGE          BALANCE          BALANCE
   LOAN-TO-VALUE RATIOS (%)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
00.01 - 10.00 .................             1   $       60,000.00          0.01%
10.01 - 20.00 .................             3          665,498.93          0.08
20.01 - 30.00 .................            10        6,626,353.63          0.80
30.01 - 40.00 .................            22       12,633,108.70          1.52
40.01 - 50.00 .................            50       28,566,598.43          3.44
50.01 - 60.00 .................            85       54,969,473.61          6.61
60.01 - 70.00 .................           208      129,005,154.32         15.52
70.01 - 75.00 .................           165      104,242,065.59         12.54
75.01 - 80.00 .................           882      464,090,755.99         55.83
80.01 - 85.00 .................            10        4,602,649.39          0.55
85.01 - 90.00 .................            32        9,238,594.93          1.11
90.01 - 95.00 .................            24        6,596,240.67          0.79
95.01 - 100.00 ................            30        9,992,630.50          1.20
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 73.45%.

               EFFECTIVE LOAN-TO-VALUE RATIOS(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
 RANGE OF ORIGINAL EFFECTIVE       MORTGAGE          BALANCE          BALANCE
   LOAN-TO-VALUE RATIOS (%)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
00.01 - 10.00 .................             1   $       60,000.00          0.01%
10.01 - 20.00 .................             3          665,498.93          0.08
20.01 - 30.00 .................            10        6,626,353.63          0.80
30.01 - 40.00 .................            22       12,633,108.70          1.52
40.01 - 50.00 .................            51       28,860,416.43          3.47
50.01 - 60.00 .................            86       55,349,473.61          6.66
60.01 - 70.00 .................           226      138,663,299.92         16.68
70.01 - 75.00 .................           165      104,242,065.59         12.54
75.01 - 80.00 .................           882      464,090,755.99         55.83
80.01 - 85.00 .................             9        3,382,649.39          0.41
85.01 - 90.00 .................            28        7,504,580.93          0.90
90.01 - 95.00 .................            23        6,230,240.67          0.75
95.01 - 100.00 ................            16        2,980,680.90          0.36%
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Effective Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 73.13%.

                        CREDIT SCORES(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
     RANGE OF CREDIT SCORE           LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Not Scored ....................             9   $    5,498,815.89          0.66%
<=  600 .......................             5        2,450,146.14          0.29
601 - 620 .....................            12        5,296,675.39          0.64
621 - 640 .....................            29       12,178,099.47          1.46
641 - 660 .....................            49       21,408,826.17          2.58
661 - 680 .....................           144       73,169,085.46          8.80
681 - 700 .....................           150       82,500,171.68          9.92
701 - 720 .....................           204      119,532,147.68         14.38
721 - 740 .....................           220      123,491,443.54         14.86
741 - 760 .....................           206      109,342,654.06         13.15
761 - 780 .....................           260      152,200,766.25         18.31
781 - 800 .....................           187      101,895,317.82         12.26
801 - 820 .....................            47       22,324,975.14          2.69
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the non-zero weighted average Credit Score of the Mortgage Loans in the Aggregate Pool is expected to be approximately 733. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
            STATE                    LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alabama .......................            14   $    4,897,357.06          0.59%
Arizona .......................            77       34,776,344.90          4.18
Arkansas ......................             2        1,017,101.98          0.12
California ....................           526      329,683,988.16         39.66
Colorado ......................            30       18,176,397.70          2.19
Connecticut ...................            13       10,602,221.43          1.28
Delaware ......................             4        2,536,372.01          0.31
District of Columbia ..........             4        2,419,676.82          0.29
Florida .......................           103       56,917,873.04          6.85
Georgia .......................            32       14,605,140.02          1.76
Hawaii ........................             9        9,238,860.62          1.11
Idaho .........................             4        1,434,617.98          0.17
Illinois ......................            35       20,874,539.24          2.51
Indiana .......................             8        3,287,528.28          0.40
Kansas ........................             2        1,289,315.80          0.16
Kentucky ......................             3        1,171,101.66          0.14
Louisiana .....................             5        1,328,386.38          0.16
Maine .........................             2          301,786.44          0.04
Maryland ......................            66       30,719,039.40          3.70
Massachusetts .................            41       22,372,152.18          2.69
Michigan ......................            10        4,758,259.78          0.57
Minnesota .....................            22       11,482,858.83          1.38
Mississippi ...................             5        1,487,938.16          0.18
Missouri ......................             9        5,692,764.65          0.68
Montana .......................             2        1,780,234.96          0.21
Nebraska ......................             1          380,000.00          0.05
Nevada ........................            41       21,658,085.37          2.61
New Hampshire .................             2          895,000.00          0.11
New Jersey ....................            97       41,042,362.56          4.94
New Mexico ....................             2        1,160,916.86          0.14
New York ......................            59       31,843,789.82          3.83
North Carolina ................            17        7,468,515.49          0.90
North Dakota ..................             1          640,000.00          0.08
Ohio ..........................             8        3,927,717.30          0.47
Oklahoma ......................             1        1,125,000.00          0.14
Oregon ........................             8        3,944,183.65          0.47
Pennsylvania ..................            29        8,552,529.22          1.03
Rhode Island ..................             6        3,340,735.04          0.40
South Carolina ................            10        4,045,347.45          0.49
Tennessee .....................             7        2,671,619.84          0.32
Texas .........................            30       13,820,616.79          1.66
Utah ..........................            13        5,413,002.93          0.65
Vermont .......................             2          831,671.97          0.10
Virginia ......................           114       60,035,189.84          7.22
Washington ....................            40       21,532,836.25          2.59
West Virginia .................             1          450,296.00          0.05
Wisconsin .....................             4        3,170,250.83          0.38
Wyoming .......................             1          487,600.00          0.06
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, no more than approximately 0.70% of the Mortgage Loans in the Aggregate Pool will be secured by Mortgaged Properties in any one postal zip code area.

                       OCCUPANCY TYPE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
        OCCUPANCY TYPE               LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Investment ....................            16   $    7,151,955.64          0.86%
Primary .......................         1,387      758,172,064.43         91.20
Secondary .....................           119       65,965,104.62          7.94
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         PROPERTY TYPE - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         PROPERTY TYPE               LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Two to Four Family ............            10   $    5,413,953.95          0.65%
Two Family ....................             3        1,266,000.00          0.15
Three Family ..................             3          629,183.99          0.08
Condominium High Rise .........            19       14,367,528.18          1.73
Condominium Low Rise ..........            54       26,229,710.66          3.16
Condominium ...................           155       72,981,589.65          8.78
Cooperative Unit ..............             8        4,660,216.85          0.56
Planned Unit Development ......           431      238,016,383.39         28.63
Single Family Attached ........             1          277,000.00          0.03
Single Family Detached ........           341      203,383,712.86         24.47
Single Family Residence .......           489      260,123,548.35         31.29
Townhouse .....................             8        3,940,296.81          0.47
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

                          LOAN PURPOSE - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         LOAN PURPOSE                LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Cash-out ......................           315   $  166,418,249.33         20.02%
Construction to Permanent .....             9        3,309,920.09          0.40
Purchase ......................           981      538,075,545.64         64.73
Rate / Term Refinance .........           217      123,485,409.63         14.85
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

                       LOAN DOCUMENTATION - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
      LOAN DOCUMENTATION             LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alternative ...................           100   $   56,375,545.15          6.78%
Asset Verification ............            63       41,824,424.09          5.03
Automated Underwriting
 System .......................             6        1,337,797.22          0.16
Full ..........................           771      435,687,903.78         52.41
Full Asset/No Income ..........             9        4,291,847.61          0.52
Stated Income/Full Asset ......            24        7,642,436.71          0.92
Full/Alternative ..............           103       26,455,750.73          3.18
Income ........................             2        1,307,109.49          0.16
Limited .......................             3        1,589,791.67          0.19
No Documentation ..............            13        8,059,146.32          0.97
No Income Verifier ............            48       25,383,491.97          3.05
No Income/No Assets
 Verifier .....................             2        1,068,442.93          0.13
Preferred .....................           334      200,567,653.55         24.13
Reduced .......................            27        8,555,665.33          1.03
Simply Signature ..............            14        9,381,714.52          1.13
Stated Income/Stated Asset ....             1          328,403.62          0.04
Streamlined ...................             2        1,432,000.00          0.17
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

                           MARGIN(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
           MARGIN (%)                LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
1.875 .........................             1   $      448,000.00          0.05%
2.000 .........................           132       61,800,204.40          7.43
2.250 .........................         1,107      598,469,163.44         71.99
2.500 .........................            50       21,145,835.26          2.54
2.750 .........................           231      148,989,421.59         17.92
2.875 .........................             1          436,500.00          0.05
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Margin of the Mortgage Loans in the Aggregate Pool is expected to be approximately 2.328%.

                    MAXIMUM MORTGAGE RATE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF MAXIMUM MORTGAGE       MORTGAGE          BALANCE          BALANCE
            RATE (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
8.501 - 8.750 .................             1   $      270,665.12          0.03%
8.751 - 9.000 .................             3          418,805.66          0.05
9.001 - 9.250 .................             5        2,625,593.07          0.32
9.251 - 9.500 .................            10        6,032,999.62          0.73
9.501 - 9.750 .................            21       10,213,678.26          1.23
9.751 - 10.000 ................            69       45,287,747.37          5.45
10.001 - 10.250 ...............           124       73,960,373.08          8.90
10.251 - 10.500 ...............           216      125,966,750.40         15.15
10.501 - 10.750 ...............           276      150,051,122.46         18.05
10.751 - 11.000 ...............           328      182,557,659.91         21.96
11.001 - 11.250 ...............           208      102,507,613.49         12.33
11.251 - 11.500 ...............           141       71,782,461.98          8.64
11.501 - 11.750 ...............            81       40,668,125.81          4.89
11.751 - 12.000 ...............            24       11,812,442.17          1.42
12.001 - 12.250 ...............             9        4,324,094.29          0.52
12.251 - 12.500 ...............             5        2,225,100.00          0.27
12.751 - 13.000 ...............             1          583,892.00          0.07
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 10.797% per annum.

                  NEXT RATE ADJUSTMENT DATE(1) - AGGREGATE POOL

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
   NEXT RATE ADJUSTMENT DATE         LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
June 2006 .....................             2   $      285,688.00          0.03%
July 2006 .....................             1          156,232.66          0.02
August 2006 ...................             1          123,285.00          0.01
November 2006 .................             4        1,601,960.05          0.19
December 2006 .................             2          300,206.20          0.04
February 2007 .................             1          266,000.00          0.03
August 2007 ...................             1          561,444.64          0.07
September 2007 ................             3        1,866,837.01          0.22
October 2007 ..................             5        2,650,925.75          0.32
November 2007 .................             2        1,929,716.60          0.23
December 2007 .................             1          450,000.00          0.05
March 2008 ....................             3        1,709,782.55          0.21
April 2008 ....................            12        6,044,266.11          0.73
May 2008 ......................             5        4,621,798.93          0.56
June 2008 .....................            12        6,587,446.61          0.79
July 2008 .....................            16        8,479,704.79          1.02
August 2008 ...................            20        8,983,177.26          1.08
September 2008 ................            18        8,104,000.17          0.97
October 2008 ..................            20        8,719,265.49          1.05
November 2008 .................             7        2,706,570.61          0.33
December 2008 .................             3        1,193,173.63          0.14
January 2009 ..................             3        1,804,530.16          0.22
September 2009 ................             2        1,449,288.40          0.17
February 2010 .................             4        3,094,075.04          0.37
March 2010 ....................             7        1,494,569.04          0.18
April 2010 ....................            18        6,105,417.66          0.73
May 2010 ......................            23        5,819,647.49          0.70
June 2010 .....................            14        7,899,130.29          0.95
July 2010 .....................            39       19,586,955.68          2.36
August 2010 ...................            46       26,298,415.61          3.16
September 2010 ................            40       19,020,286.79          2.29
October 2010 ..................           175       86,798,109.16         10.44
November 2010 .................           107       60,642,085.13          7.29
December 2010 .................           378      222,962,287.50         26.82
January 2011 ..................            72       45,317,164.00          5.45
April 2012 ....................             1          809,395.06          0.10
July 2012 .....................             4        1,393,900.00          0.17
August 2012 ...................             9        5,299,380.95          0.64
September 2012 ................             8        3,664,368.09          0.44
October 2012 ..................            55       25,507,576.12          3.07
November 2012 .................           114       63,877,518.52          7.68
December 2012 .................           225      131,444,608.94         15.81
January 2013 ..................            39       23,658,933.00          2.85
                                  -----------   -----------------   -----------
TOTAL .........................         1,522   $  831,289,124.69        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average months to the Next Rate Adjustment Date of the Mortgage Loans in the Aggregate Pool is approximately 63 months.

                         POOL 1 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
 RANGE OF CUT-OFF DATE STATED      MORTGAGE          BALANCE          BALANCE
     PRINCIPAL BALANCES ($)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
0.01 - 100,000.00 .............             4   $      324,123.19          0.57%
100,000.01 - 200,000.00 .......            22        3,128,183.62          5.53
200,000.01 - 300,000.00 .......            14        3,653,144.20          6.46
300,000.01 - 400,000.00 .......            18        6,429,938.19         11.38
400,000.01 - 500,000.00 .......            28       12,897,297.28         22.82
500,000.01 - 600,000.00 .......            16        8,739,693.16         15.46
600,000.01 - 700,000.00 .......            12        7,855,339.05         13.90
700,000.01 - 800,000.00 .......             4        2,967,348.97          5.25
900,000.01 - 1,000,000.00 .....             3        2,911,148.39          5.15
1,100,000.01 - 1,200,000.00 ...             1        1,149,788.19          2.03
1,300,000.01 - 1,400,000.00 ...             1        1,364,442.26          2.41
1,500,000.01 - 2,000,000.00 ...             3        5,104,005.32          9.03
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool 1 Mortgage Loans is expected to be approximately $448,606.

                       CURRENT MORTGAGE RATES(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF CURRENT MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATES (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
3.501 - 3.750 .................             1   $      270,665.12          0.48%
3.751 - 4.000 .................             4          980,250.30          1.73
4.001 - 4.250 .................             2          686,950.82          1.22
4.251 - 4.500 .................             6        2,071,964.72          3.67
4.501 - 4.750 .................            17        6,519,350.82         11.53
4.751 - 5.000 .................            19       10,849,981.89         19.20
5.001 - 5.250 .................            26       11,097,996.06         19.63
5.251 - 5.500 .................            19        8,762,992.63         15.50
5.501 - 5.750 .................            24       11,996,100.97         21.22
5.751 - 6.000 .................             5        2,258,297.13          4.00
6.001 - 6.250 .................             2          746,701.36          1.32
6.251 - 6.500 .................             1          283,200.00          0.50
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Pool 1 Mortgage Loans is expected to be approximately 5.207% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
    RANGE OF REMAINING TERM        MORTGAGE          BALANCE          BALANCE
           (MONTHS)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
326 - 330 .....................             3   $      441,920.66          0.78%
331 - 335 .....................             6        1,025,451.25          1.81
336 - 340 .....................             1          266,000.00          0.47
341 - 345 .....................             1          561,444.64          0.99
346 - 350 .....................             3        1,978,543.74          3.50
351 - 355 .....................            63       31,534,671.68         55.79
356 - 360 .....................            49       20,716,419.85         36.65
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Remaining Term to Maturity of the Pool 1 Mortgage Loans is expected to be approximately 354 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
       RANGE OF ORIGINAL           MORTGAGE          BALANCE          BALANCE
   LOAN-TO-VALUE RATIOS (%)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
10.01 - 20.00 .................             1   $       98,498.93          0.17%
20.01 - 30.00 .................             1           67,481.58          0.12
40.01 - 50.00 .................             2          874,812.06          1.55
50.01 - 60.00 .................            11        5,967,262.57         10.56
60.01 - 70.00 .................            16        8,954,530.79         15.84
70.01 - 75.00 .................            17        8,080,680.95         14.30
75.01 - 80.00 .................            63       29,180,258.62         51.62
80.01 - 85.00 .................             1          109,554.10          0.19
85.01 - 90.00 .................             4        1,258,883.43          2.23
90.01 - 95.00 .................            10        1,932,488.79          3.42
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Original Loan-to-Value Ratio of the Pool 1 Mortgage Loans is expected to be approximately 74.44%.

                            CREDIT SCORES(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
    RANGE OF CREDIT SCORE            LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Not Scored ....................             1   $      450,000.00          0.80%
601 - 620 .....................             3          761,771.78          1.35
621 - 640 .....................             4        1,490,564.74          2.64
641 - 660 .....................            10        3,144,358.91          5.56
661 - 680 .....................            13        6,338,046.27         11.21
681 - 700 .....................            15        5,389,099.24          9.53
701 - 720 .....................            12        4,714,110.59          8.34
721 - 740 .....................            14        6,451,156.39         11.41
741 - 760 .....................            14        6,732,004.40         11.91
761 - 780 .....................            21       11,574,501.43         20.48
781 - 800 .....................            11        5,297,036.49          9.37
801 - 820 .....................             8        4,181,801.58          7.40
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the non-zero weighted average Credit Score of the Pool 1 Mortgage Loans is expected to be approximately 732. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
            STATE                    LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alabama .......................             1   $      300,000.00          0.53%
Arizona .......................            10        3,005,427.79          5.32
California ....................            25       14,210,517.38         25.14
Colorado ......................             2          833,301.20          1.47
Connecticut ...................             1          283,200.00          0.50
Florida .......................             7        3,336,533.63          5.90
Georgia .......................             3          683,300.00          1.21
Hawaii ........................             1        1,520,000.00          2.69
Illinois ......................             2        1,122,522.25          1.99
Kentucky ......................             1          156,232.66          0.28
Maryland ......................            10        4,977,046.36          8.81
Massachusetts .................             1          193,781.45          0.34
Michigan ......................             2          721,000.00          1.28
Minnesota .....................             2          910,272.80          1.61
Mississippi ...................             1          356,263.52          0.63
Missouri ......................             1          216,223.63          0.38
New Jersey ....................             8        4,975,785.95          8.80
New York ......................             5        1,302,311.47          2.30
North Carolina ................             3        1,617,886.67          2.86
Ohio ..........................             1          124,197.19          0.22
Pennsylvania ..................             4        1,082,878.87          1.92
Rhode Island ..................             1          164,821.13          0.29
South Carolina ................             2          275,190.00          0.49
Tennessee .....................             1          139,288.00          0.25
Texas .........................             7        1,791,576.31          3.17
Vermont .......................             1          436,471.97          0.77
Virginia ......................            21       10,763,843.45         19.04
Washington ....................             2        1,024,578.14          1.81
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, no more than approximately 3.40% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
       OCCUPANCY TYPE                LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Primary .......................           116   $   52,374,384.30         92.66%
Secondary .....................            10        4,150,067.52          7.34
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
        PROPERTY TYPE                LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Condominium High Rise .........             1   $       63,798.57          0.11%
Condominium Low Rise ..........             5        1,260,639.44          2.23
Condominium ...................             4        1,392,358.53          2.46
Cooperative Unit ..............             1          534,195.52          0.95
Planned Unit Development ......            55       25,486,663.79         45.09
Single Family Detached ........            27       13,143,886.96         23.25
Single Family Residence .......            33       14,642,909.01         25.91
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

                              LOAN PURPOSE - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
        LOAN PURPOSE                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Cash-out ......................            30   $   11,162,486.36         19.75%
Construction to Permanent .....             3        1,321,193.77          2.34
Purchase ......................            76       37,747,946.09         66.78
Rate / Term Refinance .........            17        6,292,825.60         11.13
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

                           LOAN DOCUMENTATION - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
      LOAN DOCUMENTATION             LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Full ..........................            77   $   38,057,619.44         67.33%
Stated Income/Full Asset ......             6        2,062,604.49          3.65
Full/Alternative ..............            31        9,227,597.11         16.32
Limited .......................             1          600,000.00          1.06
No Income Verifier ............             7        3,241,689.04          5.74
Preferred .....................             1          999,999.98          1.77
Reduced .......................             2          970,499.50          1.72
Simply Signature ..............             1        1,364,442.26          2.41
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

                               MARGIN(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
          MARGIN (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
2.000 .........................            14   $    3,041,931.03          5.38%
2.250 .........................            99       45,248,467.20         80.05
2.500 .........................             9        6,259,429.95         11.07
2.750 .........................             4        1,974,623.64          3.49
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Margin of the Pool 1 Mortgage Loans is expected to be approximately 2.282%.

                        MAXIMUM MORTGAGE RATE(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF MAXIMUM MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATE (%)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
8.501 - 8.750 .................             1   $      270,665.12          0.48%
8.751 - 9.000 .................             3          418,805.66          0.74
9.001 - 9.250 .................             1          236,950.82          0.42
9.251 - 9.500 .................             3          560,701.20          0.99
9.501 - 9.750 .................             3          893,984.11          1.58
9.751 - 10.000 ................             2          888,244.44          1.57
10.001 - 10.250 ...............             2          548,498.93          0.97
10.251 - 10.500 ...............             4        1,746,788.91          3.09
10.501 - 10.750 ...............            14        5,625,366.71          9.95
10.751 - 11.000 ...............            18       10,523,182.09         18.62
11.001 - 11.250 ...............            25       10,999,497.13         19.46
11.251 - 11.500 ...............            18        8,527,467.24         15.09
11.501 - 11.750 ...............            24       11,996,100.97         21.22
11.751 - 12.000 ...............             5        2,258,297.13          4.00
12.001 - 12.250 ...............             2          746,701.36          1.32
12.251 - 12.500 ...............             1          283,200.00          0.50
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Maximum Mortgage Rate of the Pool 1 Mortgage Loans is expected to be approximately 11.153% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 1

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
   NEXT RATE ADJUSTMENT DATE         LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
June 2006 .....................             2   $      285,688.00          0.51%
July 2006 .....................             1          156,232.66          0.28
August 2006 ...................             1          123,285.00          0.22
November 2006 .................             3          601,960.05          1.06
December 2006 .................             2          300,206.20          0.53
February 2007 .................             1          266,000.00          0.47
August 2007 ...................             1          561,444.64          0.99
November 2007 .................             1          999,999.98          1.77
December 2007 .................             1          450,000.00          0.80
March 2008 ....................             1          528,543.76          0.94
April 2008 ....................            12        6,044,266.11         10.69
May 2008 ......................             4        1,896,298.93          3.35
June 2008 .....................            12        6,587,446.61         11.65
July 2008 .....................            15        8,023,482.77         14.19
August 2008 ...................            20        8,983,177.26         15.89
September 2008 ................            17        6,896,610.12         12.20
October 2008 ..................            20        8,719,265.49         15.43
November 2008 .................             7        2,706,570.61          4.79
December 2008 .................             3        1,193,173.63          2.11
January 2009 ..................             2        1,200,800.00          2.12
                                  -----------   -----------------   -----------
TOTAL .........................           126   $   56,524,451.82        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average months to the Next Rate Adjustment Date of the Pool 1 Mortgage Loans is approximately 30 months.

                         POOL 2 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
 RANGE OF CUT-OFF DATE STATED      MORTGAGE          BALANCE          BALANCE
    PRINCIPAL BALANCES ($)           LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
0.01 - 100,000.00 .............            10   $      788,634.43          0.15%
100,000.01 - 200,000.00 .......            68       10,408,552.87          2.01
200,000.01 - 300,000.00 .......            57       14,236,269.47          2.74
300,000.01 - 400,000.00 .......            43       15,525,649.31          2.99
400,000.01 - 500,000.00 .......           289      131,411,225.52         25.31
500,000.01 - 600,000.00 .......           183      100,118,697.06         19.29
600,000.01 - 700,000.00 .......           117       75,086,815.54         14.46
700,000.01 - 800,000.00 .......            59       44,343,058.49          8.54
800,000.01 - 900,000.00 .......            28       24,071,182.53          4.64
900,000.01 - 1,000,000.00 .....            46       45,095,057.32          8.69
1,000,000.01 - 1,100,000.00 ...            12       12,892,191.25          2.48
1,100,000.01 - 1,200,000.00 ...             3        3,428,598.06          0.66
1,200,000.01 - 1,300,000.00 ...             9       11,223,880.76          2.16
1,300,000.01 - 1,400,000.00 ...             4        5,426,250.00          1.05
1,400,000.01 - 1,500,000.00 ...             3        4,459,000.77          0.86
1,500,000.01 - 2,000,000.00 ...             7       12,752,843.07          2.46
2,000,000.01 - 2,500,000.00 ...             1        2,115,585.74          0.41
2,500,000.01 - 3,000,000.00 ...             2        5,725,500.00          1.10
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool 2 Mortgage Loans is expected to be approximately $551,656.

                       CURRENT MORTGAGE RATES(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF CURRENT MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATES (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
4.001 - 4.250 .................             4   $    2,388,642.25          0.46%
4.251 - 4.500 .................             6        4,293,898.42          0.83
4.501 - 4.750 .................            19        9,597,559.46          1.85
4.751 - 5.000 .................            73       44,915,040.39          8.65
5.001 - 5.250 .................           122       70,575,114.46         13.60
5.251 - 5.500 .................           193      105,671,381.00         20.36
5.501 - 5.750 .................           168       91,164,921.74         17.56
5.751 - 6.000 .................           165       87,172,650.28         16.79
6.001 - 6.250 .................            70       36,653,916.19          7.06
6.251 - 6.500 .................            63       36,175,080.82          6.97
6.501 - 6.750 .................            35       17,819,102.25          3.43
6.751 - 7.000 .................            12        7,023,200.00          1.35
7.001 - 7.250 .................             6        3,132,692.93          0.60
7.251 - 7.500 .................             4        1,941,900.00          0.37
7.751 - 8.000 .................             1          583,892.00          0.11
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Pool 2 Mortgage Loans is expected to be approximately 5.668% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
    RANGE OF REMAINING TERM        MORTGAGE          BALANCE          BALANCE
           (MONTHS)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
176 - 180 .....................             2   $      929,159.12          0.18%
306 - 310 .....................             1        1,000,000.00          0.19
316 - 320 .....................             3        1,866,837.01          0.36
321 - 325 .....................             6        3,580,642.37          0.69
326 - 330 .....................             4        4,362,960.81          0.84
331 - 335 .....................             1        1,207,390.05          0.23
336 - 340 .....................             1          603,730.16          0.12
341 - 345 .....................             2        1,449,288.40          0.28
346 - 350 .....................            11        4,588,644.08          0.88
351 - 355 .....................           140       65,709,566.73         12.66
356 - 360 .....................           770      433,810,773.46         83.57
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Remaining Term to Maturity of the Pool 2 Mortgage Loans is expected to be approximately 357 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
       RANGE OF ORIGINAL           MORTGAGE          BALANCE          BALANCE
   LOAN-TO-VALUE RATIOS (%)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
00.01 - 10.00 .................             1   $       60,000.00          0.01%
10.01 - 20.00 .................             2          567,000.00          0.11
20.01 - 30.00 .................             4        4,378,231.18          0.84
30.01 - 40.00 .................            14        8,604,770.00          1.66
40.01 - 50.00 .................            26       17,296,237.14          3.33
50.01 - 60.00 .................            40       27,618,284.49          5.32
60.01 - 70.00 .................           135       87,373,657.96         16.83
70.01 - 75.00 .................           109       72,069,999.16         13.88
75.01 - 80.00 .................           558      287,275,451.67         55.34
80.01 - 85.00 .................             7        2,732,095.29          0.53
85.01 - 90.00 .................            18        4,667,799.35          0.90
90.01 - 95.00 .................            11        3,484,785.05          0.67
95.01 - 100.00 ................            16        2,980,680.90          0.57
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Original Loan-to-Value Ratio of the Pool 2 Mortgage Loans is expected to be approximately 73.30%.

                            CREDIT SCORES(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
     RANGE OF CREDIT SCORE           LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Not Scored ....................             6   $    3,689,134.94          0.71%
<= 600 ........................             3        1,187,146.14          0.23
601 - 620 .....................             3        1,842,012.42          0.35
621 - 640 .....................            14        4,703,184.30          0.91
641 - 660 .....................            17        6,706,370.52          1.29
661 - 680 .....................            77       41,118,567.71          7.92
681 - 700 .....................           106       60,839,321.25         11.72
701 - 720 .....................           133       77,059,435.44         14.84
721 - 740 .....................           139       79,763,078.54         15.37
741 - 760 .....................           134       70,189,844.64         13.52
761 - 780 .....................           169       95,800,577.74         18.45
781 - 800 .....................           113       63,140,996.99         12.16
801 - 820 .....................            27       13,069,321.56          2.52
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Credit Score of the Pool 2 Mortgage Loans is expected to be approximately 735. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
            STATE                    LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alabama .......................            11   $    3,757,357.06          0.72%
Arizona .......................            57       26,543,536.48          5.11
Arkansas ......................             1          415,715.75          0.08
California ....................           332      205,471,630.80         39.58
Colorado ......................            20       12,154,424.05          2.34
Connecticut ...................             8        7,970,999.27          1.54
Delaware ......................             1          446,393.81          0.09
District of Columbia ..........             3        1,834,676.82          0.35
Florida .......................            68       37,647,476.81          7.25
Georgia .......................            15        7,829,939.49          1.51
Hawaii ........................             6        6,339,127.83          1.22
Idaho .........................             3        1,016,617.98          0.20
Illinois ......................            20       11,988,120.33          2.31
Indiana .......................             5        2,132,176.30          0.41
Kansas ........................             2        1,289,315.80          0.25
Kentucky ......................             1          628,520.00          0.12
Louisiana .....................             4        1,233,013.82          0.24
Maryland ......................            40       18,448,622.47          3.55
Massachusetts .................            21       10,638,386.49          2.05
Michigan ......................             3        1,581,450.84          0.30
Minnesota .....................            15        7,598,546.53          1.46
Mississippi ...................             3        1,033,674.64          0.20
Missouri ......................             6        4,610,068.88          0.89
Montana .......................             2        1,780,234.96          0.34
Nevada ........................            26       12,934,299.21          2.49
New Hampshire .................             2          895,000.00          0.17
New Jersey ....................            70       27,747,255.38          5.35
New Mexico ....................             1          825,000.00          0.16
New York ......................            30       18,144,166.58          3.50
North Carolina ................             9        4,109,581.13          0.79
North Dakota ..................             1          640,000.00          0.12
Ohio ..........................             3        2,071,820.11          0.40
Oklahoma ......................             1        1,125,000.00          0.22
Oregon ........................             5        2,752,933.65          0.53
Pennsylvania ..................            17        4,726,557.06          0.91
Rhode Island ..................             3        2,465,513.91          0.47
South Carolina ................             4        2,365,985.52          0.46
Tennessee .....................             2          576,956.70          0.11
Texas .........................            12        6,162,459.85          1.19
Utah ..........................             6        2,776,563.25          0.53
Vermont .......................             1          395,200.00          0.08
Virginia ......................            81       42,375,499.68          8.16
Washington ....................            16        8,744,259.93          1.68
West Virginia .................             1          450,296.00          0.09
Wisconsin .....................             2        1,947,017.02          0.38
Wyoming .......................             1          487,600.00          0.09
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, no more than approximately 0.72% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         OCCUPANCY TYPE              LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Investment ....................             9   $    5,199,244.61          1.00%
Primary .......................           858      468,661,360.42         90.28
Secondary .....................            74       45,248,387.16          8.72
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         PROPERTY TYPE               LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Two to Four Family ............             7   $    3,586,178.95          0.69%
Two Family ....................             2          963,000.00          0.19
Condominium High Rise .........            18       14,303,729.61          2.76
Condominium Low Rise ..........            48       24,469,071.22          4.71
Condominium ...................           100       45,041,959.69          8.68
Cooperative Unit ..............             3        2,216,938.00          0.43
Planned Unit Development ......           227      127,146,443.62         24.49
Single Family Attached ........             1          277,000.00          0.05
Single Family Detached ........           231      146,993,898.76         28.32
Single Family Residence .......           297      150,710,450.53         29.03
Townhouse .....................             7        3,400,321.81          0.66
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

                              LOAN PURPOSE - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         LOAN PURPOSE                LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Cash-out ......................           170   $   94,559,453.06         18.22%
Purchase ......................           657      352,972,746.55         68.00
Rate / Term Refinance .........           114       71,576,792.58         13.79
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

                           LOAN DOCUMENTATION - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
      LOAN DOCUMENTATION             LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alternative ...................            35   $   22,108,034.95          4.26%
Asset Verification ............            63       41,824,424.09          8.06
Automated Underwriting
 System .......................             1          187,079.34          0.04
Full ..........................           513      296,971,368.95         57.21
Stated Income/Full Asset ......            15        4,414,832.22          0.85
Full/Alternative ..............            56       12,723,760.18          2.45
Income ........................             2        1,307,109.49          0.25
No Documentation ..............            13        8,059,146.32          1.55
No Income Verifier ............            25       12,764,870.48          2.46
No Income/No Assets
 Verifier .....................             2        1,068,442.93          0.21
Preferred .....................           176      101,247,081.53         19.50
Reduced .......................            25        7,585,165.83          1.46
Simply Signature ..............            13        8,017,272.26          1.54
Stated Income/Stated Asset ....             1          328,403.62          0.06
Streamlined ...................             1          502,000.00          0.10
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

                               MARGIN(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
          MARGIN (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
1.875 .........................             1   $      448,000.00          0.09%
2.000 .........................             2          232,000.00          0.04
2.250 .........................           674      359,659,446.68         69.28
2.500 .........................            40       13,566,405.31          2.61
2.750 .........................           223      144,766,640.20         27.89
2.875 .........................             1          436,500.00          0.08
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Margin of the Pool 2 Mortgage Loans is expected to be approximately 2.396%.

                        MAXIMUM MORTGAGE RATE(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF MAXIMUM MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATE (%)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
9.001 - 9.250 .................             4   $    2,388,642.25          0.46%
9.251 - 9.500 .................             6        4,293,898.42          0.83
9.501 - 9.750 .................            18        9,319,694.15          1.80
9.751 - 10.000 ................            65       42,966,702.93          8.28
10.001 - 10.250 ...............           107       67,074,357.06         12.92
10.251 - 10.500 ...............           168      100,149,669.79         19.29
10.501 - 10.750 ...............           161       89,420,552.46         17.23
10.751 - 11.000 ...............           168       87,765,142.70         16.91
11.001 - 11.250 ...............            85       40,154,673.59          7.74
11.251 - 11.500 ...............            88       41,696,792.03          8.03
11.501 - 11.750 ...............            43       19,841,336.84          3.82
11.751 - 12.000 ...............            17        8,379,045.04          1.61
12.001 - 12.250 ...............             6        3,132,692.93          0.60
12.251 - 12.500 ...............             4        1,941,900.00          0.37
12.751 - 13.000 ...............             1          583,892.00          0.11
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Maximum Mortgage Rate of the Pool 2 Mortgage Loans is expected to be approximately 10.696% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 2

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
   NEXT RATE ADJUSTMENT DATE         LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
November 2006 .................             1   $    1,000,000.00          0.19%
September 2007 ................             3        1,866,837.01          0.36
October 2007 ..................             5        2,650,925.75          0.51
November 2007 .................             1          929,716.62          0.18
March 2008 ....................             2        1,181,238.79          0.23
May 2008 ......................             1        2,725,500.00          0.53
July 2008 .....................             1          456,222.02          0.09
September 2008 ................             1        1,207,390.05          0.23
January 2009 ..................             1          603,730.16          0.12
September 2009 ................             2        1,449,288.40          0.28
February 2010 .................             4        3,094,075.04          0.60
March 2010 ....................             7        1,494,569.04          0.29
April 2010 ....................            18        6,105,417.66          1.18
May 2010 ......................            23        5,819,647.49          1.12
June 2010 .....................            14        7,899,130.29          1.52
July 2010 .....................            39       19,586,955.68          3.77
August 2010 ...................            46       26,298,415.61          5.07
September 2010 ................            40       19,020,286.79          3.66
October 2010 ..................           175       86,798,109.16         16.72
November 2010 .................           107       60,642,085.13         11.68
December 2010 .................           378      222,962,287.50         42.95
January 2011 ..................            72       45,317,164.00          8.73
                                  -----------   -----------------   -----------
TOTAL .........................           941   $  519,108,992.19        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average months to the Next Rate Adjustment Date of the Pool 2 Mortgage Loans is approximately 57 months.

                         POOL 3 MORTGAGE LOAN STATISTICS

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
 RANGE OF CUT-OFF DATE  STATED     MORTGAGE          BALANCE          BALANCE
     PRINCIPAL BALANCES ($)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
0.01 - 100,000.00 .............             3   $      278,344.19          0.11%
100,000.01 - 200,000.00 .......            22        3,412,244.13          1.33
200,000.01 - 300,000.00 .......            27        6,874,323.24          2.69
300,000.01 - 400,000.00 .......            41       15,018,535.13          5.87
400,000.01 - 500,000.00 .......           113       51,590,618.03         20.18
500,000.01 - 600,000.00 .......            92       50,223,949.88         19.65
600,000.01 - 700,000.00 .......            61       39,551,277.58         15.47
700,000.01 - 800,000.00 .......            30       22,581,887.81          8.83
800,000.01 - 900,000.00 .......            22       18,890,221.11          7.39
900,000.01 - 1,000,000.00 .....            32       30,951,045.10         12.11
1,000,000.01 - 1,100,000.00 ...             1        1,027,000.00          0.40
1,100,000.01 - 1,200,000.00 ...             4        4,679,808.48          1.83
1,200,000.01 - 1,300,000.00 ...             1        1,220,000.00          0.48
1,300,000.01 - 1,400,000.00 ...             1        1,320,000.00          0.52
1,400,000.01 - 1,500,000.00 ...             2        2,868,000.00          1.12
1,500,000.01 - 2,000,000.00 ...             3        5,168,426.00          2.02
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Pool 3 Mortgage Loans is expected to be approximately $561,880.

                       CURRENT MORTGAGE RATES(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF CURRENT MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATES (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
4.251 - 4.500 .................             1   $    1,178,400.00          0.46%
4.751 - 5.000 .................             2        1,432,800.00          0.56
5.001 - 5.250 .................            15        6,337,517.09          2.48
5.251 - 5.500 .................            44       24,070,291.70          9.42
5.501 - 5.750 .................           101       55,005,203.29         21.52
5.751 - 6.000 .................           142       84,269,335.12         32.96
6.001 - 6.250 .................            98       51,353,442.77         20.09
6.251 - 6.500 .................            35       21,558,202.71          8.43
6.501 - 6.750 .................            14        8,830,688.00          3.45
6.751 - 7.000 .................             2        1,175,100.00          0.46
7.001 - 7.250 .................             1          444,700.00          0.17
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Pool 3 Mortgage Loans is expected to be approximately 5.923% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
    RANGE OF REMAINING TERM        MORTGAGE          BALANCE          BALANCE
           (MONTHS)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
351 - 355 .....................            14   $    7,502,676.01          2.93%
356 - 360 .....................           441      248,153,004.67         97.07
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Remaining Term to Maturity of the Pool 3 Mortgage Loans is expected to be approximately 358 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
       RANGE OF ORIGINAL           MORTGAGE          BALANCE          BALANCE
   LOAN-TO-VALUE RATIOS (%)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
20.01 - 30.00 .................             5   $    2,180,640.87          0.85%
30.01 - 40.00 .................             8        4,028,338.70          1.58
40.01 - 50.00 .................            22       10,395,549.23          4.07
50.01 - 60.00 .................            34       21,383,926.55          8.36
60.01 - 70.00 .................            57       32,676,965.57         12.78
70.01 - 75.00 .................            39       24,091,385.48          9.42
75.01 - 80.00 .................           261      147,635,045.70         57.75
80.01 - 85.00 .................             2        1,761,000.00          0.69
85.01 - 90.00 .................            10        3,311,912.15          1.30
90.01 - 95.00 .................             3        1,178,966.83          0.46
95.01 - 100.00 ................            14        7,011,949.60          2.74
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Original Loan-to-Value Ratio of the Pool 3 Mortgage Loans is expected to be approximately 73.53%.

                   EFFECTIVE LOAN-TO-VALUE RATIOS(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
  RANGE OF ORIGINAL EFFECTIVE      MORTGAGE          BALANCE          BALANCE
   LOAN-TO-VALUE RATIOS (%)          LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
20.01 - 30.00 .................             5   $    2,180,640.87          0.85%
30.01 - 40.00 .................             8        4,028,338.70          1.58
40.01 - 50.00 .................            23       10,689,367.23          4.18
50.01 - 60.00 .................            35       21,763,926.55          8.51
60.01 - 70.00 .................            75       42,335,111.17         16.56
70.01 - 75.00 .................            39       24,091,385.48          9.42
75.01 - 80.00 .................           261      147,635,045.70         57.75
80.01 - 85.00 .................             1          541,000.00          0.21
85.01 - 90.00 .................             6        1,577,898.15          0.62
90.01 - 95.00 .................             2          812,966.83          0.32
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Effective Loan-to-Value Ratio of the Pool 3 Mortgage Loans is expected to be approximately 72.48%.

                            CREDIT SCORES(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
     RANGE OF CREDIT SCORE           LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Not Scored ....................             2   $    1,359,680.95          0.53%
<= 600 ........................             2        1,263,000.00          0.49
601 - 620 .....................             6        2,692,891.19          1.05
621 - 640 .....................            11        5,984,350.43          2.34
641 - 660 .....................            22       11,558,096.74          4.52
661 - 680 .....................            54       25,712,471.48         10.06
681 - 700 .....................            29       16,271,751.19          6.36
701 - 720 .....................            59       37,758,601.65         14.77
721 - 740 .....................            67       37,277,208.61         14.58
741 - 760 .....................            58       32,420,805.02         12.68
761 - 780 .....................            70       44,825,687.08         17.53
781 - 800 .....................            63       33,457,284.34         13.09
801 - 820 .....................            12        5,073,852.00          1.98
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the non-zero weighted average Credit Score of the Pool 3 Mortgage Loans is expected to be approximately 730. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
             STATE                   LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alabama .......................             2   $      840,000.00          0.33%
Arizona .......................            10        5,227,380.63          2.04
Arkansas ......................             1          601,386.23          0.24
California ....................           169      110,001,839.98         43.03
Colorado ......................             8        5,188,672.45          2.03
Connecticut ...................             4        2,348,022.16          0.92
Delaware ......................             3        2,089,978.20          0.82
District of Columbia ..........             1          585,000.00          0.23
Florida .......................            28       15,933,862.60          6.23
Georgia .......................            14        6,091,900.53          2.38
Hawaii ........................             2        1,379,732.79          0.54
Idaho .........................             1          418,000.00          0.16
Illinois ......................            13        7,763,896.66          3.04
Indiana .......................             3        1,155,351.98          0.45
Kentucky ......................             1          386,349.00          0.15
Louisiana .....................             1           95,372.56          0.04
Maine .........................             2          301,786.44          0.12
Maryland ......................            16        7,293,370.57          2.85
Massachusetts .................            19       11,539,984.24          4.51
Michigan ......................             5        2,455,808.94          0.96
Minnesota .....................             5        2,974,039.50          1.16
Mississippi ...................             1           98,000.00          0.04
Missouri ......................             2          866,472.14          0.34
Nebraska ......................             1          380,000.00          0.15
Nevada ........................            15        8,723,786.16          3.41
New Jersey ....................            19        8,319,321.23          3.25
New Mexico ....................             1          335,916.86          0.13
New York ......................            24       12,397,311.77          4.85
North Carolina ................             5        1,741,047.69          0.68
Ohio ..........................             4        1,731,700.00          0.68
Oregon ........................             3        1,191,250.00          0.47
Pennsylvania ..................             8        2,743,093.29          1.07
Rhode Island ..................             2          710,400.00          0.28
South Carolina ................             4        1,404,171.93          0.55
Tennessee .....................             4        1,955,375.14          0.76
Texas .........................            11        5,866,580.63          2.29
Utah ..........................             7        2,636,439.68          1.03
Virginia ......................            12        6,895,846.71          2.70
Washington ....................            22       11,763,998.18          4.60
Wisconsin .....................             2        1,223,233.81          0.48
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, no more than approximately 0.92% of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
        OCCUPANCY TYPE               LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Investment ....................             7   $    1,952,711.03          0.76%
Primary .......................           413      237,136,319.71         92.76
Secondary .....................            35       16,566,649.94          6.48
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         PROPERTY TYPE               LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Two to Four Family ............             3   $    1,827,775.00          0.71%
Two Family ....................             1          303,000.00          0.12
Three Family ..................             3          629,183.99          0.25
Condominium Low Rise ..........             1          500,000.00          0.20
Condominium ...................            51       26,547,271.43         10.38
Cooperative Units .............             4        1,909,083.33          0.75
Planned Unit Development ......           149       85,383,275.98         33.40
Single Family Detached ........            83       43,245,927.14         16.92
Single Family Residence .......           159       94,770,188.81         37.07
Townhouse .....................             1          539,975.00          0.21
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

                              LOAN PURPOSE - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
         LOAN PURPOSE                LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Cash-out ......................           115   $   60,696,309.91         23.74%
Construction to Permanent .....             6        1,988,726.32          0.78
Purchase ......................           248      147,354,853.00         57.64
Rate / Term Refinance .........            86       45,615,791.45         17.84
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

                           LOAN DOCUMENTATION - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
      LOAN DOCUMENTATION             LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
Alternative ...................            65   $   34,267,510.20         13.40%
Automated Underwriting
 System .......................             5        1,150,717.88          0.45
Full ..........................           181      100,658,915.39         39.37
Full Asset/No Income ..........             9        4,291,847.61          1.68
Stated Income/Full Asset ......             3        1,165,000.00          0.46
Full/Alternative ..............            16        4,504,393.44          1.76
Limited .......................             2          989,791.67          0.39
No Income Verifier ............            16        9,376,932.45          3.67
Preferred .....................           157       98,320,572.04         38.46
Streamlined ...................             1          930,000.00          0.36
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

                               MARGIN(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
          MARGIN (%)                 LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
2.000 .........................           116   $   58,526,273.37         22.89%
2.250 .........................           334      193,561,249.56         75.71
2.500 .........................             1        1,320,000.00          0.52
2.750 .........................             4        2,248,157.75          0.88
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Margin of the Pool 3 Mortgage Loans is expected to be approximately 2.198%.

                        MAXIMUM MORTGAGE RATE(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
   RANGE OF MAXIMUM MORTGAGE       MORTGAGE          BALANCE          BALANCE
           RATE (%)                  LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
9.251 - 9.500 .................             1   $    1,178,400.00          0.46%
9.751 - 10.000 ................             2        1,432,800.00          0.56
10.001 - 10.250 ...............            15        6,337,517.09          2.48
10.251 - 10.500 ...............            44       24,070,291.70          9.42
10.501 - 10.750 ...............           101       55,005,203.29         21.52
10.751 - 11.000 ...............           142       84,269,335.12         32.96
11.001 - 11.250 ...............            98       51,353,442.77         20.09
11.251 - 11.500 ...............            35       21,558,202.71          8.43
11.501 - 11.750 ...............            14        8,830,688.00          3.45
11.751 - 12.000 ...............             2        1,175,100.00          0.46
12.001 - 12.250 ...............             1          444,700.00          0.17
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average Maximum Mortgage Rate of the Pool 3 Mortgage Loans is expected to be approximately 10.923% per annum.

                      NEXT RATE ADJUSTMENT DATE(1) - POOL 3

                                                                    PERCENT OF
                                                    AGGREGATE        AGGREGATE
                                   NUMBER OF        PRINCIPAL        PRINCIPAL
                                   MORTGAGE          BALANCE          BALANCE
   NEXT RATE ADJUSTMENT DATE         LOANS         OUTSTANDING      OUTSTANDING
-------------------------------   -----------   -----------------   -----------
April 2012 ....................             1   $      809,395.06          0.32%
July 2012 .....................             4        1,393,900.00          0.55
August 2012 ...................             9        5,299,380.95          2.07
September 2012 ................             8        3,664,368.09          1.43
October 2012 ..................            55       25,507,576.12          9.98
November 2012 .................           114       63,877,518.52         24.99
December 2012 .................           225      131,444,608.94         51.41
January 2013 ..................            39       23,658,933.00          9.25
                                  -----------   -----------------   -----------
TOTAL .........................           455   $  255,655,680.68        100.00%
                                  ===========   =================   ===========

----------
(1) As of the Cut off Date, the weighted average months to the Next Rate Adjustment Date of the Pool 3 Mortgage Loans is approximately 82 months.

                                   ANNEX B-1:
                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                                              REMAINING  REMAINING                     MONTHS TO  INITIAL SUBSEQUENT
                                           GROSS      NET      TERM TO   INTEREST-           MAXIMUM   NEXT RATE PERIODIC  PERIODIC
MORTGAGE                     PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   ONLY TERM  MARGIN  MORTGAGE  ADJUSTMENT RATE CAP  RATE CAP
  POOL         INDEX        BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)    (MONTHS)   (%)    RATE (%)    DATE       (%)       (%)
--------  --------------- --------------  --------  --------  ---------  ---------  ------  --------  ---------- -------- ----------
 Pool 1    1-Year LIBOR     1,517,561.21   4.8945    4.4585      355         0      2.250    10.895     31        2.000      2.000
 Pool 1    1-Year LIBOR     2,394,498.74   5.3218    4.9182      355        31      2.250    11.322     31        2.000      2.000
 Pool 1   Six-Month LIBOR   2,158,670.64   4.3831    4.0138      337        13      2.000     9.383     13        5.000      1.000
 Pool 1     1-Year CMT        561,444.64   4.0000    3.7500      343         0      2.750    10.000     19        2.000      2.000
 Pool 1    1-Year LIBOR     6,462,391.02   5.1562    4.7938      355         0      2.250    11.156     31        2.000      2.000
 Pool 1    1-Year LIBOR     7,694,482.06   5.3428    4.9789      355        31      2.250    11.343     31        2.000      2.000
 Pool 1   Six-Month LIBOR     883,260.39   4.8993    4.5243      356        32      2.000     9.899     32        5.000      1.000
 Pool 1    1-Year LIBOR     4,342,957.67   5.2979    4.9229      355         0      2.395    11.298     31        2.000      2.000
 Pool 1    1-Year LIBOR       999,999.98   5.7500    5.5000      346        22      2.250    11.750     22        2.000      2.000
 Pool 1    1-Year LIBOR       363,481.12   5.8955    5.5205      359         0      2.250    11.896     35        2.000      2.000
 Pool 1    1-Year LIBOR       283,200.00   6.5000    6.1250      359        35      2.250    12.500     35        2.000      2.000
 Pool 1    1-Year LIBOR     8,423,470.60   5.0772    4.7022      353         0      2.250    11.077     29        2.000      2.000
 Pool 1    1-Year LIBOR     3,527,253.65   5.1940    4.8190      355        31      2.250    11.194     31        2.000      2.000
 Pool 1    1-Year LIBOR     3,119,243.06   5.2803    4.9053      357         0      2.250    11.280     33        2.000      2.000
 Pool 1    1-Year LIBOR     3,476,547.19   5.4910    5.1160      355        90      2.250    11.491     31        2.000      2.000
 Pool 1    1-Year LIBOR     1,581,467.73   5.1714    4.7964      357         0      2.250    11.171     33        2.000      2.000
 Pool 1    1-Year LIBOR     3,112,943.62   5.4426    5.0676      356       116      2.250    11.443     32        2.000      2.000
 Pool 1     1-Year CMT        942,679.00   5.1323    4.7573      354         0      2.750    11.132     30        2.000      2.000
 Pool 1    1-Year LIBOR     4,678,899.50   5.2017    4.8267      352       112      2.500    11.202     28        2.000      2.000

 Pool 2    1-Year LIBOR       966,854.72   5.4055    5.0547      357         0      2.250    10.405     57        5.000      2.000
 Pool 2    1-Year LIBOR     9,616,427.21   5.7726    5.3984      358        58      2.250    10.773     58        5.000      2.000
 Pool 2   Six-Month LIBOR     232,000.00   5.8164    5.5341      356        56      2.000    10.816     56        5.000      1.000
 Pool 2    1-Year LIBOR     8,072,907.26   5.6360    5.2811      357         0      2.250    10.636     57        5.000      2.000
 Pool 2    1-Year LIBOR    24,997,820.71   5.5812    5.2130      358        58      2.250    10.581     58        5.000      2.000
 Pool 2    1-Year LIBOR       499,000.00   5.7500    5.5000      357        57      2.250    10.750     57        5.000      2.000
 Pool 2    1-Year LIBOR    22,251,802.37   5.5762    5.3262      350         0      2.285    10.576     57        5.000      2.000
 Pool 2    1-Year LIBOR    60,451,137.37   5.6849    5.4349      357        57      2.255    10.692     57        5.000      2.000
 Pool 2    1-Year LIBOR       396,400.00   7.3750    7.1250      360         0      2.250    12.375     60        5.000      2.000
 Pool 2    1-Year LIBOR     3,096,562.50   6.1695    5.9195      359        59      2.250    11.169     59        5.000      2.000
 Pool 2     1-Year CMT        643,681.56   5.8750    5.6250      358         0      2.750    10.875     58        5.000      2.000
 Pool 2    1-Year LIBOR    15,798,359.58   5.8902    5.6402      359         0      2.250    10.890     59        5.000      2.000
 Pool 2    1-Year LIBOR   154,147,738.02   6.0450    5.7924      359        59      2.254    11.045     59        5.000      2.000
 Pool 2    1-Year LIBOR       449,023.77   6.1235    5.8735      359         0      2.250    11.124     59        2.000      2.000
 Pool 2    1-Year LIBOR     2,129,348.80   5.7646    5.5146      359        59      2.250    10.765     59        5.000      2.000
 Pool 2    1-Year LIBOR     6,570,427.74   5.3157    5.0657      357         0      2.250    10.316     57        5.000      2.000
 Pool 2    1-Year LIBOR    39,111,379.87   5.4859    5.2359      357        59      2.250    10.486     57        5.000      2.000
 Pool 2    1-Year LIBOR     5,333,609.11   5.2879    5.0379      352         0      2.250    10.288     56        5.000      2.000
 Pool 2    1-Year LIBOR     7,117,362.24   5.5865    5.3365      356       103      2.250    10.587     56        5.000      2.000
 Pool 2    1-Year LIBOR     1,432,115.80   5.4244    5.1744      356         0      2.250    10.424     56        5.000      2.000
 Pool 2    1-Year LIBOR     3,255,505.25   5.3903    5.1403      356       116      2.250    10.390     56        5.000      2.000
 Pool 2     1-Year CMT      5,883,988.58   5.1466    4.8966      352         0      2.722    11.091     52        2.167      2.000
 Pool 2    1-Year LIBOR     8,651,166.05   5.5337    5.2837      352       112      2.500    11.534     52        2.000      2.000
 Pool 2     1-Year CMT     24,558,185.26   5.3180    5.0680      346         0      2.750    10.318     46        5.000      2.000
 Pool 2     1-Year CMT    113,446,188.42   5.3532    5.1032      357        66      2.750    10.353     57        5.000      2.000

                                                              REMAINING  REMAINING                     MONTHS TO  INITIAL SUBSEQUENT
                                           GROSS      NET      TERM TO   INTEREST-           MAXIMUM   NEXT RATE PERIODIC  PERIODIC
MORTGAGE                     PRINCIPAL    MORTGAGE  MORTGAGE  MATURITY   ONLY TERM  MARGIN  MORTGAGE  ADJUSTMENT RATE CAP  RATE CAP
  POOL         INDEX        BALANCE ($)   RATE (%)  RATE (%)  (MONTHS)    (MONTHS)   (%)    RATE (%)    DATE       (%)       (%)
--------  --------------- --------------  --------  --------  ---------  ---------  ------  --------  ---------- -------- ----------
 Pool 3    1-Year LIBOR     2,564,671.03   5.8178    5.4493      357        81      2.250    10.818     81        5.000      2.000
 Pool 3   Six-Month LIBOR  12,903,062.53   5.8199    5.4833      358        84      2.000    10.820     82        5.000      1.000
 Pool 3    1-Year LIBOR     2,121,737.84   5.7165    5.3822      358         0      2.250    10.717     82        5.000      2.000
 Pool 3    1-Year LIBOR    14,688,580.68   5.7002    5.3252      358        82      2.250    10.700     82        5.000      2.000
 Pool 3   Six-Month LIBOR   1,680,287.03   5.9766    5.6758      358         0      2.000    10.977     82        5.000      1.000
 Pool 3   Six-Month LIBOR  43,942,923.81   5.8327    5.4680      358        82      2.000    10.833     82        5.000      1.000
 Pool 3    1-Year LIBOR       759,680.95   5.3750    5.1250      355         0      2.250    10.375     79        5.000      2.000
 Pool 3    1-Year LIBOR     1,320,000.00   5.3750    5.1250      355        79      2.500    10.375     79        5.000      2.000
 Pool 3    1-Year LIBOR     1,539,051.37   5.4424    5.1924      358         0      2.250    10.442     82        5.000      2.000
 Pool 3    1-Year LIBOR     5,449,765.76   5.9643    5.7143      358        82      2.250    10.964     82        5.000      2.000
 Pool 3     1-Year CMT      2,248,157.75   5.7682    5.5182      359         0      2.750    10.768     83        5.000      2.000
 Pool 3    1-Year LIBOR    20,091,850.13   5.8664    5.6164      359         0      2.250    10.866     83        5.000      2.000
 Pool 3    1-Year LIBOR   136,955,413.80   6.0318    5.7818      359        83      2.250    11.032     83        5.000      2.000
 Pool 3    1-Year LIBOR       392,501.14   5.4208    5.1708      358         0      2.250    10.421     82        5.000      2.000
 Pool 3    1-Year LIBOR       761,472.00   5.9750    5.7250      358        82      2.250    10.975     82        5.000      2.000
 Pool 3    1-Year LIBOR     1,445,556.42   5.3277    5.0777      357         0      2.250    10.328     81        5.000      2.000
 Pool 3    1-Year LIBOR     1,121,575.00   5.8889    5.6389      359       101      2.250    10.889     83        5.000      2.000
 Pool 3    1-Year LIBOR     1,082,543.58   5.3209    5.0709      357         0      2.250    10.321     81        5.000      2.000
 Pool 3    1-Year LIBOR     2,180,900.00   5.6446    5.3946      356       103      2.250    10.645     80        5.000      2.000
 Pool 3    1-Year LIBOR       488,949.86   5.6250    5.3750      358         0      2.250    10.625     82        5.000      2.000
 Pool 3    1-Year LIBOR     1,917,000.00   5.8088    5.5588      357       108      2.250    10.809     81        5.000      2.000

                  ANNEX B-2: PRINCIPAL AMOUNT DECREMENT TABLES

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                             CLASS 1-A-1 CERTIFICATES             CLASS 1-A-2 CERTIFICATES             CLASS 1-A-3 CERTIFICATES
                        ----------------------------------  ------------------------------------  ----------------------------------
  DISTRIBUTION DATE      10%   15%   20%   25%   30%   35%    10%    15%   20%   25%   30%   35%   10%   15%   20%   25%   30%   35%
---------------------   ----  ----  ----  ----  ----  ----  -----  -----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage...    100   100   100   100   100   100    100    100   100   100   100   100   100   100   100   100   100   100
January 2007.........     85    78    71    65    58    51    100    100   100   100   100   100    89    84    78    73    68    63
January 2008.........     72    60    49    38    28    19    100    100   100   100   100   100    79    70    61    53    46    39
January 2009.........     60    44    31    19     9     0    100    100   100   100   100   100    70    58    48    39    31    25
January 2010.........     49    31    17     5     0     0    100    100   100   100    87    64    62    48    38    29    22    16
January 2011.........     40    21     7     0     0     0    100    100   100    87    60    41    55    40    30    21    15    10
January 2012.........     31    12     0     0     0     0    100    100    95    64    42    26    48    34    24    16    10     7
January 2013.........     23     5     0     0     0     0    100    100    75    47    29    17    42    28    19    12     7     4
January 2014.........     17     0     0     0     0     0    100     96    59    35    20    11    38    24    15     9     5     3
January 2015.........     11     0     0     0     0     0    100     80    46    26    14     7    33    20    11     6     3     2
January 2016.........      6     0     0     0     0     0    100     67    36    19     9     4    29    16     9     5     2     1
January 2017.........      1     0     0     0     0     0    100     55    28    14     6     3    26    14     7     3     2     1
January 2018.........      0     0     0     0     0     0     91     46    22    10     4     2    22    11     5     2     1     *
January 2019.........      0     0     0     0     0     0     79     38    17     7     3     1    20     9     4     2     1     *
January 2020.........      0     0     0     0     0     0     69     31    13     5     2     1    17     8     3     1     *     *
January 2021.........      0     0     0     0     0     0     60     25    10     4     1     *    15     6     3     1     *     *
January 2022.........      0     0     0     0     0     0     52     21     8     3     1     *    13     5     2     1     *     *
January 2023.........      0     0     0     0     0     0     44     17     6     2     1     *    11     4     1     *     *     *
January 2024.........      0     0     0     0     0     0     38     14     5     1     *     *     9     3     1     *     *     *
January 2025.........      0     0     0     0     0     0     32     11     3     1     *     *     8     3     1     *     *     *
January 2026.........      0     0     0     0     0     0     27      9     3     1     *     *     7     2     1     *     *     *
January 2027.........      0     0     0     0     0     0     22      7     2     *     *     *     6     2     *     *     *     *
January 2028.........      0     0     0     0     0     0     18      5     1     *     *     *     5     1     *     *     *     *
January 2029.........      0     0     0     0     0     0     15      4     1     *     *     *     4     1     *     *     *     *
January 2030.........      0     0     0     0     0     0     12      3     1     *     *     *     3     1     *     *     *     *
January 2031.........      0     0     0     0     0     0      9      2     *     *     *     *     2     1     *     *     *     *
January 2032.........      0     0     0     0     0     0      6      1     *     *     *     *     2     *     *     *     *     *
January 2033.........      0     0     0     0     0     0      4      1     *     *     *     *     1     *     *     *     *     *
January 2034.........      0     0     0     0     0     0      2      *     *     *     *     *     1     *     *     *     *     *
January 2035.........      0     0     0     0     0     0      1      *     *     *     *     *     *     *     *     *     *     *
January 2036.........      0     0     0     0     0     0      0      0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
 in Years to Maturity   4.47  3.02  2.25  1.76  1.43  1.19  17.35  12.85  9.86  7.82  6.35  5.27  7.66  5.45  4.13  3.26  2.64  2.20
Weighted Average Life
 in Years to Weighted
 Average Next Rate
 Adjustment Date        2.05  1.86  1.68  1.50  1.33  1.17   2.49   2.49  2.49  2.49  2.49  2.49  2.16  2.02  1.88  1.74  1.61  1.49

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                           CLASS 2-A-1 AND CLASS 2-A-5
                                   CERTIFICATES                   CLASS 2-A-2 CERTIFICATES             CLASS 2-A-3 CERTIFICATES
                        ----------------------------------   ----------------------------------   ----------------------------------
  DISTRIBUTION DATE      10%   15%   20%   25%   30%   35%    10%   15%   20%   25%   30%   35%    10%   15%   20%   25%   30%   35%
---------------------   ----  ----  ----  ----  ----  ----   ----   ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage...    100   100   100   100   100   100    100    100   100   100   100   100   100   100   100   100   100   100
January 2007.........     89    84    79    74    68    63     83     75    67    59    50    42   100   100   100   100   100   100
January 2008.........     80    71    62    54    46    40     68     54    40    28    16     5   100   100   100   100   100   100
January 2009.........     71    59    49    40    32    25     55     36    19     5     0     0   100   100   100   100    45     0
January 2010.........     63    49    39    30    22    16     42     21     4     0     0     0   100   100   100    19     0     0
January 2011.........     56    42    31    22    15    10     31      8     0     0     0     0   100   100    33     0     0     0
January 2012.........     50    35    24    16    11     7     21      0     0     0     0     0   100    84     0     0     0     0
January 2013.........     44    29    19    12     7     4     12      0     0     0     0     0   100    15     0     0     0     0
January 2014.........     39    24    15     9     5     3      4      0     0     0     0     0   100     0     0     0     0     0
January 2015.........     34    20    12     7     3     2      0      0     0     0     0     0    73     0     0     0     0     0
January 2016.........     30    17     9     5     2     1      0      0     0     0     0     0    24     0     0     0     0     0
January 2017.........     26    14     7     4     2     1      0      0     0     0     0     0     0     0     0     0     0     0
January 2018.........     23    12     6     3     1     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2019.........     20    10     4     2     1     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2020.........     18     8     3     1     1     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2021.........     15     6     3     1     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2022.........     13     5     2     1     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2023.........     11     4     2     1     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2024.........     10     3     1     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2025.........      8     3     1     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2026.........      7     2     1     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2027.........      6     2     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2028.........      5     1     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2029.........      4     1     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2030.........      3     1     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2031.........      2     1     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2032.........      2     *     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2033.........      1     *     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2034.........      1     *     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2035.........      *     *     *     *     *     *      0      0     0     0     0     0     0     0     0     0     0     0
January 2036.........      0     0     0     0     0     0      0      0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
 in Years to Maturity   7.82  5.56  4.20  3.30  2.68  2.22   3.67   2.44  1.80  1.40  1.14  0.95  9.50  6.51  4.84  3.75  3.01  2.49
Weighted Average Life
 in Years to
 Weighted Average
 Next Rate
 Adjustment Date        3.67  3.23  2.85  2.52  2.22  1.95   3.07   2.38  1.80  1.40  1.14  0.95  4.74  4.74  4.64  3.75  3.01  2.49

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                             CLASS 2-A-4 CERTIFICATES             CLASS 3-A-1 CERTIFICATES            CLASS 3-A-2 CERTIFICATES
                       ------------------------------------  ----------------------------------  ----------------------------------
  DISTRIBUTION DATE      10%    15%   20%   25%   30%   35%   10%   15%   20%   25%   30%   35%   10%   15%   20%   25%   30%   35%
---------------------  -----  -----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage...    100    100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100   100
January 2007.........    100    100   100   100   100   100    83    75    67    59    50    42    92    88    85    81    77    73
January 2008.........    100    100   100   100   100   100    68    54    40    28    16     5    85    79    72    67    61    56
January 2009.........    100    100   100   100   100    89    55    36    19     5     0     0    79    70    63    56    36    11
January 2010.........    100    100   100   100    79    58    43    21     4     0     0     0    73    63    55    28     *     0
January 2011.........    100    100   100    79    55    38    32     9     0     0     0     0    68    58    33     *     0     0
January 2012.........    100    100    87    58    38    24    22     0     0     0     0     0    64    50     9     0     0     0
January 2013.........    100    100    68    43    26    15    13     0     0     0     0     0    60    30     0     0     0     0
January 2014.........    100     87    54    32    18    10     5     0     0     0     0     0    56    11     0     0     0     0
January 2015.........    100     73    42    23    12     6     0     0     0     0     0     0    48     0     0     0     0     0
January 2016.........    100     60    33    17     8     4     0     0     0     0     0     0    33     0     0     0     0     0
January 2017.........     94     50    26    13     6     3     0     0     0     0     0     0    18     0     0     0     0     0
January 2018.........     82     41    20     9     4     2     0     0     0     0     0     0     6     0     0     0     0     0
January 2019.........     72     34    16     7     3     1     0     0     0     0     0     0     0     0     0     0     0     0
January 2020.........     63     28    12     5     2     1     0     0     0     0     0     0     0     0     0     0     0     0
January 2021.........     54     23     9     3     1     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2022.........     47     19     7     3     1     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2023.........     40     15     5     2     1     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2024.........     35     12     4     1     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2025.........     29     10     3     1     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2026.........     25      8     2     1     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2027.........     21      6     2     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2028.........     17      5     1     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2029.........     14      4     1     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2030.........     11      3     1     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2031.........      8      2     *     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2032.........      6      1     *     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2033.........      4      1     *     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2034.........      2      *     *     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2035.........      1      *     *     *     *     *     0     0     0     0     0     0     0     0     0     0     0     0
January 2036.........      0      0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0     0
Weighted Average Life
 in Years to
 Maturity              16.79  12.36  9.47  7.50  6.09  5.05  3.72  2.45  1.80  1.40  1.14  0.95  7.35  5.00  3.68  2.85  2.29  1.89
Weighted Average Life
 in Years to
 Weighted Average
 Next Rate
 Adjustment Date*       4.74   4.74  4.74  4.70  4.45  4.09  3.58  2.45  1.80  1.40  1.14  0.95  5.32  4.70  3.68  2.85  2.29  1.89

* The "Weighted Average Life in Years to Weighted Average Next Rate Adjustment Date" for the Class 3-A-1 and Class 3-A-2 Certificates was calculated assuming that the weighted average reset date for the Pool 3 Mortgage Loans will occur in November 2012.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                              CLASS 3-A-3 CERTIFICATES             CLASS 3-A-4 CERTIFICATES
                       -------------------------------------  ----------------------------------
  DISTRIBUTION DATE     10%    15%    20%    25%   30%   35%   10%   15%   20%   25%   30%   35%
---------------------  -----  -----  -----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage       100    100    100   100   100   100   100   100   100   100   100   100
January 2007             100    100    100   100   100   100    89    84    79    74    68    63
January 2008             100    100    100   100   100   100    80    71    62    54    46    40
January 2009             100    100    100   100   100   100    71    59    49    40    32    25
January 2010             100    100    100   100   100    73    64    50    39    30    22    16
January 2011             100    100    100   100    70    48    57    42    31    22    16    11
January 2012             100    100    100    75    49    31    50    35    25    17    11     7
January 2013             100    100     89    56    34    20    45    30    20    12     8     4
January 2014             100    100     70    41    23    13    40    25    15     9     5     3
January 2015             100     94     55    30    16     8    35    21    12     7     4     2
January 2016             100     78     43    22    11     5    31    17     9     5     2     1
January 2017             100     65     33    16     8     3    27    14     7     4     2     1
January 2018             100     54     26    12     5     2    24    12     6     3     1     *
January 2019              93     44     20     9     3     1    21    10     4     2     1     *
January 2020              81     36     16     6     2     1    18     8     3     1     1     *
January 2021              71     30     12     5     2     1    16     7     3     1     *     *
January 2022              61     24      9     3     1     *    14     5     2     1     *     *
January 2023              52     20      7     2     1     *    12     4     2     1     *     *
January 2024              45     16      5     2     *     *    10     4     1     *     *     *
January 2025              38     13      4     1     *     *     8     3     1     *     *     *
January 2026              32     10      3     1     *     *     7     2     1     *     *     *
January 2027              27      8      2     1     *     *     6     2     1     *     *     *
January 2028              22      6      2     *     *     *     5     1     *     *     *     *
January 2029              18      5      1     *     *     *     4     1     *     *     *     *
January 2030              14      4      1     *     *     *     3     1     *     *     *     *
January 2031              11      3      1     *     *     *     2     1     *     *     *     *
January 2032               8      2      *     *     *     *     2     *     *     *     *     *
January 2033               6      1      *     *     *     *     1     *     *     *     *     *
January 2034               3      1      *     *     *     *     1     *     *     *     *     *
January 2035               1      *      *     *     *     *     *     *     *     *     *     *
January 2036               0      0      0     0     0     0     0     0     0     0     0     0
Weighted Average Life
 in Years to Maturity  18.38  13.68  10.52  8.33  6.76  5.60  7.94  5.62  4.23  3.32  2.69  2.23
Weighted Average Life
 in Years to
 Weighted Average
 Next Rate
 Adjustment Date*       6.82   6.82   6.81  6.43  5.79  5.11  4.76  4.02  3.41  2.90  2.47  2.12

* The "Weighted Average Life in Years to Weighted Average Next Rate Adjustment Date" for the Class 3-A-3 and Class 3-A-4 Certificates was calculated assuming that the weighted average reset date for the Pool 3 Mortgage Loans will occur in November 2012.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF CPR

                        CLASS B-1, CLASS B-2, AND CLASS B-3
                                    CERTIFICATES
                       -------------------------------------
  DISTRIBUTION DATE     10%    15%    20%    25%   30%   35%
---------------------  -----  -----  -----  ----  ----  ----
Initial Percentage ..    100    100    100   100   100   100
January 2007 ........    100    100    100   100   100   100
January 2008 ........     99     99     99    99    99    93
January 2009 ........     99     99     99    91    83    75
January 2010 ........     99     99     82    68    58    48
January 2011 ........     98     88     65    51    40    31
January 2012 ........     98     74     52    38    28    20
January 2013 ........     92     62     41    28    19    13
January 2014 ........     82     52     32    21    13     8
January 2015 ........     72     43     25    15     9     5
January 2016 ........     63     36     20    11     6     3
January 2017 ........     56     30     15     8     4     2
January 2018 ........     49     25     12     6     3     1
January 2019 ........     43     20      9     4     2     1
January 2020 ........     37     17      7     3     1     1
January 2021 ........     32     14      6     2     1     *
January 2022 ........     28     11      4     2     1     *
January 2023 ........     24      9      3     1     *     *
January 2024 ........     20      7      2     1     *     *
January 2025 ........     17      6      2     1     *     *
January 2026 ........     15      5      1     *     *     *
January 2027 ........     12      4      1     *     *     *
January 2028 ........     10      3      1     *     *     *
January 2029 ........      8      2      1     *     *     *
January 2030 ........      6      2      *     *     *     *
January 2031 ........      5      1      *     *     *     *
January 2032 ........      4      1      *     *     *     *
January 2033 ........      2      1      *     *     *     *
January 2034 ........      1      *      *     *     *     *
January 2035 ........      1      *      *     *     *     *
January 2036 ........      0      0      0     0     0     0
Weighted Average Life
 in Years to Maturity  13.26   9.65   7.35  6.04  5.20  4.54
Weighted Average Life
 in Years to Optional
 Clean-up Call         12.94   9.25   6.98  5.70  4.88  4.24

Prospectus

                             J.P. Morgan Acceptance
                                  Corporation I
                             Asset Backed Securities
                              (Issuable in Series)
                              --------------------

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

The securities represent obligations of the trust only and do not represent an interest in or obligation of J.P. Morgan Acceptance Corporation I, the master servicer or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

No market will exist for the securities of any series before the securities are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.
--------------------------------------------------------------------------------


J.P. Morgan Acceptance Corporation I may periodically establish trusts which will issue securities. The securities may be in the form of asset-backed certificates or asset-backed notes. Each issue of securities will have its own series designation.

Each series of securities will:

o be backed by one or more pools of mortgage loans, manufactured housing contracts or mortgage backed securities

o    consist of one or more classes of securities.

Each class of securities:

o will be entitled to all, some or none of the interest payments and principal payments on the assets of the trust;

o    may be senior or subordinate in right of payment to other classes; and

o may receive payments from an insurance policy, cash account or other form of credit enhancement to cover losses on the trust assets.


Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

August 25, 2005

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

     (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

     (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 142 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS


                                                                            Page

Risk Factors.................................................................6
      Limited Resale Market for Securities Could Adversely Affect
      Your Ability to Liquidate Your Investment..............................6
      Protection Against Losses is Limited Since Securities Will
      Receive Payments Only From Specified Sources...........................6
      Nature of Mortgages Securing the Loans May Delay Receipt
      of, or Result in Shortfalls in Proceeds Payable on a Loan..............7
      You Could Be Adversely Affected By Violations of
      Environmental Laws.....................................................9
      Value of Trust Assets May Be Less Than Outstanding
      Principal Balance of the Related Securities...........................10

The Trust Fund..............................................................10
      General...............................................................10
      The Loans.............................................................12
      Modification of Loans.................................................19
      Agency Securities.....................................................19
      Private Mortgage-Backed Securities....................................26
      Representations by Sellers or Originators; Repurchases................28
      Substitution of Trust Fund Assets.....................................30

Use of Proceeds.............................................................30

The Depositor...............................................................31

Description of the Securities...............................................31
      General...............................................................31
      Distributions on Securities...........................................34
      Advances..............................................................36
      Reports to Securityholders............................................37
      Categories of Classes of Securities...................................38
      Indices Applicable to Floating Rate and Inverse Floating
      Rate Classes..........................................................41
      LIBOR.................................................................41
      COFI..................................................................43
      Treasury Index........................................................44
      Prime Rate............................................................45
      Book-Entry Registration of Securities.................................45

Credit Enhancement..........................................................49
      General...............................................................49
      Subordination.........................................................50
      Letter of Credit......................................................51
      Insurance Policies, Surety Bonds and Guaranties.......................51
      Over-Collateralization................................................52


      Spread Account........................................................52
      Reserve Accounts......................................................52
      Pool Insurance Policies...............................................54
      Cross-Collateralization...............................................56
      Other Insurance, Surety Bonds, Guaranties, and Letters of Credit......57
      Derivative Products...................................................57

Yield and Prepayment Considerations.........................................57

The Agreements..............................................................60
      Assignment of the Trust Fund Assets...................................60
      No Recourse to Sellers, Originators, Depositor or Master
      Servicer..............................................................63
      Payments on Loans; Deposits to Security Account.......................63
      Pre-Funding Account...................................................66
      Sub-Servicing by Sellers..............................................67
      Hazard Insurance......................................................67
      Realization Upon Defaulted Loans......................................70
      Servicing and Other Compensation and Payment of Expenses..............71
      Evidence as to Compliance.............................................72
      Matters Regarding the Master Servicer and the Depositor...............72
      Events of Default; Rights Upon Event of Default.......................73
      Amendment.............................................................76
      Termination; Optional Termination.....................................77
      The Trustee...........................................................78

Material Legal Aspects of the Loans.........................................79
      General...............................................................79
      Foreclosure/Repossession..............................................80
      Environmental Risks...................................................83
      Rights of Redemption..................................................84
      Anti-deficiency Legislation and Other Limitations on Lenders..........84
      Due-on-Sale Clauses...................................................86
      Enforceability of Prepayment and Late Payment Fees....................86
      Applicability of Usury Laws...........................................87
      The Contracts.........................................................87
      Installment Contracts.................................................90
      Servicemembers Civil Relief Act.......................................91
      Junior Mortgages; Rights of Senior Mortgagees.........................91
      Commercial Loans......................................................92
      The Title I Program...................................................94
      Consumer Protection Laws..............................................98

Material Federal Income Tax Consequences....................................98
      General...............................................................98
      Taxation of Debt Securities..........................................100
      Taxation of the REMIC and Its Holders................................106
      REMIC Expenses; Single Class REMICS..................................107


      Taxation of the REMIC................................................108
      Taxation of Holders of Residual Interest Securities..................110
      Administrative Matters...............................................114
      Tax Status as a Grantor Trust........................................114
      Sale or Exchange.....................................................117
      Miscellaneous Tax Aspects............................................118
      Tax Treatment of Foreign Investors...................................119
      Tax Characterization of the Trust Fund as a Partnership..............120
      Tax Consequences to Holders of the Notes.............................120
      Tax Consequences to Holders of the Certificates......................123

State Tax Considerations...................................................128

ERISA Considerations.......................................................128
      General..............................................................128
      Prohibited Transactions..............................................129
      Plan Asset Regulation................................................129
      Prohibited Transaction Class Exemption 83-1..........................130
      The Underwriter's Exemption..........................................132
      Insurance Company Purchasers.........................................135
      Consultation with Counsel............................................135

Legal Investment...........................................................136

Method of Distribution.....................................................138

Legal Matters..............................................................139

Financial Information......................................................139

Rating.....................................................................140

Where You Can Find More Information........................................141

Incorporation Of Certain Documents By Reference............................141

Glossary...................................................................142


                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.


LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

       No market will exist for the securities of any series before they are issued. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset and mortgage backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities.


PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES

       The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

       The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the seller, the depositor or the master servicer if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

       Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement like insurance policies could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

       You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.


NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

             o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

             o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you.

       We refer you to "Material Legal Aspects of the Loans---Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

                         o Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

                         o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's ability to collect interest or principal on a loan may result in a loss to you.

                         The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

                         o require specified disclosures to the borrowers regarding the terms of the loans;

                         o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

                         o regulate the use and reporting of information related to the borrower's credit experience;

                         o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

                         o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

                         o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

                         If particular provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

       We refer you to "Material Legal Aspects of the Loans" for additional information.

                         o Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

       Some pools may include a small portion of commercial mortgage loans. Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

       Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.


YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

       Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

       We refer you to "Material Legal Aspects of the Loans---Environmental Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SECURITIES

       There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.




                                 THE TRUST FUND

GENERAL

    The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following:

       (a) single family mortgage loans, including

       o mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

       o closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

       o home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

       o manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

       (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

       (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

       (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

       (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

    The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

    The trust fund assets will be acquired by the depositor, either directly or through affiliates, from sellers. The sellers may be affiliates of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans---Underwriting Standards." The depositor will cause the trust fund assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the trust fund assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

    Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

    As used in this prospectus, agreement means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

    If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

    With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

    In general, the only obligations of the depositor with respect to a series of securities will be to obtain representations and warranties from the sellers or the originators regarding the assets to the depositor for inclusion in the related trust fund. The depositor will also assign to the trustee for the related series the assets to be included in the related trust fund and the depositor's rights with respect to those representations and warranties. See "The Agreements---Assignment of the Trust Fund Assets." A prospectus supplement, however, may describe additional obligations of the depositor for the related trust fund. The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund---Representations by Sellers or Originators; Repurchases" and "The Agreements---Sub-Servicing By Sellers" and "---Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities---Advances."

    The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.


THE LOANS

    General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

    In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

       o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

       o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity---a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

       o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

       o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

    A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

    The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units---single-family properties---or mixed-use properties. Any mixed-use property will not exceed three stories and will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

    Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

    The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

    Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

    The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months. Under limited circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option and will be obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on single family properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

    Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

    The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

    Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

    Commercial Loans. The trust fund assets for a series may include, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets, commercial mortgage loans. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space -- multifamily properties, (2) retail stores and establishments, (3) office buildings, or (4) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/ or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

    Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

    Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

    Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

    Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

       o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

       o the type of property securing the loan---e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

       o     the original terms to maturity of the loans,

       o the largest principal balance and the smallest principal balance of any of the loans,

       o the earliest origination date and latest maturity date of any of the loans,

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

       o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

       o the loan interest rates or range of loan interest rates borne by the loans,

       o     the maximum and minimum per annum loan interest rates, and

       o     the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

    No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

    Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

    Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

    The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.


MODIFICATION OF LOANS

    The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.


AGENCY SECURITIES

    Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD.
Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

    Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

    Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

    The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the

United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

    If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

    All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

    Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

    Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

    Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

    Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

    Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

    Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

       o     fixed-rate level installment conventional mortgage loans;

       o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

       o     adjustable rate conventional mortgage loans; or

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

       o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

    Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

    Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

    Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

    Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

    Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

    Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

    Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

    Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

    Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

    Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

    Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

    Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

    Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

    Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

    Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

    Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.


PRIVATE MORTGAGE-BACKED SECURITIES

    General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

    The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

    o will be acquired in the secondary market and not pursuant to an initial offering of the securities,

    o the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

    o will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

    Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

    Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

    o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

    o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

    o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

    o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

    Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

    Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

    (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

    (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans,
    (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

    (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

    (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

    (5) the pass-through or certificate rate of the private mortgage-backed securities;

    (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

    (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

    (8) characteristics of credit support, if any, like reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

    (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

    (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.


REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

    Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. The representations and warranties may include, among other things:

    o that Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

    o that the seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

    o that each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title

         Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

    o that there were no delinquent tax or assessment liens against the property;

    o that no required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement; and

    o that each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

    If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

    The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities---General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

    Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements---Assignment of Trust Fund Assets."


SUBSTITUTION OF TRUST FUND ASSETS

    Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.



                                 USE OF PROCEEDS

    The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

    o    to purchase the related trust fund assets;

    o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

    o to pay the costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement as described under "Credit Enhancement".

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

    The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.



                                  THE DEPOSITOR

    J.P. Morgan Acceptance Corporation I is a direct, wholly-owned subsidiary of J.P. Morgan Holdings Securities Inc. and will act as the depositor for the trust with respect to each series of securities. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. The depositor was incorporated in the State of Delaware on June 27, 1988. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10260. Its telephone number is
(212) 648-7741. The depositor does not have, nor is it expected in the future to have, any significant assets.

    Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.



                          DESCRIPTION OF THE SECURITIES

    Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.


GENERAL

    The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

    o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

    o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements---Payments on Loans; Deposits to Security Account";

    o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

    o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

    Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

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

    Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

    The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

    Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

    As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.


DISTRIBUTIONS ON SECURITIES

    General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

    Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

    Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates.

    Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the pass-through rate or interest rate, as applicable, specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

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

    Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

    Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

    If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement---Subordination."

    Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

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

ADVANCES

    If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

    In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

    If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "---Distributions on Securities" above.

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

REPORTS TO SECURITYHOLDERS

    Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

    o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

    o    the amount of the distribution allocable to interest;

    o    the amount of any advance;

    o the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

    o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

    o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date;

    o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

    o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

    o the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

    o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

    o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

    o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

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

    o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

    o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

    Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

    In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.


CATEGORIES OF CLASSES OF SECURITIES

    The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types



Accretion Directed.........   A class that receives principal payments from the
                              accreted interest from specified accrual classes.
                              An accretion directed class also may receive principal payments from principal paid on the underlying trust fund assets for the related series.

Component Securities.......   A class consisting of components. The components
                              of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

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

Notional Amount Securities.   A class having no principal balance and bearing
                              interest on a notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or
PACs.......................   A class that is designed to receive principal
                              payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories---e.g., primary planned principal classes, secondary planned principal classes and so forth---having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of that series.

Scheduled Principal Class..   A class that is designed to receive principal
                              payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying trust fund assets. These two rates are the endpoints for the "structuring range" for the scheduled principal class.

Sequential Pay Class.......   Classes that receive principal payments in a
                              prescribed sequence, that do not have
                              predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip......................   A class that receives a constant proportion, or
                              "strip," of the principal payments on the underlying trust fund assets.

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

Support Class or Companion
Class......................   A class that receives principal payments on any
                              distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes on that distribution date.

Targeted Principal Class or
TACs.......................   A class that is designed to receive principal
                              payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying trust fund assets.

Interest Types

Fixed Rate.................   A class with an interest rate that is fixed
                              throughout the life of that class.

Floating Rate..............   A class with an interest rate that resets
                              periodically based upon a designated index and that varies directly with changes in that index as specified in the related prospectus supplement. Interest payable to a floating rate class on a distribution date may be subject to a cap based on the amount of funds available to pay interest on that distribution date.

Inverse Floating Rate......   A class with an interest rate that resets
                              periodically based upon a designated index as specified in the related prospectus supplement and that varies inversely with changes in that index.

Variable Rate..............   A class with an interest rate that resets
                              periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments---e.g., the loan rates borne by the underlying loans.

Auction Rate...............   A class with an interest rate that resets
                              periodically to an auction rate that is
                              calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only..............   A class that receives some or all of the interest
                              payments made on the underlying trust fund assets or other assets of the trust fund and little

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

                              or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only.............   A class that does not bear interest and is
                              entitled to receive distributions in respect of principal only.

Partial Accrual............   A class that accretes a portion of the amount of
                              accrued interest with respect to that class. The accreted interest will not be distributed but will instead be added to the principal balance of that class on each applicable distribution date, with the remainder of the accrued interest to be distributed currently as interest on that class.
                              This partial accrual without distribution may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual....................   A class that accretes the full amount of accrued
                              interest with respect to that class.

                              The accreted interest will not be distributed but will instead be added as principal to the principal balance of that class on each applicable distribution date. This accrual without distribution may continue until some specified event has occurred or until the accrual class is retired.


INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

    The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, in each case calculated as described in this prospectus or any other index described in the related prospectus supplement.

LIBOR

    On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

    LIBOR will be established as follows:

    (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

    (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

    (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

    Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

    The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

    On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

             o   savings deposits,

             o   time deposits,

             o   FHLBSF advances,

             o   repurchase agreements, and

             o   all other borrowings.

    Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

    A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

    The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

    The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

    The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.


TREASURY INDEX

    On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

    Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.


PRIME RATE

    On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.


BOOK-ENTRY REGISTRATION OF SECURITIES

    As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities---the security owners---will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

    The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

    Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

    Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

    Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.

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

Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

    Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels,

    Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences---Tax Treatment of Foreign Investors" and "---Tax Consequences to Holders of the Notes---Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

    Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and

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

to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

    DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

    Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

    None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.



                               CREDIT ENHANCEMENT

GENERAL

    Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.


SUBORDINATION

    If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

    o reducing the ownership interest, if applicable, of the related subordinated securities;

    o    a combination of the immediately preceding sentence and the above; or

    o    another method described in the related prospectus supplement.

    If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

    In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

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

    If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

    As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

    o    in the order of their scheduled final distribution dates;

    o    in accordance with a schedule or formula;

    o    in relation to the occurrence of events; or

    o    by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.


LETTER OF CREDIT

    The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--- Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.


INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

    If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of

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principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

    o maintaining timely payments or providing additional protection against losses on the trust fund assets;

    o    paying administrative expenses; or

    o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

    Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.


OVER-COLLATERALIZATION

    If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.


SPREAD ACCOUNT

    If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.


RESERVE ACCOUNTS

    If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

    The reserve account for a series will be funded:

    o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts

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

         or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

    o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

    o in any other manner as may be specified in the related prospectus supplement.

    Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

      (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

      (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

      (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

      (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

      (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

      (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

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

      (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

      (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

      (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

      (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

    Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.


POOL INSURANCE POLICIES

    If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

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

    Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy. Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

    The pool insurance policy may provide that no claims may be validly presented unless:

       o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

       o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

       o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

       o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

    If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

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

    The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or
(2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

    The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.


CROSS-COLLATERALIZATION

    If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

    If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

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

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

    If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

    o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

    o    paying administrative expenses; or

    o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.


DERIVATIVE PRODUCTS

    If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement, in each case as described in the related prospectus supplement.



                       YIELD AND PREPAYMENT CONSIDERATIONS

    The yields to maturity and weighted average lives of the securities will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

    The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including

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

general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans---Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

    Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

    If specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. On the other hand, if specified in the related prospectus supplement, conventional loans will not contain due-on-sale provisions. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements--- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

    The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest

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

rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

    When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

    Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

    Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

    Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the

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

borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

    If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

    Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements---Termination; Optional Termination."

    The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

    The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.



                                 THE AGREEMENTS

    Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.


ASSIGNMENT OF THE TRUST FUND ASSETS

    Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

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    If specified in the related prospectus supplement, within the time period specified in that prospectus supplement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

      (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

      (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

      (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

      (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

    If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

    If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERSU, or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

    With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the

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

related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

    If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans---The Contracts."

    The trustee or its custodian will review the loan documents delivered to it within the time period specified in the related prospectus supplement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

    If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either (1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement. There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--- Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

    The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

    The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be

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obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

    Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.


NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

    As described above under "---Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "---Assignment of the Trust Fund Assets" and under "The Trust Fund---Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.


PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

    The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

    o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

    o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

    o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

    o    an account or accounts otherwise acceptable to each rating agency.

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

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

    The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

       o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

       o all payments on account of interest on the loans, net of applicable servicing compensation;

       o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

       o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds---Representations by Sellers or Originators; Repurchases" or under "---Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--- Termination; Optional Termination" below;

       o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "---Hazard Insurance" below;

       o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the

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

             security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

       o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

       o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

       o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

       o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

       o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

       o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

       o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

       o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

       o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and


       o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from

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the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.


PRE-FUNDING ACCOUNT

    If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date.

    The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related

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

securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

    In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.


SUB-SERVICING BY SELLERS

    Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.


HAZARD INSURANCE

    Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy

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

providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

    The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

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

    In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

    If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

    If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

    If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a

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

recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

    In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

       o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

       o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

       o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

       o     fourth, as a recovery of principal of that loan.

    The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.


REALIZATION UPON DEFAULTED LOANS

    General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

    The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

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

    Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

    FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans---The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

    Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

    The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities will be equal to the percentage per annum described in the related prospectus supplement, which may vary, of the outstanding principal balance of each loan, and the compensation will be retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and

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

late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

    The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.


EVIDENCE AS TO COMPLIANCE

    Each agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or other program as specified in the related prospectus supplement, the servicing by or on behalf of the master servicer of mortgage loans or private asset backed securities, or under pooling and servicing agreements substantially similar to each other, including the related agreement, was conducted in compliance with those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, it is required to report. In rendering its statement the firm may rely, as to matters relating to the direct servicing of loans by sub-servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac rendered within one year of that statement of firms of independent public accountants with respect to the related sub-servicer.

    Each agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the master servicer to the effect that the master servicer has fulfilled its obligations under the agreement throughout the preceding year.

    Copies of the annual accountants' statement and the statement of officers of the master servicer may be obtained by securityholders of the related series without charge upon written request to the master servicer at the address set forth in the related prospectus supplement.


MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

    The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties

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under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

    Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

    Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

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       o     failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

       o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

       o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

       o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

    If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

    So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

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    No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

    Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

       o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

       o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

       o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

       o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

    If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

    If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

    (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

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    (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

    (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

    In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

    Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

    In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.


AMENDMENT

    Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

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       o     to cure any ambiguity;

       o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

       o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

    Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.


TERMINATION; OPTIONAL TERMINATION

    Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2)

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the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

    Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of
Section 860F(g)(4) of the Internal Revenue Code.

    Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

    In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.


THE TRUSTEE

    The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

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                       MATERIAL LEGAL ASPECTS OF THE LOANS

    The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.


GENERAL

    The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

    Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative

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to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "---Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.


FORECLOSURE/REPOSSESSION

    Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some

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state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

    Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

    Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

    Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

    When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "---Junior Mortgages; Rights of Senior Mortgagees" below.

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    Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must

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account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "---Anti-Deficiency Legislation and Other Limitations on Lenders" below.

    In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.


ENVIRONMENTAL RISKS

    Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest---the "secured creditor exclusion"---but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

    The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

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    If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

    A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

    It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.


RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to

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the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

    Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

    The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

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DUE-ON-SALE CLAUSES

    The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and
(2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

    Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.


ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

    Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not

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be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.


APPLICABILITY OF USURY LAWS

    Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


THE CONTRACTS

    General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

    Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest

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that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

    Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"---i.e., without breach of the peace---or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

    Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

    Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move

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them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

    In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

    Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

    Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code.

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In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.


INSTALLMENT CONTRACTS

    The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

    The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures

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for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.


SERVICEMEMBERS CIVIL RELIEF ACT

    Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.


JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

    To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess

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of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.


COMMERCIAL LOANS

    The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet

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debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

    Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

    Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

    Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition,

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the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

    The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.


THE TITLE I PROGRAM

    General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

    The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

    There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

    Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond

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with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

    Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

    Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

    Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

    Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

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    The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

    FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

    Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and
(2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

    The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of

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insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of that loan---whichever is less. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

    Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

    Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or
(b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

    When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

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    Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

    (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

    (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

    (c) the uncollected court costs;

    (d) the attorney's fees not to exceed $500; and

    (e) the expenses for recording the assignment of the security to the United States.


CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.



                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on

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which this interpretation is based are subject to change, and that type of a change could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

    The federal income tax consequences to holders of securities will vary depending on whether:

    (1) the securities of a series are classified as indebtedness;

    (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

    (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

    (4) the trust fund relating to a particular series of certificates is treated as a partnership.

    McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

    o    securities issued as notes will be treated as indebtedness;

    o securities issued as certificates will be treated as one of the following:

         -- indebtedness;

         -- beneficial ownership interests in the related trust fund or in its assets; or

         -- "REMIC regular interests" or "REMIC residual interests".

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "---Taxation of the REMIC and Its Holders". Each prospectus supplement will specify which of these treatments applies to the securities being issued. McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC "regular interests" will be treated as indebtedness issued by the REMIC.

    In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the

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opinion that each trust fund will not be characterized as an association, or publicly traded partnership or taxable mortgage pool, taxable as a corporation.

    The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.


TAXATION OF DEBT SECURITIES

    General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

    Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest
Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

    Debt Securities that are Compound Interest Securities---generally, securities all or a portion of the interest on which is not paid currently--- will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

    In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

    The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or

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wholesalers. If less than a substantial amount of a particular class of Debt
Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

    Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

    Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years---i.e., rounding down partial years---from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

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    Debt Securities may provide for interest based on a qualified variable rate.
Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

    (1) the interest is unconditionally payable at least annually at a "current value" of the index;

    (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

    (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

    (4) the principal payments are not contingent.

    In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

    The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other

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debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

    The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

    Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

    A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

    Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a

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result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

    Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "---Tax Status as a Grantor Trust---Discount or Premium on Pass-Through Securities."

    Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

    Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276--1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"---generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price---will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or
(b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans

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underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

    Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

    The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

    Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or

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after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

    The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

    The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.


TAXATION OF THE REMIC AND ITS HOLDERS

    General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC

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will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

    Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

    Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

    Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.


REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized

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deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.


TAXATION OF THE REMIC

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

    The American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

    Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are

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issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount---i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences---Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

    Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

    (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

    (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

    (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

    (4) the receipt of any fees or other compensation for services rendered by the REMIC.

    It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

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TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

    The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount---if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

    Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

    Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

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    Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

    Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "---Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a Section 593 institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of
(1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is

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announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "---Restrictions on Ownership and Transfer of Residual Interest Securities" and "---Tax Treatment of Foreign Investors" below.

    Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a "Disqualified Organization." Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1--1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

    If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "---Tax Treatment of Foreign Investors."

    Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements

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to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

    A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

    A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

    The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

    The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the

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taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

    Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.


ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.


TAX STATUS AS A GRANTOR TRUST

    General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

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    Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.
This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation
Act of 2001 (the "2001 Act").

    Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or

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premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "---Taxation of Debt Securities; Market Discount" and "---Premium" above.

    In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

    Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points---i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the

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underlying loans, rather than being debt instruments "secured by" those loans.
Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

    Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

    Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

    Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.


SALE OR EXCHANGE

    Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus

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amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.


MISCELLANEOUS TAX ASPECTS

    Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

    (1) fails to furnish the trustee with its taxpayer identification number;

    (2) furnishes the trustee an incorrect taxpayer identification number;

    (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

    (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

    Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

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TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

    Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of

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the withholding tax provisions of the Code. See "---Taxation of Holders of
Residual Interest Securities---Excess Inclusions."


TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

    If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

    If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.


TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

    OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes---i.e.---any excess of the principal amount of the notes over their issue price---does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given

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series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

    Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a short-term note---with a fixed maturity date of not more than one year from the issue date of that note---may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

    Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the

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seller, including a holder of 10% of the outstanding certificates, or a
"controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

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TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

    A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

    The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

    Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement---here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

    (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

    (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

    (3) prepayment premium payable to the holders of certificates for that month; and

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    (4) any other amounts of income payable to the holders of certificates for that month.

    The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

    All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

    An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

    The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

    Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

    If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

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    Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

    If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

    Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

    The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

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    Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

    The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

    Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

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    The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

    Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder's certification of nonforeign status signed under penalties of perjury.

    The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as

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guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.



                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.



                              ERISA CONSIDERATIONS

GENERAL

    ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

    Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

    Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of

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ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


PROHIBITED TRANSACTIONS

    Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

    Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities---for example,

    o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

    o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

    o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

    o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

    o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.


PLAN ASSET REGULATION

    The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the

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entity. However, the Plan Asset Regulations provide that, if a Plan acquires an
"equity interest" in an entity that is neither a "publicly-offered security"--- defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934---nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

    Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.


PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

    In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons

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independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

    The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

    PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

    (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

    (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

    (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

    The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

    Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific

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conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.


THE UNDERWRITER'S EXEMPTION

    The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including certificatessecurities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

    Among the conditions that must be satisfied for the Exemption to apply are the following:

    (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

    (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

    (4) the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

    (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

    (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

    The trust fund must also meet the following requirements:

    (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

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

    (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

    (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

   The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts. Mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

       (1) the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered does not exceed twenty-five percent (25%);

       (2) all obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the issuer, which terms and conditions have been approved by a Rating Agency;

       (3) the transfer of those additional obligations to the issuer during the pre-funding period must not result in the securities to be covered by the JPMorgan Exemption receiving a lower credit rating from a Rating Agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the securities;

       (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the investment pool at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the investment pool on the closing date;

       (5) in order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the investment pool;

             (a) the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

             (b) an independent accountant retained by the depositor must provide the depositor with a letter, with copies provided to each Rating Agency rating the certificates, the related underwriter and the related trustee, stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing that letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the investment pool as of the closing date;

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

       (6) the pre-funding period must end no later than three months or 90 days after the closing date or earlier in some circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs;

       (7) amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in permitted investments;

       (8) the related prospectus or prospectus supplement must describe:

             (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (b) the duration of the pre-funding period;

             (c) the percentage and/or dollar amount of the pre-funding limit for the trust; and

             (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to certificateholders as repayments of principal; and

       (9) the related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

    Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

    (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

    (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

    (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

    (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

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

    (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

  The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.


INSURANCE COMPANY PURCHASERS

    Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

    There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the exemption were satisfied, that the exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

    Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

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                                LEGAL INVESTMENT

    The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

    As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

    Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in

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

those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

    All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

    The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

    Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.



                             METHOD OF DISTRIBUTION

    The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

    Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits

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

based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

    If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

    The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

    The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

    As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.



                                  LEGAL MATTERS

    The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.



                              FINANCIAL INFORMATION

    A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

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                                     RATING

    It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

    Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

    There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

    The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and

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losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.



                       WHERE YOU CAN FIND MORE INFORMATION

    The depositor, as originator of each trust, has filed with the SEC a registration statement, registration No. 333-127020, under the Securities Act of 1933, with respect to the securities offered by this prospectus. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

    Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The SEC allows information filed with it regarding the depositor or each trust to be incorporated by reference into this prospectus. This means that the depositor and each trust can disclose important information to you by referring to those reports. Information filed with the SEC that is incorporated by reference into this prospectus is considered part of this prospectus and automatically updates and supercedes the information in this prospectus and the related prospectus supplement. All documents filed with the SEC by or an behalf of each trust prior to the termination of the offering of the securities issued by that trust will be incorporated by reference into this prospectus. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities or through its web site. See "Where You Can Find More Information" for information on where you can obtain these reports.

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                                    GLOSSARY

    Whenever used in this prospectus, the following terms have the following meanings:

    "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities---Categories of Classes of Securities".

    "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

    "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

    "DOL" means the Department of Labor.

    "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

    "Exemption" means the administrative exemption that the DOL has granted to
J. P. Morgan Securities Inc.

    "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

    "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

    "JP Morgan" means J.P. Morgan Securities Inc.

    "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

    "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

    "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

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    "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

    "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

    "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

    "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

    "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

    "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

    "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

    "Relief Act" means the Servicemembers Civil Relief Act.

    "REMIC" means a "real estate mortgage investment conduit" under the Code.

    "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

    "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

    "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

    "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

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    "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

    "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

    "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

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     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                                  $822,144,700
                                  (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2006-A1
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-A1

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    Depositor

                               ------------------
                              PROSPECTUS SUPPLEMENT
                               ------------------

                                    JPMorgan

                                January 26, 2006

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.